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                                                                    EXHIBIT 10.9

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                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                       ZIFF DAVIS MEDIA INC., as Borrower;

           CIBC WORLD MARKETS CORP., as Lead Arranger and Bookrunner;

                      DEUTSCHE BANK TRUST COMPANY AMERICAS
              (f/k/a Bankers Trust Company), as Syndication Agent;

                  FLEET NATIONAL BANK, as Documentation Agent;

                       CANADIAN IMPERIAL BANK OF COMMERCE,
                            as Administrative Agent;

                                       and

                      THE OTHER CREDIT PARTIES PARTY HERETO

                           Dated as of August 12, 2002

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                      AMENDED AND RESTATED CREDIT AGREEMENT
                                      among
                       ZIFF DAVIS MEDIA INC., as Borrower;
           CIBC WORLD MARKETS CORP., as Lead Arranger and Bookrunner;
                      DEUTSCHE BANK TRUST COMPANY AMERICAS
               (f/k/a Bankers Trust Company), as Syndication Agent
                  FLEET NATIONAL BANK, as Documentation Agent;
                       CANADIAN IMPERIAL BANK OF COMMERCE,
                            as Administrative Agent;
                                       and
                      THE OTHER CREDIT PARTIES PARTY HERETO

                              W I T N E S S E T H:

     WHEREAS, Ziff Davis Media Inc., a Delaware corporation (the "Borrower"), CIBC World Markets Corp., as lead arranger and bookrunner, Bankers Trust Company, as syndication agent, Fleet National Bank, as documentation agent, Canadian Imperial Bank of Commerce, as administrative agent, and the other Credit Parties (as defined therein) party thereto are parties to that certain Credit Agreement dated as of April 5, 2000, as amended by that certain First Amendment to Credit Agreement dated as of June 12, 2000, as amended by that certain Second Amendment to Credit Agreement dated as of July 19, 2000, as amended by that certain Third Amendment to Credit Agreement dated as of January 22, 2001, as amended by that certain Fourth Amendment to Credit Agreement and Reaffirmation Agreement dated as of July 13, 2001, as amended by that certain Fifth Amendment to Credit Agreement and Forbearance Agreement dated as of January 14, 2002 (the "Forbearance Agreement"), as amended by that certain Sixth Amendment to Credit Agreement and First Amendment to Forbearance Agreement dated as of March 14, 2002, as amended by that certain Seventh Amendment to Credit Agreement dated as of May 24, 2002, as amended by that certain Eighth Amendment to Credit Agreement and Second Amendment to Forbearance Agreement dated as of June 10, 2002, as amended by that certain Ninth Amendment to Credit Agreement and Third Amendment to Forbearance Agreement dated as of July 10, 2002 (as amended, the "Prior Credit Agreement"); and

     WHEREAS, pursuant to the terms and conditions of the Forbearance Agreement, the Credit Parties (as defined in the Prior Credit Agreement) agreed, among other things, to forbear from the exercise of their remedies available under the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement) on account of the Specified Defaults (as defined in the Prior Credit Agreement), a list of which is attached hereto as Schedule 1; and

     WHEREAS, the Borrower has requested that the Credit Parties (as defined in the Prior Credit Agreement) (a) waive the Specified Defaults (as defined in the Prior Credit Agreement) and any other Defaults (as defined in the Prior Credit Agreement) or Events of Default (as defined in the Prior Credit Agreement) existing under the Prior Credit Agreement as of the date hereof (together with the Specified Defaults (as defined in the Prior Credit Agreement), the "Existing Defaults"), (b) forebear permanently from exercising their rights and remedies arising under the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement) as a result of such Existing Defaults and
(c) modify the existing credit facilities to the extent set forth herein, and the Credit Parties (as defined in the Prior Credit

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Agreement) are willing to do so in accordance with and subject to the terms and conditions set forth herein; and

     WHEREAS, the Borrower acknowledges and agrees that the security interest granted to the Administrative Agent, in its capacity as administrative agent for the Credit Parties (as defined in the Prior Credit Agreement), pursuant to the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement), shall remain outstanding and in full force and effect in accordance with the Prior Credit Agreement and shall continue to secure the Obligations (as defined herein); and

     WHEREAS, each of the Borrower and the Credit Parties acknowledges and agrees that (a) the Obligations (as defined herein) represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Obligations (as defined in the Prior Credit Agreement) arising in connection with the Prior Credit Agreement and other Loan Documents (as defined in the Prior Credit Agreement) executed in connection therewith; (b) the Borrower and the Credit Parties intend that the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement) executed in connection therewith and the collateral pledged thereunder shall secure, without interruption or impairment of any kind, all existing Indebtedness (as defined in the Prior Credit Agreement) under the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement) executed in connection therewith as they may be amended, restated, renewed, extended, consolidated and modified hereunder, together with all other obligations hereunder; (c) all Liens (as defined in the Prior Credit Agreement) evidenced by the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement) executed in connection therewith are hereby ratified, confirmed and continued; and (d) the Loan Documents (as defined herein) are intended to restate, renew, extend, consolidate, amend and modify the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement) executed in connection therewith; and

     WHEREAS, each of the Borrower and the Credit Parties intend that (a) the provisions of the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement) executed in connection therewith, to the extent restated, renewed, extended, consolidated, amended and modified hereby, be hereby superseded and replaced by the provisions hereof and of the other Loan Documents (as defined herein); (b) the Notes (as defined herein) restate, renew, extend, consolidate, amend, modify, replace, are substituted for and supersede in its entirety, but do not extinguish, the Indebtedness (as defined in the Prior Credit Agreement) arising under the Notes (as defined in the Prior Credit Agreement) issued pursuant to the Prior Credit Agreement; and (c) by entering into and performing their respective obligations hereunder, this transaction shall not constitute a novation.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein set forth, as well as for other good and valuable consideration, the receipt and adequacy of all of the foregoing as legally sufficient consideration being hereby acknowledged, (a) the Credit Parties hereby waive (i) the Existing Defaults and (ii) their rights and remedies under the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement) which may arise as a result of the Existing Defaults, and (b) the Borrower and the Credit Parties each do hereby agree that the Prior Credit Agreement is amended and restated to

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read as follows:

                                   ARTICLE 1

                                   Definitions

     For the purposes of this Agreement:

     "Accounting Change" shall mean any change in accounting principles required by any change in GAAP.

     "Acquisition" shall mean, with respect to any Person, any transaction or series of related transactions for the direct or indirect (whether by purchase, lease, exchange, issuance of stock or other equity or debt securities, merger, reorganization or any other method) (a) acquisition by such Person of any other Person, which Person shall then become consolidated with the acquiring Person in accordance with GAAP, or (b) acquisition by such Person of all or any substantial part of the assets of any other Person, or (c) acquisition (but not the formation) by such Person of any publications.

     "Administrative Agent" shall mean CIBC, as administrative agent hereunder for the Lenders and the other Credit Parties, together with any successor Administrative Agent hereunder.

     "Administrative Agent's Office" shall mean the office of the Administrative Agent, located at 425 Lexington Avenue, New York, New York 10017, or such other office as may be designated pursuant to the provisions of Section 12.1 of this Agreement.

     "Advance" or "Advances" shall mean amounts advanced to the Borrower pursuant to Article 2 hereof on the occasion of any borrowing.

     "Affiliate" shall mean, with respect to a Person, (a) any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person; (b) any Person having direct or indirect beneficial ownership of ten percent (10%) or more of the equity interest in such first Person; (c) any senior executive officer, director or partner of such Person; or (d) any spouse or relative (by blood, adoption or marriage) of any such individual Person. For purposes of this definition, "control" when used with respect to any Person includes, without limitation, power, whether direct or indirect, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or other equity interests, by contract or otherwise.

     "Agents" shall mean, collectively, the Administrative Agent, the Lead Arranger, the Syndication Agent and the Documentation Agent, and "Agent" shall mean any one of them.

     "Agreement" shall mean this Credit Agreement.

     "Agreement Date" shall mean the date as of which this Agreement is dated.

     "Applicable Law" shall mean, in respect of any Person, all provisions of

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constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limiting the foregoing, the Necessary Authorizations, zoning ordinances and all Environmental Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

     "Applicable Margin" shall mean the interest rate margin applicable to Advances hereunder as determined in accordance with Section 2.3(f) hereof.

     "Approved Fund" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund or trust or entity that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Assets" shall mean any or all of the property and assets of the Borrower and its Subsidiaries.

     "Assignee" shall have the meaning assigned thereto in Section 12.5(c) hereof.

     "Assignment and Assumption Agreement" shall mean each Assignment and Assumption Agreement, in substantially the form of Exhibit A attached hereto, pursuant to which a Lender may, subject to Section 12.5 hereof, sell or participate a portion of its Loans and Commitments.

     "Assignment of Acquisition Documents" shall mean that certain Assignment of Acquisition Documents dated as of the Original Closing Date among the Borrower and the Administrative Agent, for the benefit of the Credit Parties, a copy of which is attached hereto as Exhibit B, pursuant to which the Borrower has collaterally assigned to the Administrative Agent, for the benefit of the Credit Parties, all of its interest in and rights under each of the ZD Acquisition Documents.

     "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of (a) the fair value of the property subject to such arrangement and (b) the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP and compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

     "Authorized Signatory" shall mean such senior personnel of a Person as may be duly authorized by such Person to execute documents, agreements and instruments on behalf of such Person.

     "Available Cash Flow" shall mean the amount of Excess Cash Flow not required to prepay the Loans pursuant to Section 2.7(a) hereof to the extent that such amount has not been used for any other purpose.

     "Available Revolving Commitment" shall mean, on any calculation date, the

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excess of (a) the Revolving Commitment on such date, over (b) the aggregate amount of L/C Obligations then outstanding.

     "Bankruptcy Code" shall mean the United States Bankruptcy Code (11 U.S.C.
Section 101 et seq.), as now in effect or hereafter amended, and any successor statute.

     "Base Rate" shall mean, as of any date, an interest rate per annum equal to the higher of (a) the Prime Rate, or (b) the sum of (i) the Federal Funds Rate, plus (ii) one-half of one percent (1/2%). The Base Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate or the Federal Funds Rate, as the case may be, to account for such change.

     "Base Rate Advance" shall mean an Advance which the Borrower requests to be made as a Base Rate Advance or which is converted to a Base Rate Advance in accordance with the provisions of Section 2.2 hereof.

     "Borrower" shall have the meaning set forth in the recitals to this Agreement.

     "Borrower Debt" shall mean, as of any calculation date, all Funded Debt of the Borrower and the Restricted Subsidiaries, on a consolidated basis; provided, however, solely for purposes of determining the amount of Borrower Debt set forth in clause (a) of the definition of "Total Leverage Ratio" with respect to any calculation date occurring prior to the Exchange Interest Commencement Date, "Borrower Debt" shall exclude the aggregate principal amount of the Exchange Notes then outstanding.

     "Borrower Parties" shall mean, collectively, Holdco, Intermediate Holdco, the Borrower and the Borrower's Subsidiaries.

     "Borrower Pledge Agreement" shall mean that certain Borrower Pledge Agreement between the Borrower and the Administrative Agent, for the benefit of the Credit Parties, dated as of the Original Closing Date, a copy of which is attached hereto as Exhibit C, pursuant to which the Borrower has pledged to the Administrative Agent all of the Equity Interests owned by the Borrower, whether now owned or hereafter acquired, in each of its Subsidiaries (other than the Foreign Subsidiaries, of which sixty-six percent (66%) of the issued and outstanding Equity Interests are pledged).

     "Business Day" shall mean a day on which banks and foreign exchange markets are open for the transaction of business required for this Agreement in London and New York, as relevant to the determination to be made or the action to be taken.

     "Capital Expenditures" shall mean, in respect of any Person, expenditures for the purchase of fixed assets of long-term use which are required to be capitalized in accordance with GAAP.

     "Capitalized Lease Obligation" shall mean that portion of any obligation of a Person as lessee under a lease which is required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

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     "Cash Equivalents" shall mean, collectively, (a) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof; (b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a Lender, an Agent, a financial institution which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $500,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor; (c) repurchase and reverse repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) of this definition entered into with a financial institution meeting the qualifications described in clause (b) of this definition; (d) Investments in commercial paper, maturing not more than one hundred eighty (180) days after the date of acquisition, issued by an issuer (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign county recognized by the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Rating Group; (e) Investments in securities with maturities of twelve (12) months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.; (f) securities with maturities of two (2) years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least "A" by Standard & Poor's Rating Group or "A" by Moody's Investor's Service, Inc.; (g) securities with maturities of one (1) year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any other financial institution satisfying the requirement of clause (b) above of this definition; and (h) shares of money market mutual or similar funds which invest substantially in assets satisfying the requirements of clauses (a) through (g) of this definition.

     "Certificate of Financial Condition" shall mean a certificate, in substantially the form of Exhibit D attached hereto, signed by a Principal Officer, together with any schedules, exhibits or annexes appended thereto.

     "Change of Control" shall mean any of the following:

     (a) the sale, lease, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the Assets of, the Borrower and its Subsidiaries taken as a whole, to any "person" or "group" (as those terms are used in Section 13(d) of the Exchange Act), other than to the Controlling Shareholders and the Related Parties; or

     (b) the approval by the Borrower and the holders of the Borrower's Equity

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Interests of the adoption of a plan for the liquidation or dissolution of the
Borrower; or

     (c) any "person" or "group" (as those terms are used in Section 13(d) of the Exchange Act), other than the Controlling Shareholders, the Related Parties, Holdco or Intermediate Holdco, becomes the "beneficial owner" (as that term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, through one or more intermediaries, of fifty percent (50%) or more of the voting power of Holdco; or

     (d) any "person" or "group" (as those terms are used in Section 13(d) of the Exchange Act), other than the Controlling Shareholders and the Related Parties, becomes the "beneficial owner" (as that term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than thirty-three and one-third percent (33-1/3%) of the total voting power of the Equity Interests of Holdco, and the Controlling Shareholders and the Related Parties beneficially own, in the aggregate, a lesser percentage of the total voting power of the Equity Interests of Holdco than such other person or group; or

     (e) following an Initial Public Offering, during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower has been approved by the Controlling Shareholders and the Related Parties or a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Borrower; or

     (f) prior to an Initial Public Offering, the failure of the Controlling Shareholders to own and control, free of any Lien or encumbrance, at least seventy-five percent (75%) of the Equity Interests of Holdco owned by them collectively on the Agreement Date; or

     (g) the failure of Holdco (or a Controlling Shareholder or a Person controlled by a Controlling Shareholder) to own and control, free of any Lien or encumbrance (other than Permitted Liens of the type described in clauses (a), (b) and (j) of the definition of `Permitted Liens'), (i) prior to any Permitted Holdco Merger, one hundred percent (100%) of the issued and outstanding Equity Interests of Intermediate Holdco, and (ii) after any Permitted Holdco Merger, one hundred percent (100%) of the issued and outstanding Equity Interests of the Borrower; or

     (h) other than in connection with a Permitted Holdco Merger, the failure of Intermediate Holdco to own and control, free of any Lien or encumbrance (other than Permitted Liens of the type described in clauses (a), (b) and (j) of the definition of `Permitted Liens'), one hundred percent (100%) of the issued and outstanding Equity Interests of the Borrower; or

     (i) other than in connection with a Permitted Disposition or the issuance of Permitted Management Shares, the failure of the Borrower to own and control, directly or indirectly, free of any Lien or encumbrance (other than Permitted Liens of the type described in clauses (a), (b) and (j) of the definition of `Permitted Liens'), one hundred percent (100%) of the issued and outstanding Equity Interests of each of its Subsidiaries.

     "CIBC" shall mean Canadian Imperial Bank of Commerce acting by or through

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one or more of its affiliates, branches or agencies, and any successor thereof.

     "Closing Equity" shall mean the sum of those amounts Invested as equity in Holdco by the Controlling Shareholders and the Co-Investors from and after April 1, 2002 (approximately $71,000,000 of which will consist of cash and the remainder of which will consist of debt securities).

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Co-Investors" shall mean, collectively, the initial investors in Holdco as of the Original Closing Date listed on Schedule 2 attached hereto.

     "Collateral" shall mean all property pledged as collateral security for the Obligations pursuant to the Security Documents or otherwise, to the extent set forth in the Security Documents, and all other property of Holdco, Intermediate Holdco, the Borrower or any of its Subsidiaries that is now or hereafter in the possession or control of any Credit Party in which any Credit Party has been granted a Lien.

     "Commitment Ratios" shall mean the several obligations of the Lenders to make Advances to the Borrower under the Commitments in accordance with their respective percentages thereof which are set forth (together with dollar amounts) for each Lender, as of the Agreement Date, on Schedule 8 attached hereto.

     "Commitments" shall mean, collectively, the Revolving Commitment, the Term A Commitment and the Term B Commitment.

     "Contributed Capital" shall mean, with respect to any Acquisition or Investment, the sum of any amounts Invested in Holdco and contributed to the Borrower, in the form of an equity contribution or issuance, for the sole purpose of financing the Purchase Price of such Acquisition or Investment.

     "Controlling Shareholders" shall mean, collectively, Willis Stein & Partners II, L.P., a Delaware limited partnership, Willis Stein & Partners III, L.P., a Delaware limited partnership, Willis Stein & Partners Dutch, L.P., a Delaware limited partnership, Willis Stein & Partners Dutch III-A, L.P., a Delaware limited partnership, Willis Stein & Partners Dutch III-B, L.P., a Delaware limited partnership, Willis Stein & Partners III-C, L.P., a Delaware limited partnership, and any other investment funds managed by Willis Stein & Partners.

     "Credit Parties" shall mean, collectively, the Administrative Agent, the Syndication Agent, the Documentation Agent, the Lenders and each Issuing Bank.

     "Debt Offering" shall have the meaning set forth in Section 2.7(c) hereof.

     "Default" shall mean any Event of Default, and any of the events specified in Section 9.1, which with the passage of time or giving of notice, or both, would constitute such event an Event of Default.

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     "Default Rate" shall mean a simple per annum interest rate equal to the sum of (a) the Base Rate or the Eurodollar Rate, as applicable, (b) the Applicable Margin then in effect with respect to Base Rate Advances or Eurodollar Advances, as applicable, and (c) two percent (2%).

     "Disqualified Capital Stock" shall mean any Equity Interests of a Person or a Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Final Maturity Date, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include any Preferred Stock of a Person or a Subsidiary of such Person, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Person or Subsidiary is obligated to pay current dividends or distributions in cash during the period prior to the Final Maturity Date; provided, however, that (a) preferred stock of a Person or any Subsidiary thereof that is issued with the benefit of customary provisions requiring a public offering or a change of control offer to be made for such preferred stock in the event of a change of control or a public offering by such Person or Subsidiary and (b) Preferred Stock of a Subsidiary of any Person which is held by such Person, will not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

     "Documentation Agent" shall mean Fleet National Bank, in its capacity as documentation agent hereunder.

     "Dollars" or "$" shall mean the basic unit of the lawful currency of the United States of America.

     "Draft" shall mean any draft, demand or other presentation for payment received under a Letter of Credit.

     "EBITDA" shall mean, for any period of determination, for the Borrower and the Restricted Subsidiaries on a consolidated basis, an amount equal to the sum of (without duplication) (a) Net Income for such period, plus (b) to the extent deducted in determining Net Income, the sum of each of the following for such period: (i) Interest Expense, (ii) income, franchise and withholding tax expense, (iii) depreciation and amortization, (iv) extraordinary, unusual or non-recurring restructuring charges permitted under GAAP, (v) with respect to any applicable period, extraordinary, unusual or non-recurring expenses, charges or losses (other than charges of the type described in the preceding clause
(iv)) incurred prior to the Agreement Date (less extraordinary, unusual or non-recurring gains attributable to such period), (vi) with respect to any applicable period, extraordinary, unusual or non-recurring expenses, charges or losses (other than charges of the type described in the preceding clause (iv)) incurred on and after the Agreement Date to the extent approved by the Agents, such approval not to be unreasonably withheld (less extraordinary, unusual or non-recurring gains attributable to such period), (vii) any non-cash charges,
(viii) non-recurring transaction expenses and fees (including, without limitation, underwriters' fees), and (ix) the Specified Adjustments; provided, however, for purposes of determining the Senior Leverage Ratio and the Total Leverage Ratio (including, without limitation, under Section 2.3 and Section 2.4 hereof) and for purposes of determining compliance with the limitations set forth in Section 7.5(ii), (A) with respect to any Person that

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became a Restricted Subsidiary of, or was merged with or consolidated into, the
Borrower during such period, or the Acquisition by the Borrower or any of the Restricted Subsidiaries of a substantial part of the assets of any Person during such period, "EBITDA" shall also include the EBITDA of such Person or attributable to such assets, as applicable, during such period as if such Acquisition, merger or consolidation had occurred on the first day of such period, and (B) with respect to any Person that ceased to be a Restricted Subsidiary during such period, or any material assets of the Borrower or any of the Restricted Subsidiaries sold or otherwise disposed of by the Borrower or any such Restricted Subsidiary during such period, or any publications of the Borrower or any of the Restricted Subsidiaries discontinued during such period, "EBITDA" shall exclude the EBITDA of such Person or attributable to such assets or publications, as applicable, during such period as if such sale, disposition or discontinuation of such Restricted Subsidiary or such assets had occurred on the first day of such period.

     "Environmental Laws" shall mean, with respect to any Person, all applicable federal, state, local and municipal laws, statutes, rules, regulations and ordinances, codes, common law, consent agreements to which such Person is a party or by which it is bound, orders, decrees, judgments, injunctions, permits, licenses, authorizations and other requirements issued, promulgated, approved or entered thereunder affecting such Person or its property and relating to, or imposing liability or standards of conduct concerning, occupational health and safety or the pollution or protection of the environment, including, without limitation, those relating to releases, discharges, emissions, spills, or disposals to, on, under, or in air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, or to the treatment, storage, disposal or management of hazardous substances.

     "Equity Collateral Account" shall mean the Borrower's bank account number 8900425512 with The Bank of New York into which shall be deposited, on the Agreement Date, a portion of the Closing Equity in an amount equal to not less than $38,373,600.

     "Equity Interests" shall mean, as applied to any Person, any capital stock (common or preferred), general or limited partnership interests, limited liability company interests or other equivalents of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

     "ERISA Affiliate" shall mean any "affiliate" of the Borrower within the meaning of Section 414 of the Code.

     "eTesting Labs" shall mean eTesting Labs, Inc., a Delaware corporation.

     "eTesting Labs Disposition" shall mean the sale of the Equity Interests in eTesting Labs by the Borrower and LaunchCo consummated prior to the Agreement Date.

     "eTesting Sale Proceeds" shall mean the Net Proceeds received by the Borrower and LaunchCo in connection with the eTesting Labs Disposition which are not required to prepay the Loans pursuant to Section 2.7(b) hereof.

          "Eurodollar Advance" shall mean an Advance which the Borrower requests to be made as a Eurodollar Advance or which is continued as or converted to a Eurodollar Advance in accordance with the provisions of Section 2.2 hereof.

          "Eurodollar Advance Period" shall mean, in connection with any Eurodollar Advance, the term of such Advance selected by the Borrower, which may be, (x) with respect to any Advance made on or before the Trigger Date, one (1), two (2) or three (3) months, and (y) with respect to any Advance made after the Trigger Date, one (1), two (2), three (3) or six (6) months, or in either case, as otherwise determined in accordance with this Agreement; provided, however, notwithstanding the foregoing, (a) any applicable Eurodollar Advance Period which would otherwise end on a day which is not a Business Day shall be extended to the succeeding Business Day unless such Business Day falls in another calendar month, in which case such Eurodollar Advance Period shall end on the preceding Business Day, (b) any applicable Eurodollar Advance Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Eurodollar Advance Period is to end shall (subject to clause (a) above) end on the last day of such calendar month, and
(c) no Eurodollar Advance Period shall extend beyond the applicable Maturity Date or such earlier date as would interfere with the Borrower's repayment obligations under Section 2.6 hereof or, to the best knowledge of the Borrower,
Section 2.7 hereof.

          "Eurodollar Base Rate" shall mean, with respect to each day during each Eurodollar Advance Period, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Eurodollar Advance Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page at approximately 11:00 a.m. (London time), on the second (2/nd/) full Business Day preceding such Eurodollar Advance Period; provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "Eurodollar Rate" shall mean, with respect to each day during each Eurodollar Advance Period, the rate per annum equal to the rate at which the Administrative Agent is offered Dollar deposits at or about 10:00 a.m. (New York time), two (2) Business Days prior to the beginning of such Eurodollar Advance Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Advances are then being conducted for delivery on the first day of such Eurodollar Advance Period for the number of days comprised therein and in the amount comparable to the amount of its Eurodollar Advance to be outstanding during such Eurodollar Advance Period. As used herein, "Telerate British Bankers Assoc. Interest Settlement Rates Page" shall mean the display designated as page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

          "Eurodollar Rate" shall mean, with respect to each day during each Eurodollar Advance Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                       Eurodollar Base Rate
          ------------------------------------------------
                   1.00 - Eurodollar Reserve Percentage

          "Eurodollar Reserve Percentage" shall mean, for any day as applied to a Eurodollar Advance, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

          "Event of Default" shall mean any of the events specified in Section 9.1, provided that any requirement for notice or lapse of time or both has been satisfied.

          "Excess Cash Flow" shall mean, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis, as of the end of any fiscal year of the Borrower and based on the audited financial statements required to be provided under Section 6.3 hereof, the excess of (a) EBITDA for such fiscal year, over (b) the sum of the following items, without duplication, for such fiscal year: (i) Fixed Charges (less cash Interest Expense paid with respect to the Exchange Notes on or before the four year anniversary of the Agreement
Date), (ii) to the extent added to Net Income in the calculation of EBITDA, extraordinary, unusual or non-recurring cash expenses, charges or losses (less extraordinary, unusual or non-recurring cash gains), (iii) increases in net working capital (less any decreases in net working capital), (iv) to the extent added to Net Income in the calculation of EBITDA, non-recurring cash transaction expenses and fees, (v) to the extent not deducted in the calculation of EBITDA, any cash payments made in respect of restructuring charges or reserves, (vi) any cash Restricted Payments made by the Borrower pursuant to Section 7.7, and (vii) non-cash charges added back in the calculation of EBITDA in a previous period to the extent any such charge has become a cash item in the current period.

          "Excess Cash Flow Recapture Date" shall mean, with respect to each fiscal year of the Borrower, that date which is the earlier to occur of (a) one hundred five (105) days after the end of such fiscal year, and (b) the date on which the Borrower shall have provided to the Credit Parties the financial statements required to be provided under Section 6.3 hereof with respect to such fiscal year.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as it may be amended, and any successor act thereto.

          "Exchange Interest Commencement Date" shall mean the earlier of (a) the first date on which the Borrower is required to make any cash payment of interest on the Exchange Notes and (b) the date on which the Borrower shall, at its option, make the third consecutive payment of interest on the Exchange Notes following the two year anniversary of the Agreement Date.

          "Exchange Notes" shall mean the Senior Subordinated Compounding Notes due

2009 issued by the Borrower on the Agreement Date in an aggregate original principal amount not to exceed $95,000,000, in connection with the Exchange Offer pursuant to the terms and conditions of the Exchange Notes Indenture.

          "Exchange Notes Indenture" shall mean that certain Indenture dated as of the Agreement Date, among the Borrower, the guarantors named therein and Deutsche Bank Trust Company Americas, as trustee, in respect of the Exchange Notes.

          "Exchange Offer" shall mean the exchange by the Borrower and Holdco of certain of the Refinancing Securities for combination of cash, the Exchange Notes, Equity Interests in Holdco and warrants to purchase additional Equity Interests in Holdco pursuant to the terms and conditions of the Exchange Offer Documents and the related consent solicitation to amend the Refinancing Securities Indenture.

          "Exchange Offer Documents" shall mean, collectively, (a) that certain Offer to Exchange, dated as of June 17, 2002, made by the Borrower and Holdco,
(b) the Exchange Notes, (c) the Exchange Notes Indenture and (d) all other documents and agreements executed in connection with consummation of the Exchange Offer.

          "Existing Defaults" shall have the meaning set forth in the recitals to this Agreement.

          "Federal Funds Rate" shall mean, as of any date, the weighted average of the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent.

          "Final Maturity Date" shall mean March 31, 2007, or such earlier date on which the payment of all outstanding Obligations in respect of the Term B Loans shall be due (whether by acceleration or otherwise).

          "Financial Covenants" shall mean from time to time the financial covenants applicable to the Borrower from time to time as set forth in Article 8 hereof.

          "Financial Statements" shall have the meaning assigned thereto in
Section 4.1(k) hereof.

          "Fixed Charge Coverage Ratio" shall mean, on any calculation date, for the Borrower and the Restricted Subsidiaries on a consolidated basis, the ratio of (a) EBITDA to (b) the result of (i) Fixed Charges (other than any scheduled, permanent payments of principal made prior to the Agreement Date in respect of the Loans), minus (ii) cash payments related to Interest Expense and, to the extent that any such payments constitute Interest Expense, up to $23,000,000 of any other cash payments, in each case, paid or payable with respect to any Refinancing Securities exchanged for Exchange Notes in connection with the Exchange Offer, minus (iii) cash Interest Expense with respect to the Loans and the Revolving Commitment payable during periods ending prior to the Agreement Date, in each case for the immediately preceding four (4) fiscal quarter period; provided, however, for purpose of determining Fixed Charges for the foregoing calculation, Interest Expense with respect to the Loans and the Revolving Commitment shall be, (i) for the period ended on December 31, 2002, cash Interest Expense with respect to the Loans and the Revolving Commitment for the immediately preceding fiscal quarter, times four (4), (ii) for the period ended on March 31, 2003, cash Interest Expense with respect to the Loans and the Revolving Commitment for the immediately preceding two (2) fiscal quarter period, times two (2), and (iii) for the period ended on June 30, 2003, cash Interest Expense with respect to the Loans and the Revolving Commitment for the immediately preceding three (3) fiscal quarter period, times four-thirds (4/3).

          "Fixed Charges" shall mean, for any period, for the Borrower and its Restricted Subsidiaries, on a consolidated basis, the sum of the following for such period: (a) cash Interest Expense; (b) scheduled, permanent principal repayments with respect to Borrower Debt; (c) Capital Expenditures (other than Capital Expenditures funded by Available Cash Flow); (d) cash income, franchise and foreign withholding taxes payable; (e) Investments in or loans to the Unrestricted Subsidiaries (other than any such Investments or loans funded by Specified Equity Contributions, eTesting Sale Proceeds or Available Cash Flow); and (f) Restricted Payments permitted under Sections 7.7(c) or (f) hereof.

          "Forbearance Agreement" shall have the meaning set forth in the recitals to this Agreement.

          "Foreign Subsidiaries" shall mean, collectively, Ziff Davis Europe Ltd., Ziff Davis Publishing (UK) Ltd., Ziff Davis Verlag GmbH & Co. KG and Ziff Davis France S.A.

          "Funded Debt" shall mean, with respect to any Person as of any calculation date, the sum of the following as of such date: (a) the principal amount of all outstanding Indebtedness for money borrowed of such Person including, without limitation, with respect to the Borrower Parties, the aggregate principal amount of the Loans, the Refinancing Securities and the Exchange Notes; (b) the principal amount of all Indebtedness for money borrowed of another Person (other than, with respect to the Borrower, any Restricted Subsidiary) Guaranteed by such Person; (c) the stated amount of all letters of credit issued for the account of such Person and all reimbursement obligations with respect to such letters of credit; and (d) all Capitalized Lease Obligations of such Person; provided, however, that Subordinated Management Redemption Debt shall be excluded from Funded Debt.

          "GAAP" shall mean generally accepted accounting principles in the United States, consistently applied.

          "Governmental Authority" shall mean any government or political subdivision of the United States or any other country or any agency, authority, board, bureau, central bank, commission, department or instrumentality thereof or therein, including, without limitation, any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision.

          "Guaranty" or "Guaranteed," as applied to an obligation, shall mean and include (a) a guaranty, direct or indirect, in any manner, of all or any part of such obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation.

          "Hazardous Materials" shall mean any substances, materials, compounds or wastes defined, listed, or subject to control under any Environmental Law as being hazardous, toxic, extremely hazardous or dangerous.

          "Hedging Agreements" shall mean, collectively, (a) Interest Hedge Agreements and (b) any agreements or arrangements entered into in order to protect against fluctuations in commodity prices or currency exchange rates.

          "Holdco" shall mean Ziff Davis Holdings Inc., a Delaware corporation.

          "Holdco Pledge Agreement" shall mean that certain Amended and Restated Holdco Pledge Agreement among Holdco, Intermediate Holdco and the Administrative Agent, for the benefit of the Credit Parties, dated as of the Agreement Date, in substantially the form attached hereto as Exhibit E.

          "Indebtedness" shall mean, with respect to any Person, and without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities and accrued expenses incurred in the ordinary course of business and payable within one hundred eighty (180) days) which would be shown as a liability on the balance sheet of such Person under GAAP, (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all Capitalized Lease Obligations of such Person, (d) all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (f) liabilities arising under Hedging Agreements (other than interest rate caps) of such Person, (g) withdrawal liabilities of such Person or any of its ERISA Affiliates under any Plan, and (h) all obligations of such Person in respect of any Guaranty, if the primary obligations would constitute Indebtedness of another Person under clauses (a) through (g) of this definition; provided, in any case, that the amount of Indebtedness which is limited or non-recourse to the obligor thereunder or to such Person or for which recourse is limited to an identified asset shall be equal to the lesser of (i) the limited amount of such obligation and (ii) the fair market value of such asset; provided, however, that accrued interest on the Exchange Notes reflected on the Borrower's financial statements arising out of the "troubled debt accounting" provisions set forth in the Statement of Financial Accounting Standards No. 15, or any successor provisions promulgated thereunder, shall be excluded from Indebtedness.

          "Indemnified Parties" shall mean those Persons eligible to be indemnified by the Borrower and its Subsidiaries pursuant to this Agreement, and shall include each of the Credit Parties and each of their respective employees, representatives, officers, agents, directors and Affiliates.

     "Initial Maturity Date" shall mean September 30, 2006, or such earlier date on which the payment of all outstanding Obligations in respect of the Revolving Commitment and the Term A Loans shall be due (whether by acceleration or otherwise).

     "Initial Public Offering" shall mean the first public offering of the common Equity Interests of Holdco.

     "Insolvency Proceeding" shall mean, collectively, any insolvency, receivership, bankruptcy, dissolution, liquidation, or reorganization proceeding, or in any other proceeding, whether voluntary or involuntary, by or against any of Holdco or its Subsidiaries (other than any of the Foreign Subsidiaries) under any bankruptcy or insolvency law or laws, federal or state relating to the relief of debtors of any jurisdiction, whether now or hereafter in effect, and in any out-of-court composition, assignment for the benefit of creditors, readjustment of Indebtedness, reorganization, extension or other debt arrangement of any kind.

     "Intellectual Property Security Agreement" shall mean that certain Intellectual Property Security Agreement between Pub Holdco and the Administrative Agent, for the benefit of the Credit Parties, dated as of the Original Closing Date, as amended by that certain First Amendment to Intellectual Property Security Agreement dated as of December 10, 2001, and as further amended by that certain Second Amendment to Intellectual Property Security Agreement dated as of the Agreement Date, a copy of all of which is attached hereto as Exhibit F, and any similar agreement delivered pursuant to
Section 5.14 hereof.

     "Interest Coverage Ratio" shall mean, on any calculation date, for the Borrower and the Restricted Subsidiaries on a consolidated basis, the ratio of
(a) EBITDA to (b) the result of (i) cash Interest Expense, minus (ii) cash payments related to Interest Expense and, to the extent that any such payments constitute Interest Expense, up to $23,000,000 of any other cash payments, in each case, paid or payable with respect to any Refinancing Securities exchanged for Exchange Notes in connection with the Exchange Offer, minus (iii) cash Interest Expense payable with respect to the Loans and the Revolving Commitment during periods ending prior to the Agreement Date, in each case for the immediately preceding four (4) fiscal quarter period; provided, however, for purpose of the foregoing calculation, Interest Expense with respect to the Loans and the Revolving Commitment shall be, (i) for the period ended on December 31, 2002, cash Interest Expense with respect to the Loans and the Revolving Commitment for the immediately preceding fiscal quarter, times four (4), (ii) for the period ended on March 31, 2003, cash Interest Expense with respect to the Loans and the Revolving Commitment for the immediately preceding two (2) fiscal quarter period, times two (2), and (iii) for the period ended on June 30, 2003, cash Interest Expense with respect to the Loans and the Revolving Commitment for the immediately preceding three (3) fiscal quarter period, times four-thirds (4/3).

     "Interest Expense" shall mean, for any period, for the Borrower and the Restricted Subsidiaries on a consolidated basis, all interest expense paid or accrued in respect of Indebtedness or the Revolving Commitment (including, without limitation, any imputed interest with respect to Attributable Indebtedness, together with recurring fees (but, in any event, including, without limitation, all fees due under Sections 2.4(b), (c) and (d) hereof) associated therewith (other than fees payable on or prior to the Agreement Date) and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit, bankers' acceptances or other financings), after giving effect to any Interest Hedge Agreements, all as determined in accordance with GAAP.

     "Interest Hedge Agreements" shall mean any interest rate swap, cap, collar, floor, caption or swaption agreements, or any similar arrangements designed to hedge the risk of variable interest rate volatility or to reduce interest costs, arising at any time between the Borrower, on the one hand, and any one or more of the Lenders, or any other Person (other than an Affiliate of the Borrower), on the other hand, as such agreement or arrangement may be modified, supplemented and in effect from time to time.

     "Intermediate Holdco" shall mean Ziff Davis Intermediate Holdings Inc., a Delaware corporation.

     "InternetCo" shall mean Ziff Davis Internet Inc., a Delaware corporation.

     "InternetCo Group" shall mean, collectively, InternetCo and its Subsidiaries.

     "Investment" shall mean (as calculated in accordance with GAAP), with respect to any Person, any loan or extension of credit (other than in the ordinary course of business) by such Person to, or any contributions to the capital of, any other Person, or any ownership, purchase or other acquisition by such Person of any interest in any Equity Interests of any such other Person, other than an Acquisition; and "Invest," "Investing" or "Invested" shall mean the making of an Investment. The amount of any Investment, with respect to the Borrower Parties, shall be the greater of (a) the original cost of such Investment plus the cost of all additional Investments by the Borrower Parties, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the (i) amount returned in cash with respect to such Investment whether through interest payments, principal payments, dividends or other distributions and (ii) proceeds received by the Borrower Parties from the disposition, retirement or redemption of all or any portion of such Investment, and (b) zero.

     "Issuing Bank" shall mean the Administrative Agent, any of the Lenders hereunder or any of their Affiliates, as issuer of any Letter of Credit hereunder.

     "LaunchCo" shall mean Ziff Davis Development Inc., a Delaware corporation.

     "LaunchCo Group" shall mean, collectively, LaunchCo and its Subsidiaries.

     "L/C Obligations" shall mean, at any date, the sum (without duplication) of
(a) the aggregate amount then available to be drawn under all outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed by the Borrower pursuant to Section 2.14(e) hereof.

     "L/C Participants" shall mean with respect to any Letter of Credit, collectively, all of the Lenders which have issued a Revolving Commitment other than the Issuing Bank with respect thereto.

     "L/C Participating Interest" shall mean with respect to any Letter of Credit (a) in the case of the Issuing Bank with respect thereto, its interest in such Letter of Credit and any Letter of Credit Application relating thereto after giving effect to the granting of participating interests therein, if any, pursuant hereto and (b) in the case of each L/C Participant, its undivided participating interest in such Letter of Credit and any Letter of Credit Application relating thereto.

     "Lead Arranger" shall mean CIBC World Markets Corp.

     "Lender Addendum" shall mean, with respect to any Lender, a Lender Addendum, substantially in the form of Exhibit G attached hereto, to be executed and delivered by such Lender on the Agreement Date as provided in Section 12.15 hereof.

     "Lenders" shall mean the financial institutions or other entities that from time to time become parties to this Agreement as Lenders; and "Lender" shall mean any one of the foregoing Lenders.

     "Letter of Credit Application" shall mean an application in such form as any Issuing Bank may specify from time to time requesting such Issuing Bank to issue a Letter of Credit; provided, however, that to the extent any Letter of Credit Application shall be inconsistent with this Agreement, this Agreement shall control.

     "Letter of Credit Committed Amount" shall mean $5,000,000.

     "Letters of Credit" shall mean any and all letters of credit issued by any Issuing Bank for the account of the Borrower pursuant to Section 2.14 of this Agreement.

     "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, collateral assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other similar encumbrance of any kind in respect of such property, whether created by statute, contract, common law or otherwise, and whether choate or inchoate, vested or perfected.

     "Loan Documents" shall mean, without limitation, this Agreement, the Notes, the Security Documents, all Requests for Advance, all Requests for Issuance of Letters of Credit, the Use of Proceeds Letter, the Certificate of Financial Condition, all Performance Certificates, all Letters of Credit issued hereunder, all Interest Hedge Agreements with respect to the Loans with a Lender or any Affiliate of a Lender, and any other agreement executed and delivered to a Credit Party by Holdco, Intermediate Holdco, the Borrower or any of the Borrower's Subsidiaries pursuant to, or otherwise in connection with, the transactions contemplated by this Agreement.

     "Loans" shall mean, collectively, the Revolving Loans and the Term Loans.

     "Management Notes" shall mean, with respect to Holdco and its Subsidiaries, any Indebtedness for money borrowed issued in favor of any such Person by an employee of such

Person to finance the purchase of Equity Interests by such employee.

     "Management Redemption Debt" shall mean any Indebtedness issued by Holdco or any of its Subsidiaries in favor of any officers, directors or employees of the Borrower or any of its Subsidiaries in connection with the purchase or redemption of Management Shares from such Person.

     "Management Shares" shall mean the Equity Interests, if any, of PubCo, any member of the LaunchCo Group or any member of the InternetCo Group issued by such Person to its employees; provided that such Equity Interests shall be issued pursuant to an agreement, in form and substance satisfactory to the Agents (it being understood that any such agreement shall include a grant by the recipients of such Equity Interests to the other holders of the Equity Interests of such issuer and to the Administrative Agent, on behalf of the Credit Parties, to require that in the event of the sale of all or substantially all of the Equity Interests of such issuer to a third party, such employee shall be required to sell such Equity Interests to such third party).

     "Material Contracts" shall have the meaning assigned thereto in Section 4.1(y) hereof.

     "Material Leases" shall have the meaning assigned thereto in Section 4.1(cc) hereof.

     "Materially Adverse Effect" shall mean (a) any material adverse effect upon the business, operations, properties, financial condition, prospects, capitalization, assets or liabilities or results of operations of Holdco, Intermediate Holdco, the Borrower and the Restricted Subsidiaries, taken as a whole, or (b) a material adverse effect upon the binding nature, validity, or enforceability of this Agreement and the other Loan Documents or upon the ability of Holdco, Intermediate Holdco, the Borrower or any of the Borrower's Subsidiaries to perform the payment obligations or other material obligations under this Agreement or under the other Loan Documents taken as a whole, or upon the rights, benefits or interests of the Lenders, taken as a whole, in and to the Loans or the rights of the Administrative Agent in the Collateral; in either case, whether resulting from any single act, omission, situation, status, event or undertaking, or taken together with other such acts, omissions, situations, statuses, events or undertakings.

     "Maturity Date" shall mean, with respect to all amounts owing, or Advances made, under (a) the Revolving Commitment or the Term A Commitment, the Initial Maturity Date, and (b) the Term B Commitment, the Final Maturity Date.

     "Mortgage" shall mean any mortgage, deed to secure debt, deed of trust, or other instrument encumbering or transferring title (in fee simple or leasehold) to real property, in form and substance satisfactory to the Administrative Agent, by which the Borrower or any of its domestic Subsidiaries grants a mortgage to the Administrative Agent, for the benefit of the Credit Parties, in real estate owned or leased by the Borrower or such domestic Subsidiary.

     "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

     "Necessary Authorizations" shall mean all approvals and licenses from, and all filings and registrations with, any governmental or regulatory authority necessary to enable the Borrower and its Subsidiaries to conduct their business.

     "Net Income" shall mean, for the Borrower and the Restricted Subsidiaries on a consolidated basis, for any period, net income determined in accordance with GAAP.

     "Net Proceeds" shall mean, with respect to (a) any sale, lease, transfer or other disposition (including, without limitation, by casualty loss or condemnation) of Assets by the Borrower or any of its Subsidiaries, or (b) any issuance by the Borrower or any of its Subsidiaries of any Equity Interests or other debt or equity securities (in the case of (a) or (b), a "Sales Transaction"), or (c) any "key-man" life insurance policy, the aggregate amount of cash received for such Assets or securities (including, without limitation, any payments received in respect of covenants not to compete, consulting or management fees, and any portion of the amount evidenced by a buyer promissory note or other evidence of Indebtedness), or as a payment under any "key-man" life insurance policies, net of, in the case of any Sales Transactions, (i) taxes payable with respect to any such Sales Transaction, (ii) contingencies with respect to any such Sales Transaction, appropriately reserved for by the Borrower or the applicable Subsidiary under GAAP, or escrowed funds, (iii) reasonable and customary transaction fees, expenses and costs properly attributable to such Sales Transaction and payable by the Borrower or any of its Subsidiaries (other than to an Affiliate) in connection with such Sales Transaction, including, without limitation, sales commissions and underwriting discounts, and (iv) all payments made on any Indebtedness which is secured by any assets subject to such Sales Transaction in accordance with the terms of any Lien upon or other security arrangement of any kind with respect to such Assets, or which must by its terms, or in order to obtain a necessary consent to such Sales Transaction or by Applicable Law, be repaid out of the proceeds from such Sales Transaction.

     "Net Proceeds Trust" shall have the meaning assigned thereto in Section 2.7(b)(iii) hereof.

     "Notes" shall mean, collectively, any Revolving Notes and any Term Notes.

     "Notice of Conversion/Continuation" shall mean a notice in substantially the form of Exhibit H attached hereto.

     "Obligations" shall mean (a) all payment and performance obligations of every kind, nature and description of any of the Borrower Parties to the Credit Parties (or their respective Affiliates in the case of Interest Hedge Agreements), or any of them, under this Agreement and the other Loan Documents (including, without limitation, any interest, fees, costs, expenses and other charges accruing after any Insolvency Proceeding commences regardless of whether such interest, fees, costs, expenses or other charges are deemed allowed or recoverable in such Insolvency Proceeding), as they may be amended from time to time, or as a result of making the Loans, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising, and (b) the obligation to pay an amount equal to the amount of any and all damage which the Credit Parties (or their respective Affiliates in the case of Interest Hedge Agreements), or any of them, may suffer by reason of a breach by any of the Borrower Parties of any obligation, covenant or undertaking with respect to this Agreement or any other Loan Document.

          "Original Closing Date" shall mean April 5, 2000.

          "Participants" shall have the meaning assigned thereto in Section 12.5(b) hereof.

          "Participated Term Loans" shall mean, collectively, the Term Loans subject to any participation arrangements among the Lenders holding such Term Loans, the Controlling Shareholders and the Co-Investors.

          "Payment Date" shall mean the last day of any Eurodollar Advance
Period.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

          "Performance Certificate" shall mean a certificate of a Principal Officer as to the Borrower's financial performance, in substantially the form attached hereto as Exhibit I.

          "Permitted Acquisitions" shall mean Acquisitions made by the Borrower or any of its Subsidiaries as and to the extent permitted under Section 7.5(v) hereof.

          "Permitted Disposition" shall mean any sale, lease, abandonment, transfer, trade or other disposition of Assets by the Borrower or any of its Subsidiaries as and to the extend permitted under Section 7.5(ii) hereof.

          "Permitted Holdco Merger" shall have the meaning set forth in Section 7.5(i) hereof.

          "Permitted Investments" shall mean Investments described in and permitted to be made under Section 7.2 hereof.

          "Permitted Liens" shall mean, as applied to any Person:

          (a) Any Lien granted in favor of the Administrative Agent, for the benefit of the Credit Parties, given to secure the Obligations;

          (b) (i) Liens on real estate for real estate taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims which are not yet delinquent or the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto;

          (c) Liens of landlords, carriers, warehousemen, mechanics, laborers and materialmen, or other similar Liens, and Liens arising by operation of law, which do not materially detract from the value of the property or which are for sums not yet due or being diligently contested in good faith, if reserves or appropriate provisions shall have been made therefor;

          (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance;

          (e) Easements, rights-of-way, restrictions and other similar encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of such Person or materially detract from the utility or value of such real property, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person;

          (f) Liens securing conditional sale, rental or purchase money obligations permitted to be incurred pursuant to Section 7.1(c) hereof, but only in the property that is the subject of such obligation;

          (g) Liens granted to secure the performance of letters of credit, bids, tenders, contracts, leases, public or statutory obligations, surety, customs, appeal and performance bonds and other similar obligations incurred in the ordinary course of business and not incurred in connection with the borrowing of money;

          (h) Any interest in or title of a lessor to any property subject to a Capitalized Lease Obligation permitted to be incurred pursuant to Section 7.1(b) hereof;

          (i) Liens existing on the Agreement Date and set forth on Schedule 3 attached hereto;

          (j) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.1(h) hereof;

          (k) Licenses, leases or subleases granted to third Persons in the ordinary course of business of the Borrower or any of its Subsidiaries;

          (l) Liens consisting of rights of set-off of a customary nature or bankers' liens on amounts on deposit, whether arising by contract or operation of law, incurred in the ordinary course of business;

          (m) Liens encumbering initial deposits and margin deposits, and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business;

          (n) Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement entered into by it in compliance with Section 7.5 hereof;

          (o) Any interest, right or title of a lessor, licensor or sublessor arising by operation of law or by contract, provided that any such interest arising by contract shall (i) be customary and in the ordinary course of business, (ii) be limited in scope to the property subject to such contract and (iii) secure only the obligations arising under such contract (which obligations shall not constitute Funded
Debt);

          (p) Liens of any lessor of real property arising in respect of any deposit that the Borrower or any of its Subsidiaries are required to make with respect thereto; and

          (q) Liens incurred in the ordinary course of business of the Borrower and its Subsidiaries with respect to obligations that do not exceed $1,500,000 at any one time outstanding.

          "Permitted Management Shares" shall mean Management Shares representing up to ten percent (10%) of the Equity Interests in each of PubCo, the members of LaunchCo Group and the members of the InternetCo Group.

          "Person" shall mean an individual, corporation, limited liability company, association, partnership, joint venture, trust or estate, an unincorporated organization, a government or any agency or political subdivision thereof, or any other entity.

          "Plan" shall mean, with respect to any Person, an employee benefit plan within the meaning of Section 3(3) of ERISA or any other employee benefit plan maintained for employees of such Person.

          "Preferred Stock" shall mean any Equity Interests of a Person, however designated, which entitle the holders thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Equity Interests issued by such Person.

          "Prime Rate" shall mean, at any time, the rate of interest adopted by the Administrative Agent as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by the Administrative Agent as its "prime rate." The Prime Rate is not necessarily the lowest rate of interest charged to borrowers of the Administrative Agent or its Affiliates.

          "Principal Officer" shall mean any of the chief executive officer, the chief financial officer, the chief operating officer or the president of the Borrower.

          "Prior Credit Agreement" shall have the meaning set forth in the recitals to this Agreement.

          "Pro Rata Class" shall mean, as of any date of determination, collectively, those Lenders having issued a Revolving Commitment and those Lenders having any Term A Loans then outstanding.

          "Projections" shall have the meaning assigned thereto in Section 3.1(e) hereof.

          "Property" shall mean, with respect to any Person, any real property or personal property, plant, building, facility, structure, underground storage tank or unit, equipment, inventory or other asset owned, leased or operated such Person (including, without limitation, any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

          "PubCo" shall mean Ziff Davis Publishing Inc., a Delaware corporation.

          "Pub Holdco" shall mean Ziff Davis Publishing Holdings Inc., a Delaware corporation.

          "Purchase Price" shall mean, with respect to each Permitted Acquisition and each Permitted Disposition, the total consideration payable in connection with such Permitted Acquisition or Permitted Disposition, as the case may be, whether payable in cash, securities, by a note or other property, or by the assumption of Indebtedness (including, without limitation all post-closing purchase price adjustments).

          "Reaffirmation Agreement" shall mean that certain Reaffirmation Agreement among each of the Borrower Parties and the Administrative Agent, for the benefit of the Credit Parties, dated as of the Agreement Date, in substantially the form of Exhibit J attached hereto.

          "Refinancing Securities" shall mean the unsecured 12% Senior Subordinated Notes due 2010 issued by the Borrower in an aggregate principal amount of $250,000,000, pursuant to the terms and conditions of the Refinancing Securities Indenture.

          "Refinancing Securities Documents" shall mean, collectively, the Refinancing Securities, the Refinancing Securities Indenture and all schedules and exhibits thereto and documents executed in connection therewith.

          "Refinancing Securities Indenture" shall mean that certain Indenture dated as of July 21, 2000, among the Borrower, as issuer, the guarantors named therein and Bankers Trust Company (now known as Deutsche Bank Trust Company Americas), in respect of the Refinancing Securities.

          "Register" shall have the meaning assigned thereto in Section 12.5(d) hereof.

          "Related Parties" shall mean, collectively, the Co-Investors and any other investors in Holdco after the Original Closing Date, in each case which have entered into shareholders agreements with the Controlling Shareholders providing for, among other things, the right of the Controlling Shareholders to vote the interests of such Co-Investor or other investor, as the case may be, on all matters related to or restricted by the terms of the Loan Documents which are presented to the shareholders of Holdco for a vote.

          "Reportable Event" shall have the meaning set forth in Section 4043 of ERISA, other than an event for which the reporting requirement has been waived by regulations promulgated under such Section.

          "Request for Advance" shall mean a certificate designated as a "Request for Advance," signed by an Authorized Signatory of the Borrower requesting an Advance hereunder, which shall be in substantially the form of Exhibit K attached hereto and shall, among other things, (a) specify the date of the Advance, which shall be a Business Day, the amount of the Advance, the type of Advance, and, with respect to a Eurodollar Advance, the Eurodollar Advance Period selected by the Borrower, and (b) state that there shall not exist, on the date of the requested Advance both before and after giving effect thereto, any Default or Event of Default.

          "Request for Issuance of Letter of Credit" shall mean any certificate signed by an Authorized Signatory of the Borrower, which certificate will be denominated a "Request for Issuance of Letter of Credit" and shall be in substantially the form attached hereto as Exhibit L, and shall, among other things, (a) specify the beneficiary of the proposed Letter of Credit, the purpose of the Letter of Credit, the proposed date of issuance of the Letter of Credit, which shall be a Business Day, and the documents which must be presented to draw under such Letter of Credit (including, without limitation, any documents which the applicable Issuing Bank may require), (b) include, as an attachment, a Letter of Credit Application, and (c) state that there shall not exist, on the date of the request and after giving effect to the issuance of the Letter of Credit, any Default or Event of Default hereunder.

          "Required Lenders" shall mean (a) prior to the occurrence of an Event of Default and the termination of unfunded Commitments, (i) Lenders the sum of whose Revolving Commitment amounts plus Term Loans outstanding equals or exceeds 50.1% of such items for the Pro Rata Class and (ii) Lenders the sum of whose Revolving Commitment amounts plus Term Loans outstanding equals or exceeds 50.1% of the sum of such items for all Lenders, and (b) at any time that there exists an Event of Default hereunder, and unfunded Commitments have been terminated,
(i) Lenders the total of whose Loans outstanding equals or exceeds 50.1% of the total principal amount of the Loans of the Pro Rata Class then outstanding hereunder and (ii) Lenders the total of whose Loans outstanding equals or exceeds 50.1% of the total principal amount of the Loans then outstanding hereunder.

          "Restricted Group" shall mean the Borrower and the Restricted Subsidiaries.

          "Restricted Payment" shall mean (a) any direct or indirect distribution, dividend, redemption or other payment to any Person on account of any Equity Interests, or other securities of or equity interests, in any of the Borrower Parties; (b) any payment of principal of or interest on any Indebtedness of any of the Borrower Parties in favor of any Affiliate or in respect of any Refinancing Securities or any Exchange Notes; or (c) any payment under any management or consulting agreement with any Affiliate or other similar agreement or arrangement with any Affiliate not entered into in the ordinary course of business.

          "Restricted Purchase" shall mean any payment on account of the purchase, redemption or other acquisition or retirement of any Equity Interests, or other securities of or equity interests, in any of the Borrower Parties, including, without limitation, any warrants or other rights or options to acquire Equity Interests of any of the Borrower Parties.

          "Restricted Subsidiaries" shall mean all Subsidiaries of the Borrower other than the Unrestricted Subsidiaries and the Foreign Subsidiaries.

          "Revolving Commitment" shall mean the several obligations of certain of the

Lenders to advance the sum of $10,000,000 to the Borrower, on or after the Agreement Date, in accordance with their respective Revolving Commitment Ratios and as such amount may be reduced from time to time, all pursuant to the terms hereof."

          "Revolving Commitment Ratios" shall mean the percentages in which certain of the Lenders are severally bound to make Advances to the Borrower under the Revolving Commitment, which as of the Agreement Date, are set forth (together with dollar amounts thereof) on Schedule 8 attached hereto under the caption "Revolving Commitment."

          "Revolving Loans" shall mean, collectively, the amount advanced by certain of the Lenders to the Borrower under the Revolving Commitment, not to exceed the amount of the Revolving Commitment.

          "Revolving Notes" shall mean those certain revolving promissory notes issued by the Borrower to each of the Lenders issuing a Revolving Commitment that requests a promissory note in accordance with each such Lender's Revolving Commitment Ratio, each one substantially in the form of Exhibit M attached hereto, and any extensions, modifications, renewals or replacements of or amendments to any of the foregoing.

          "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by means of a capital lease and not an operating lease by the Borrower or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person in contemplation of such leasing.

          "Sales Transaction" shall have the meaning assigned thereto in the definition of "Net Proceeds".

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Security Agreement" shall mean that certain Amended and Restated Security Agreement between the Borrower and the Administrative Agent, for the benefit of the Credit Parties, dated as of the Agreement Date, in substantially the form attached hereto as Exhibit N.

          "Security Documents" shall mean, without limitation, the Security Agreement, the Borrower Pledge Agreement, the Intellectual Property Security Agreement, the Assignment of Acquisition Documents, the Subsidiary Guaranty, the Subsidiary Pledge Agreement, the Subsidiary Security Agreement, the Holdco Pledge Agreement, the Reaffirmation Agreement, all Mortgages, any other agreement or instrument providing Collateral for the Obligations, whether now or hereafter in existence, and any filings, instruments, agreements, and documents related thereto.

          "Security Interest" shall mean all Liens in favor of the Administrative Agent created hereunder or under any of the Security Documents to secure the Obligations.

          "Senior Debt" shall mean, as of any calculation date, the greater of
(a) the result of (i) Borrower Debt, minus (ii) the aggregate principal amount of the Refinancing Securities then outstanding, minus (iii) to the extent included in Borrower Debt, the aggregate principal amount of the Exchange Notes then outstanding, and (b) zero.

          "Senior Leverage Ratio" shall mean, on any calculation date, the ratio of (a) Senior Debt, to (b) EBITDA for the immediately preceding four (4) fiscal quarter period.

          "Shareholders" shall mean the shareholders of Holdco which as of the Agreement Date are as set forth on Schedule 4.1(c) attached hereto.

          "Specified Adjustments" shall mean, for any period of determination, for the Borrower and the Restricted Subsidiaries on a consolidated basis, the adjustments set forth with respect to such period on Schedule 4 attached hereto.

          "Specified Equity Contributions" shall mean, with respect to any Investment, Restricted Payment or Acquisition, the sum of (a) the amount of Closing Equity on deposit in the Equity Collateral Account, plus (b) any additional cash amounts invested in Holdco and contributed to the Borrower in the form of an equity contribution for the sole purpose of financing such Investment, Restricted Payment or Acquisition, and in each case to the extent not used for any other purpose.

          "Subordinated Management Redemption Debt" shall mean any Management Redemption Debt issued with terms and conditions acceptable to the Agents in their sole discretion, which terms and conditions shall provide, among other things, that such Management Redemption Debt shall (a) be unsecured, (b) not pay cash interest or principal at any time prior to the Final Maturity Date, (c) contain no creditor-like rights or remedies, and (d) have a final maturity of no earlier than ninety (90) days after the Final Maturity Date.

          "Subsidiary" shall mean, as applied to any Person, any corporation of which more than fifty percent (50%) of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership or other entity of which more than fifty percent (50%) of the outstanding partnership or other equity interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

          "Subsidiary Guaranty" shall mean that certain Amended and Restated Subsidiary Guaranty Agreement dated as of July 13, 2001, issued by each Subsidiary of the Borrower (other than any of the Foreign Subsidiaries) in favor of the Administrative Agent, for the benefit of the Credit Parties, a copy of which is attached hereto as Exhibit O, and any similar guaranty or any guaranty supplement delivered pursuant to Section 5.14 hereof.

          "Subsidiary Pledge Agreement" shall mean that certain Amended and Restated Subsidiary Pledge Agreement dated as of July 13, 2001, between each Subsidiary of the Borrower (other than any of the Foreign Subsidiaries) having one or more of its own Subsidiaries and the Administrative Agent, for the benefit of the Credit Parties, a copy of which is attached hereto as Exhibit P, and any similar pledge agreement or any pledge agreement supplement delivered pursuant to Section 5.14 hereof.

          "Subsidiary Security Agreement" shall mean that certain Second Amended and Restated Subsidiary Security Agreement dated as of the Agreement Date, between each Subsidiary of the Borrower (other than any of the Foreign Subsidiaries) and the Administrative Agent, for the benefit of the Credit Parties, in substantially the form attached hereto as Exhibit Q, and any similar security agreement or any security agreement supplement delivered pursuant to
Section 5.14 hereof.

          "Syndication Agent" shall mean Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company).

          "Term A Commitment" shall mean the several obligations of certain of the Lenders to advance the sum of $47,031,653.99 to the Borrower, in accordance with their respective Term A Commitment Ratios, all pursuant to the terms hereof.

          "Term A Commitment Ratios" shall mean the percentages in which certain of the Lenders are severally bound to make Advances to the Borrower under the Term A Commitment. As of the Agreement Date, the Tranche A Commitment of each Lender is set forth on Schedule 8 attached hereto under the caption "Term A Commitment."

          "Term A Loans" shall mean, collectively, the amounts advanced by certain of the Lenders to the Borrower under the Term A Commitment not to exceed, in the aggregate, the amount of the Term A Commitment.

          "Term A Notes" shall mean those certain term notes issued by the Borrower to each of the Lenders issuing a Term A Commitment that requests a promissory note in accordance with each such Lender's Term A Commitment Ratio, each one substantially in the form of Exhibit R attached hereto, and any extensions, modifications, renewals or replacements of or amendments to any of the foregoing.

          "Term B Class" shall mean, as of any date of determination, those Lenders having any Term B Loans then outstanding.

          "Term B Commitment" shall mean the several obligations of certain of the Lenders to advance the sum of $139,061,257.78 to the Borrower in accordance with their respective Term B Commitment Ratios, all pursuant to the terms hereof.

          "Term B Commitment Ratios" shall mean the percentages in which certain of the Lenders are severally bound to make Advances to the Borrower under the Term B Commitment. As of the Agreement Date, the Tranche B Commitment of each Lender is set forth on Schedule 8 attached hereto under the caption "Term B Commitment."

          "Term B Loans" shall mean, collectively, the amount advanced by certain of the Lenders to the Borrower under the Term B Commitment not to exceed, in the aggregate, the amount of the Term B Commitment.

          "Term B Notes" shall mean those certain term notes issued by the Borrower to each of the Lenders issuing a Term B Commitment that requests a promissory note in accordance with each such Lender's Term B Commitment Ratio, each one substantially in the form of

Exhibit S attached hereto, and any extensions, modifications, renewals or replacements of or amendments to any of the foregoing.

          "Term Loan Commitments" shall mean, collectively, the Term A Commitment and the Term B Commitment.

          "Term Loans" shall mean, collectively, the Term A Loans and the Term B Loans.

          "Term Notes" shall mean any Term A Notes and any Term B Notes.

          "Total Leverage Ratio" shall mean, on any calculation date, the ratio of (a) Borrower Debt, to (b) EBITDA for the immediately preceding four (4) fiscal quarter period.

          "Transferee" shall have the meaning assigned thereto in Section 12.5(f) hereof.

          "Trigger Date" shall mean September 30, 2004.

          "Uniform Customs" shall mean the Uniform Customs Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended, supplemented or modified from time to time and, if applicable, the rules of the "International Standby Practices 1998" (ISP98), as the same may be revised from time to time.

          "Unrestricted Subsidiaries" shall mean, collectively, the members of the InternetCo Group and the LaunchCo Group.

          "Unused Revolving Commitment" shall mean, on any calculation date, the excess of (a) the Revolving Commitment on such date, over (b) the sum (without duplication) of (i) the aggregate principal amount of the Revolving Loans then outstanding and (ii) the aggregate amount of L/C Obligations then outstanding.

          "Use of Proceeds Letter" shall mean that certain Use of Proceeds Letter, substantially in the form of Exhibit T attached hereto, delivered to the Credit Parties on the Agreement Date pursuant to Article 4 hereof.

          "Voting Stock" shall mean all classes of Equity Interests or other interests, including partnership interests, of a Person then outstanding and normally entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers, or trustee thereof.

          "ZD Acquisition Documents" shall mean that certain Purchase Agreement dated as of December 6, 1999, as amended, among ZD Inc., a Delaware corporation, ZD Holdings (Europe) Ltd. and the Borrower (formerly known as WS-ZD Acquisition, Inc.), and all schedules and exhibits thereto and documents executed in connection therewith.

          Each definition of an agreement in this Article 1 shall include such instrument or agreement as amended, restated, supplemented or otherwise modified from time to time, and except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where otherwise specifically restricted, reference to a party to a

Loan Document includes that party and its successors and assigns. All terms used herein which are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein. All accounting terms used herein without definition shall be used as defined under GAAP. Subject to Section 12.6 hereof, all financial calculations hereunder shall, unless otherwise stated, be determined for the Borrower on a consolidated basis with its Restricted Subsidiaries and in conformity with GAAP.

                                   ARTICLE 2

                                      Loans

     Section 2.1 The Loans. Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, the Lenders will have extended and agree, severally in accordance with their respective Commitment Ratios and not jointly, to make Loans to the Borrower in an aggregate principal amount not to exceed $196,092,911.77.

     (a) The Revolving Loans. The Lenders with Revolving Commitments agree, severally in accordance with their respective Revolving Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and re-lend to the Borrower, on and after the Agreement Date, but prior to the Initial Maturity Date, amounts which, in the aggregate, do not exceed at any time the amount of the Available Revolving Commitment. Subject to the terms and conditions hereof and prior to the Initial Maturity Date, Advances under the Revolving Commitment may be repaid and reborrowed from time to time on a revolving basis or may be continued or converted pursuant to a Notice of Conversion/Continuation as provided in Section 2.2 hereof.

     (b) The Term A Loans. The Lenders agreeing to make Term A Loans have made, during the period from and after the Original Closing Date to the Agreement Date, severally in accordance with their respective Term A Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, Term A Loans to the Borrower in an aggregate amount equal to the Term A Commitment. Advances under the Term A Commitment may be continued or converted pursuant to a Notice of Conversion/Continuation as provided in Section 2.2 hereof; provided, however, there shall be no increase in the aggregate principal amount outstanding under the Term A Commitment at any time after the Agreement Date. Amounts repaid under the Term A Commitment may not be reborrowed.

     (c) The Term B Loans. The Lenders agreeing to make Term B Loans have made, during the period from and after the Original Closing Date to the Agreement Date, severally and in accordance with their respective Term B Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, Term B Loans to the Borrower in an aggregate amount equal to the Term B Commitment. Advances under the Term B Commitment may be continued or converted pursuant to a Notice of Conversion/Continuation as provided in Section 2.2 hereof; provided, however, there shall be no increase in the aggregate principal amount outstanding under the Term B Commitment at any time after the Agreement Date. Amounts repaid under the Term B Commitment may not be reborrowed.

     (d) The Letters of Credit. Each Issuing Bank agrees, prior to the Initial Maturity Date and upon the terms and subject to the conditions of this Agreement, to issue from time to time for the account of the Borrower, in the ordinary course of business of the Borrower, Letters of Credit to such beneficiaries as shall be designated in writing by the Borrower to such Issuing Bank, in an aggregate amount not to exceed for all Letters of Credit issued hereunder the Letter of Credit Committed Amount, or if less, the Revolving Commitment.

     Section 2.2  Manner of Borrowing and Disbursement.

     (a) Choice of Interest Rate, Etc. Any Advance (i) under the Revolving Commitment (except with respect to Advances in reimbursement of amounts advanced to beneficiaries under Letters of Credit, which Advances shall in all cases be Base Rate Advances initially) shall, at the option of the Borrower, be made as a Base Rate Advance or a Eurodollar Advance, (ii) under the Term A Commitment shall, at the option of the Borrower, be made as a Base Rate Advance or a Eurodollar Advance, and (iii) under the Term B Commitment shall, at the option of the Borrower, be made as a Base Rate Advance or a Eurodollar Advance; provided, however, that (i) if the Borrower fails to give the Administrative Agent written notice specifying whether a Eurodollar Advance is to be repaid, continued or converted on a Payment Date, such Eurodollar Advance shall be converted to a Base Rate Advance on such Payment Date, and (ii) the Borrower may not select a Eurodollar Advance if, at the time of such selection, a Default or Event of Default has occurred and is continuing. All Advances of the Loans made on the Agreement Date shall bear interest as Base Rate Advances. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 11:00 a.m. (New York time) in order for such Business Day to count toward the minimum number of Business Days required.

     (b)  Base Rate Advances.

          (i) Initial and Subsequent Advances. The Borrower shall give the Administrative Agent in the case of Base Rate Advances, irrevocable prior written notice not later than 11:00 a.m. (New York time) on the date of such Advance in the form of a Request for Advance, or telephonic notice followed promptly by a Request for Advance; provided, however, that no such notice shall be required in connection with the making of a Base Rate Advance to repay a draw under a Letter of Credit. In the event that the Borrower shall give the Administrative Agent telephonic notice, but shall fail to confirm such telephonic notice with a written Request for Advance, such failure shall not invalidate any notice so given, but shall not obviate the Borrower's obligation hereunder to provide the Administrative Agent with written notice.

          (ii) Repayments and Conversions. The Borrower may (A) upon at least one (1) Business Days' irrevocable prior written notice to the Administrative Agent, repay or prepay a Base Rate Advance, or (B) upon at least three (3) Business Days' irrevocable prior written notice to the Administrative Agent in the form of a Notice of Conversion/Continuation, convert all or a portion of the principal amount of such Base Rate Advance to one or more Eurodollar Advances. On the date indicated by the Borrower, such Base Rate Advance shall be so repaid or converted.

          (iii) Miscellaneous. Notwithstanding any term or provision of this Agreement which may be construed to the contrary, each Base Rate Advance (except any Base Rate Advance in reimbursement of amounts advanced to beneficiaries under Letters of Credit) shall be in a principal amount of at least $250,000 and in integral multiples of $100,000 in excess thereof, or the remaining amount of the Revolving Commitment, as the case may be.

     (c)  Eurodollar Advances.

          (i) Initial and Subsequent Advances. The Borrower shall give the Administrative Agent in the case of Eurodollar Advances at least three (3) Business Days' irrevocable prior written notice not later than 11:00 a.m. (New York time) in the form of a Request for Advance, or telephonic notice followed promptly by a Request for Advance. The Borrower shall promptly notify the Administrative Agent by telephone or telecopy, and shall promptly confirm any such telephonic notice in writing, of its selection of a Eurodollar Rate and Eurodollar Advance Period for such Advance. In the event that the Borrower shall give the Administrative Agent telephonic notice, but shall fail to confirm such telephonic notice with a written Request for Advance, such failure shall not invalidate any notice so given, but shall not obviate the Borrower's obligation hereunder to provide the Administrative Agent with written notice.

          (ii) Repayments, Continuations and Conversions. At least three (3) Business Days prior to each Payment Date for a Eurodollar Advance, the Borrower shall give the Administrative Agent written notice in the form of a Notice of Conversion/Continuation specifying whether all or a portion of such Eurodollar Advance outstanding on such Payment Date (A) is to be continued in whole or in part as a new Eurodollar Advance, in which case such notice shall also specify the Eurodollar Advance Period for such new Eurodollar Advance, (B) is to be converted in whole or in part to a Base Rate Advance, or (C) is to be repaid and not continued or converted. Upon such Payment Date, such Eurodollar Advance will, subject to the provisions hereof, be so repaid, continued or converted, as applicable. If the Borrower fails to give the Administrative Agent written notice specifying whether a Eurodollar Advance is to be repaid, continued or converted on a Payment Date, such Eurodollar Advance shall be converted to a Base Rate Advance on such Payment Date.

          (iii) Miscellaneous. Notwithstanding any term or provision of this Agreement which may be construed to the contrary, each Eurodollar Advance shall be in a principal amount of at least $1,000,000 and in integral multiples of $100,000 in excess thereof, and at no time shall the aggregate number of all Eurodollar Advances outstanding exceed ten (10).

     (d) Notification of Lenders. Upon receipt of a Request for Advance or a notice from the Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, or a request by any Issuing Bank for reimbursement under Section 2.14 hereof, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof and the amount of such Lender's portion of the Advance. Each Lender shall, not later than 1:00 p.m. (New York time) on the date of borrowing specified in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of its portion of any Advance which represents an additional borrowing hereunder in immediately available funds.

     (e)  Disbursement.

          (i) Prior to 3:00 p.m. (New York time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of any applicable conditions set forth in Article 3 hereof, disburse the amounts made available to it by the Lenders in immediately available funds by (A) transferring the amounts so made available by wire transfer pursuant to the Borrower's instructions, (B) in the case of an Advance representing the reimbursement of any Issuing Bank for a draw under a Letter of Credit, transferring such amount to such Issuing Bank, or (C) in the absence of such instructions referred to in clause (A) above and so long as the provisions of clause (B) above do not apply to the requested Advance, crediting the amounts so made available to the account of the Borrower maintained with the Administrative Agent.

          (ii) Unless the Administrative Agent shall have received notice from a Lender, prior to the date of any Advance that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Advance, the Administrative Agent may assume that such Lender, has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may, in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent a Lender does not make such ratable portion available to the Administrative Agent, such Lender, agrees to repay to the Administrative Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate.

          (iii) If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower, and the Borrower shall promptly, but in any event within two (2) Business Days of such demand, pay such corresponding amount to the Administrative Agent, together with interest thereon. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.

          (iv) In the event that, at any time when the Borrower is not in Default, a Lender for any reason fails or refuses to fund its portion of an Advance, then, until such time as such Lender has funded its portion of such Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Advance, such non-funding Lender shall not have the right (A) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document and, with respect to any such Lender, the amount of the Revolving Commitment and Term Loans, as applicable, or Loans, as applicable, held by such Lender shall not be counted as outstanding for purposes of determining "Required Lenders", the "Pro Rata Class" or the "Term B Class" hereunder, or (B) to receive payments of principal, interest or fees from the Borrower in respect of its unfunded portion of Advances or any of its outstanding Advances. Notwithstanding the foregoing, within sixty (60) days of the failure by any Lender to fund its portion of an Advance, so long as no Default or Event of Default then exists, the Borrower may, in its discretion, provide a replacement lender or lenders for such non-funding Lender, which replacement lender or lenders will be subject to the approval of the Agents, which shall not be unreasonably withheld, and the Administrative Agent, such Lender and the Borrower shall take all necessary actions to transfer the rights, duties and obligations of such non-funding Lender to such replacement lender or lenders within such sixty (60) day period (including, without limitation, the payment in full of all Obligations hereunder due to the non-funding Lender being replaced).

     Section 2.3  Interest.

     (a) On Base Rate Advances. Interest on each Base Rate Advance shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable (i) during the period from and after the Agreement Date through the Trigger Date, monthly in arrears, commencing on the last day of the first calendar month after the Agreement Date, and (ii) after the Trigger Date, quarterly in arrears, commencing on the last day of the first fiscal quarter after the Trigger Date. Interest on Base Rate Advances then outstanding shall also be due and payable on the Initial Maturity Date or the Final Maturity Date, as applicable. Interest shall accrue and be payable on each Base Rate Advance at the per annum interest rate equal to the sum of (A) the Base Rate and
(B) the Applicable Margin for Base Rate Advances in effect from time to time and as more fully set forth in Section 2.3(f) below.

     (b) On Eurodollar Advances. Interest on each Eurodollar Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable in arrears (i) on the applicable Payment Date for such Advance, and (ii) (A) during the period from and after the Agreement Date through the Trigger Date, if the Eurodollar Advance Period for such Eurodollar Advance exceeds one (1) month, interest on such Eurodollar Advance shall be due and payable in arrears on every one (1) month anniversary of such Eurodollar Advance, and (B) after the Trigger Date, if the Eurodollar Advance Period for such Eurodollar Advance exceeds three (3) months, interest on such Eurodollar Advance shall be due and payable in arrears on every three (3) month anniversary of such Eurodollar Advance. Interest on Eurodollar Advances then outstanding shall also be due and payable on the date of any repayment made under Section
2.2 or Section 2.6 hereof and on the Initial Maturity Date or the Final Maturity Date, as applicable. Interest shall accrue and be payable on each Eurodollar Advance at a rate per annum equal to the sum of (A) the Eurodollar Rate applicable to such Eurodollar Advance and (B) the Applicable Margin for Eurodollar Advances in effect from time to time and as more fully set forth in
Section 2.3(f) below.

     (c) Interest if No Notice of Selection of Interest Rate. If the Borrower fails to give the Administrative Agent timely notice of the selection of a Eurodollar Advance, or if the Administrative Agent is unable to timely determine a Eurodollar Rate for any Advance, the Base Rate shall apply to such Advance. If the Borrower fails to elect to continue any Eurodollar Advance then outstanding prior to the Payment Date applicable thereto in accordance with the provisions of Section 2.2 hereof, the Base Rate shall apply to such Advance commencing on and after such Payment Date.

     (d) Interest Upon Default. Immediately upon the occurrence of an Event of Default under Section 9.1(b) hereunder (including, without limitation, any such Event of Default that occurs as a result of the automatic acceleration of the Obligations hereunder upon the occurrence of an Event of Default under Section 9.1(f) or 9.1(g) hereof), interest on all Obligations shall accrue at the Default Rate from the date of such Event of Default. Interest accruing at the Default Rate on the Obligations shall be payable on the earlier of (I) demand by the Required Lenders and (II) the last day of each calendar month during which the Default Rate shall continue to accrue, and in any event, on the Initial Maturity Date or the Final Maturity Date, as applicable, and shall accrue with respect to all Obligations until the earliest to occur of (A) waiver of the applicable Event of Default in accordance with Section 12.12 hereof, (B) agreement by the Required Lenders to rescind the charging of interest at the Default Rate, or (C) payment in full of the overdue Obligations. The Lenders shall not be required to (x) accelerate the maturity of the Loans, (y) terminate the Commitments, or (z) exercise any other rights or remedies available to them under the Loan Documents in order to charge interest hereunder at the Default Rate.

     (e) Computation of Interest. In computing interest on any Advance, the date of making the Advance shall be included and the date of payment shall be excluded; provided, however, that if an Advance is repaid on the date that it is made, one (1) day's interest shall be due with respect to such Advance.

     (f)  Applicable Margins for Base Rate Advances and Eurodollar Advances.

          (i) Advances Under the Revolving Commitment or of the Term A Loans. With respect to any Advance under the Revolving Commitment, or any Advance of the Term A Loans, the Applicable Margin shall be (A) on and after the Agreement Date to and including the Trigger Date, (x) 4.25% per annum with respect to any Eurodollar Advance and (y) 3.00% per annum with respect to any Base Rate Advance, and (B) after the Trigger Date, the interest rate margin based upon the Total Leverage Ratio for the most recent fiscal quarter end, effective as of the second (2/nd/) Business Day after the financial statements referred to in
Section 6.2 hereof are delivered by the Borrower to the Administrative Agent for the fiscal quarter of the Borrower most recently ended, expressed as a per annum rate of interest as follows:

                                        Then the Base Rate Advance    Then the Eurodollar Advance

   If the Total Leverage Ratio is:      Applicable Margin shall be:   Applicable Margin shall be:
   ------------------------------       --------------------------    --------------------------
Greater than or equal to 3.50 to 1.00              3.00%                         4.25%

Less than 3.50 to 1.00                             2.50%                         3.75%

In the event that the Borrower fails to timely provide (i) the financial statements referred to above in accordance with the terms of Section 6.2 hereof or (ii) the Performance Certificate referred to in Section 6.4 hereof, and without prejudice to any additional rights under Section 2.3(d) or Section 9.2 hereof, no downward adjustment of the Applicable Margin in effect for the preceding quarter shall occur until the actual delivery of such statements, and if the Borrower has not delivered such statements within ten (10) days of the date on which such statements were due under Section 6.2 hereof, from two (2) Business Days after such due date and until actual delivery, the Applicable Margin shall be (x) 4.25% with respect to each Eurodollar Advance, and

(y) 3.00% with respect to each Base Rate Advance.

          (ii) Advances of the Term B Loans. With respect to any Advance of the Term B Loans, the Applicable Margin shall be (A) 4.75% per annum with respect to any Eurodollar Advance and (B) 3.50% per annum with respect to any Base Rate Advance.

     Section 2.4  Fees.

     (a) Amendment Fee. The Borrower agrees to pay to each Lender, on the Agreement Date, an amendment fee in the amount of one-half of one percent (0.500%) of the sum of (i) the outstanding principal amount of such Lender's Term Loans (other than Participated Term Loans) and (ii) the amount of such Lender's Revolving Commitment, in each case as of the Agreement Date after giving effect to the amendments set forth herein. Such amendment fee shall be fully earned when due and nonrefundable when paid.

     (b) Commitment Fees. The Borrower agrees to pay to the Administrative Agent, for the benefit of each of the Lenders in accordance with their respective Revolving Commitment Ratios, a commitment fee on the Unused Revolving Commitment, for each day from the Agreement Date until the Initial Maturity Date, at a rate of, (i) so long as the Total Leverage Ratio is greater than or equal to 4.00 to 1.00, one-half percent (0.500%) per annum, and (ii) so long as the Total Leverage Ratio is less than 4.00 to 1.00, three-eighths percent (0.375%) per annum, in each case based on the Total Leverage Ratio for the most recent fiscal quarter end, effective as of the second (2nd) Business Day after the financial statements referred to in Section 6.2 are delivered by the Borrower to the Administrative Agent for the fiscal quarter of the Borrower most recently ended. In the event that the Borrower fails to timely provide (i) the financial statements referred to in the foregoing sentence in accordance with the terms of Section 6.2 hereof, and (ii) the Performance Certificate referred to in Section 6.4 hereof, and without prejudice to any additional rights under
Section 2.3(d) or Section 9.2 hereof, no downward adjustment of the commitment fee rate in effect for the preceding quarter shall occur until the actual delivery of such statements, and if the Borrower has not delivered such statements within ten (10) days of the date on which such statements were due under Section 6.2 hereof, from two (2) Business Days after such due date and until actual delivery, the commitment fee shall be at a rate of one-half percent (0.500%). Such commitment fees shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable (x) during the period from and after the Agreement Date through the Trigger Date, monthly in arrears on the last day of each calendar month, and (y) after the Trigger Date, quarterly in arrears on the last day of each fiscal quarter, commencing on the last day of the first fiscal quarter after the Trigger Date, shall be fully earned when due, and shall be non-refundable when paid. A final payment of any accrued and unpaid commitment fee shall also be due and payable on the Initial Maturity Date or such earlier date on which the Revolving Commitment is terminated.

     (c) Letter of Credit Fee. The Borrower agrees to pay to the Administrative Agent, for the benefit of the Lenders, in accordance with their respective Revolving Commitment Ratios, a letter of credit fee equal to the Applicable Margin for Eurodollar Advances under the Revolving Commitment (computed on the basis of a 360 day year for the actual number of days elapsed) on the undrawn stated amount of each Letter of Credit issued by any Issuing Bank hereunder for each day such Letter of Credit is outstanding. Such letter of credit fee shall be due and payable,

(x) during the period from and after the Agreement Date through the Trigger Date, monthly in arrears on the last day of each calendar month during which such Letter of Credit is outstanding, and (y) after the Trigger Date, quarterly in arrears on the last day of each fiscal quarter during which such Letter of Credit is outstanding, and any accrued and unpaid letter of credit fees shall also be due and payable on the Initial Maturity Date or such earlier date on which the Revolving Commitment is terminated. Such letter of credit fee shall be fully earned when due and nonrefundable when paid. In the event of any inconsistency between the terms of this Agreement and the terms of any letter of credit reimbursement agreements or indemnification agreements between the Borrower and an Issuing Bank with respect to Letters of Credit issued hereunder, the terms of this Agreement shall control.

     (d) Issuing Bank Fee. The Borrower agrees to pay to each Issuing Bank, for its own account, an issuing bank fee at a rate per annum equal to one-quarter of one percent (0.25%) (computed on the basis of a 360 day year for the actual number of days elapsed), or such lesser amount as is agreed between the Borrower and such Issuing Bank, of the undrawn stated amount of each Letter of Credit issued hereunder for each day such Letter of Credit is outstanding. Such issuing bank fee shall be due and payable, (x) during the period from and after the Agreement Date through the Trigger Date, monthly in arrears on the last Business Day of each calendar month during which such Letter of Credit is outstanding, and (y) after the Trigger Date, quarterly in arrears on the last Business Day of each fiscal quarter during which such Letter of Credit is outstanding, and any accrued and unpaid issuing bank fees shall also be due and payable on the Initial Maturity Date or such earlier date on which the Revolving Commitment is terminated. Such issuing bank fee shall be fully earned when due and nonrefundable when paid. In the event of any inconsistency between the terms of this Agreement and the terms of any letter of credit reimbursement agreements or indemnification agreements between the Borrower and an Issuing Bank with respect to the Letters of Credit issued hereunder, the terms of this Agreement shall control.

     (e) Computation of Fees. In computing any fees payable under this Section 2.4, the first day of the applicable period shall be included and the date of payment shall be excluded.

     Section 2.5  Optional Prepayment/Reduction of Commitment.

     (a) Prepayment of Advances. The principal amount of any Base Rate Advance under the Revolving Loan Commitment may be prepaid in full or in part at any time, without penalty or premium, upon not less than one (1) Business Day's prior written notice to the Administrative Agent; and the principal amount of any Eurodollar Advance under the Revolving Loan Commitment may be prepaid prior to the applicable Payment Date, without penalty or premium, upon not less than three (3) Business Days' prior written notice to the Administrative Agent, provided that the Borrower shall reimburse the Lenders and the Administrative Agent, on demand, for any loss or out-of-pocket expense (other than solely a loss of profit) incurred by any of them in connection with such prepayment of Eurodollar Advances as set forth in Section 2.10 hereof. Each notice of prepayment given hereunder shall be irrevocable. Upon receipt of any notice of prepayment, the Administrative Agent shall promptly notify each Lender of the contents thereof by telephone or telecopy and of such Lender's portion of the prepayment.

     (b) Permanent Prepayment or Reduction. Optional permanent prepayments of principal of the Term Loans, and permanent reductions of the Revolving Commitment hereunder, may be made at any time upon three (3) Business Days' prior irrevocable written notice to the Administrative Agent, without penalty or premium, provided that such prepayments or reductions shall be in minimum amounts of, (i) in the case of Base Rate Advances, $500,000 and integral multiples of $100,000, and (ii) in the case of Eurodollar Advances, $1,000,000 and integral multiples of $100,000. Each prepayment of the Term Loans shall permanently reduce the Term A Loans and the Term B Loans on a pro rata basis, with the amount allocated to the Term A Loans being applied to reduce, on a pro rata basis, the remaining scheduled installments of principal due under the Term A Loans as set forth in Section 2.6(b) hereof, and the amount allocated to the Term B Loans being applied to reduce, on a pro rata basis, the remaining scheduled installments of principal due under the Term B Loans as set forth in
Section 2.6(c) hereof. Each such prepayment of a Eurodollar Advance shall also be made together with accrued interest on the amount so prepaid. As of the date of cancellation or reduction set forth in any notice thereof, the Revolving Commitment shall be permanently reduced to the amounts stated in the Borrower's notice for all purposes herein, and the Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, the amount necessary to reduce the principal amount of the Revolving Loans then outstanding to not more than the amount of the Revolving Commitment as so reduced, together with, in the case of Eurodollar Advances, the accrued interest on the amount so prepaid through the date of the reduction with respect to the amount reduced. In connection with any such permanent repayment, the Borrower shall reimburse the Administrative Agent and the Lenders, on demand, for any loss or out-of-pocket expense (other than solely a loss of profit) incurred by any of them in connection with such payment of Eurodollar Advances, as set forth in Section 2.10. Upon receipt of any notice of prepayment or reduction, the Administrative Agent shall promptly notify each Lender of the contents thereof by telephone or telecopy and of such Lender's portion of the prepayment or the reduction, as applicable.

     Section 2.6  Repayment.

     (a) The Revolving Loans. All unpaid principal and accrued interest of the Revolving Loans and any other outstanding Obligations under the Revolving Commitment shall be due and payable in full on the Initial Maturity Date or such earlier date on which the Revolving Commitment is terminated.

     (b) The Term A Loans. Commencing on the Trigger Date, and at the end of each calendar quarter thereafter, the outstanding principal balance of the Term A Loans then outstanding shall be repaid as set forth below:

             Quarters Ending During the Following Periods       Quarterly Payment Amount
             --------------------------------------------       ------------------------
              September 30, 2004 through March 31, 2006              $ 4,067,577.12

              June 30, 2006                                          $ 6,528,632.19

              September 30, 2006                                     $12,029,981.96

Additionally, the Term A Loans shall be repaid as may be required by Section 2.7 hereof. Any unpaid principal and interest of the Term A Loans and any other outstanding Obligations under the Term A Commitment shall be due and payable in full on the Initial Maturity Date.

     (c) Term B Loans. Commencing on the Trigger Date, and at the end of each calendar quarter thereafter, the outstanding principal balance of the Term B Loans then outstanding shall be repaid as set forth below:

              Quarters Ending During the Following Periods         Quarterly Payment Amount
              --------------------------------------------         ------------------------
              September 30, 2004 through September 30, 2006             $    541,987.14

              December 31, 2006                                         $ 59,376,115.73

              March 31, 2007                                            $ 74,807,257.79

Additionally, the Term B Loans shall be repaid as may be required by Section 2.7 hereof. Any unpaid principal and interest of the Term B Loans and any other outstanding Obligations shall be due and payable in full on the Final Maturity Date.

     (d) Letter of Credit Advances. All Base Rate Advances made pursuant to draws under the Letters of Credit shall be deemed to be Advances under the Revolving Commitment and shall be due and payable on the Initial Maturity Date or such earlier date on which the Revolving Commitment is terminated.

     Section 2.7 Mandatory Repayments. In addition to the repayments provided for in Section 2.6 hereof, the Borrower shall, if required pursuant to this
Section 2.7, prepay the Loans, without any obligation to pay any prepayment premium otherwise due, as follows:

     (a) Excess Cash Flow. On or prior to the Excess Cash Flow Recapture Date with respect to each applicable fiscal year, the Borrower shall make a prepayment of the outstanding principal amount of the Term Loans in an amount equal to the excess of (i) (A) with respect to each fiscal year end during the period from the Agreement Date through December 31, 2004, seventy-five percent (75%) of Excess Cash Flow for such fiscal year, and (B) with respect to each fiscal year end during the period from January 1, 2005 through the term of this Agreement, fifty percent (50%) of Excess Cash Flow for such fiscal year, over
(ii) any permanent, voluntary prepayments of the Loans made during such fiscal year. The amount of any prepayment made by the Borrower pursuant to this Section 2.7(a) shall be applied to prepay the Loans as set forth in Section 2.7(d) below.

     (b)  Disposition of Assets.

          (i) If, after the Agreement Date, the Borrower or any of its Subsidiaries shall sell, transfer or otherwise dispose of (including, without limitation, by way of condemnation or casualty to the extent not covered by insurance) any Assets with Net Proceeds in excess of $1,000,000 in the aggregate during the period from the Agreement Date through the Final Maturity Date (including, without limitation, any Equity Interests in any Unrestricted Subsidiary, but not including (A) the sale of obsolete equipment and inventory,
(B) the sale, transfer or other
disposition of fixed Assets that are replaced by property of substantially equivalent value in the ordinary course of business, (C) the sale or lease of databases, software, subscriber lists or office or laboratory space, or the licensing of intellectual property, in each case in the ordinary course of business, (D) the sale of Cash Equivalents, (E) the sale or discount of accounts receivable in connection with compromise or collection (but not in connection with accounts receivable securitizations or similar transactions), and (F) the sale of any Assets by any member of the InternetCo Group to the extent that the Borrower shall have certified to the Agents that the Net Proceeds received in connection therewith shall have simultaneously been re-invested in the business of the InternetCo Group), one hundred percent (100%) of the Net Proceeds from such sale, transfer or other disposition shall, (I) in the case of Net Proceeds received by the Borrower, be applied on the date of receipt thereof, and (II) in the case of Net Proceeds received by any Subsidiary of the Borrower, be promptly distributed on a pro rata basis to all of such Subsidiary's equity holders and on the date of the Borrower's receipt of its pro rata share of any such Net Proceeds, be applied, in either case, to permanently reduce the Loans pursuant to Section 2.7(d) hereof. If, after the Agreement Date, the Borrower or any of its Subsidiaries shall receive Net Proceeds in connection with the eTesting Labs Disposition, fifty percent (50%) of such Net Proceeds shall be applied on the date of receipt thereof to permanently reduce the Loans pursuant to Section 2.7(d) hereof, and the Borrower and its Subsidiaries may retain the remaining fifty percent (50%) of such Net Proceeds as eTesting Sale Proceeds and may use or reinvest such Net Proceeds for any purpose permitted under this Agreement.

          (ii) If, after the Agreement Date, the Borrower or any of its Subsidiaries shall receive (A) Net Proceeds of insurance (including, without limitation, by way of a casualty or condemnation covered by insurance or the over-funding of any Plan or Multiemployer Plan), in the aggregate during the term of this Agreement, in excess of $5,000,000, 100% one hundred percent (100%) of such Net Proceeds, or (B) Net Proceeds of "key-man" life insurance, fifty percent (50%) of such Net Proceeds, shall, in each case, (I) in the case of Net Proceeds received by the Borrower, be applied on the date of receipt thereof, and (II) in the case of Net Proceeds received by any Subsidiary of the Borrower, be promptly distributed on a pro rata basis to all of such Subsidiary's equity holders and on the date of the Borrower's receipt of its pro rata share of any such Net Proceeds, be applied, in either case, be applied to permanently reduce the Loans pursuant to Section 2.7(d) hereof; provided, however, that, at the Borrower's election, such Net Proceeds (other than the fifty percent (50%) of the Net Proceeds of "key-man" life insurance which shall be required in any case to repay the Loans) may be reinvested by the Borrower or such Subsidiary in their respective businesses to the extent that the aggregate Purchase Price with respect to such reinvestment shall not exceed the lesser of (x) such Net Proceeds and (y) $10,000,000 in the aggregate during the term of this Agreement, so long as (A) no Default or Event of Default then exists or would be caused thereby and (B) the Borrower or such Subsidiary shall have concluded (or entered into a definitive commitment for) such reinvestment within three hundred sixty-five (365) days, in each case from the date of its receipt of such Net Proceeds.

          (iii) In the event the Borrower elects to exercise its right to reinvest Net Proceeds under Section 2.7(b)(ii), the Borrower shall so notify the Administrative Agent not less than five (5) Business Days after knowledge by the Borrower of the occurrence of the loss covered by such insurance, and shall remit, or cause the applicable Subsidiary to remit, such Net Proceeds upon receipt thereof to the Administrative Agent to reduce the outstanding principal

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

balance of the Revolving Loans (but not the Term Loans nor the amount of the Revolving Commitment). Any amount in excess of the then outstanding balance of the Revolving Loans shall be held in trust in an interest-bearing cash collateral account with the Administrative Agent or an Affiliate thereof (a "Net Proceeds Trust") for the benefit of the Borrower, to be applied to the ultimate reinvestment, as hereinafter provided. To the extent that the applicable Borrower Party shall not have completed the reinvestment of such Net Proceeds within three hundred sixty-five (365) days from the date of its receipt thereof (for whatever reason, including the occurrence of a Default or Event of Default hereunder), or the cash Purchase Price of such reinvestments shall be less than such Net Proceeds, the amount of Net Proceeds previously applied to reduce the outstanding balance of the Revolving Loans and any funds held in the Net Proceeds Trust relating to such sale shall be re-applied to the Loans in the manner set forth in Section 2.7(d).

          (iv) Amounts in any Net Proceeds Trust shall also be subject to a valid and perfected first priority Lien in favor of the Administrative Agent (for the benefit of the Credit Parties to secure the Obligations), pursuant to a deposit pledge agreement or other security agreement in form and substance reasonably satisfactory to the Administrative Agent.

     (c) Debt Issuance. If, after the Agreement Date, Holdco or the Borrower shall conduct any public or private issuance of any Funded Debt (other than the issuance of (i) the Exchange Notes issued in exchange for all or a portion of the Refinancing Securities in an aggregate original principal amount not to exceed $95,000,000 and (ii) other Funded Debt permitted under Section 7.1 hereof) (each a "Debt Offering"), the Borrower shall make a prepayment of the outstanding principal amount of the Term Loans in an amount equal to one hundred percent (100%) of the Net Proceeds received by Holdco or the Borrower, as the case may be, on the date of receipt of the Net Proceeds of such Debt Offering. The amount of any prepayment made by the Borrower pursuant to this Section 2.7(c) shall be applied to prepay the Loans as set forth in Section 2.7(d) below.

     (d) Application of Payments. Except as otherwise permitted in Section 2.7(b) hereof, the amount of any prepayment required to be made pursuant to this
Section 2.7 shall be applied as follows: (i) first, to permanently prepay the outstanding principal amount of the Term Loans, on a pro rata basis, with the amount allocated to the Term A Loans being applied to reduce, on a pro-rata basis, the remaining scheduled installments of principal due under the Term A Loans as set forth in Section 2.6(b) hereof, and the amount allocated to the Term B Loans being applied to reduce, on a pro-rata basis, the remaining scheduled installments of principal due under the Term B Loans as set forth in
Section 2.6(c) hereof, and (ii) thereafter, to prepay the outstanding principal amount of the Revolving Loans to the extent such amount exceeds the Revolving Commitment. Accrued interest on the principal amount of Eurodollar Advances being repaid, pursuant to this Section 2.7 to the date of such repayment shall be paid by the Borrower concurrently with such principal repayment.

     Section 2.8  Notes; Loan Accounts.

     (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein. Upon the request of any Lender, Notes shall be issued by the Borrower to the order of such Lender reflecting the amount of such Lender's Commitments under this Agreement. Any

Notes issued by the Borrower to the order of any requesting Lender shall be duly executed and delivered by one or more Authorized Signatories of the Borrower.

     (b) Each Lender may open and maintain on its books in the name of the Borrower a loan account with respect to such Lender's portion of the Loans and interest thereon. Each Lender which opens such a loan account shall debit such loan account for the principal amount of its portion of each Advance made and accrued interest thereon and shall credit such loan account for each payment on account of principal of or interest on its Loans. The records of a Lender with respect to the loan account maintained by it shall be prima facie evidence of the Loans of such Lender, and accrued interest thereon, but the failure of any Lender to maintain such records or to make any such notations, or any error or mistake in such notations, shall not affect the Borrower's repayment obligations with respect to such Loans.

     Section 2.9  Manner of Payment.

     (a) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Loans, commitment fees, letter of credit fees and any other amount owed to any of the Credit Parties under this Agreement shall be made not later than 2:00 p.m. (New York time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office, for the account of the applicable Credit Party, in Dollars in immediately available funds. Any payment received by the Administrative Agent after 2:00 p.m. (New York time) shall, for the purpose of calculating interest, be deemed received on the next Business Day. Receipt by the Administrative Agent of any payment hereunder at or prior to 2:00 p.m. (New York time) on any Business Day shall be deemed to constitute receipt on such Business Day. In the case of a payment for the account of a Lender, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Lender. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Credit Parties accordingly.

     (b) The Borrower agrees to pay principal, interest, fees and all other Obligations due hereunder and under the other Loan Documents without set-off or counterclaim or, except as otherwise provided herein, and so long as any applicable Lender complies with Section 2.13, any deduction whatsoever.

     (c) Prior to the acceleration of the Loans under Section 9.2 hereof, and other than with respect to payments required to be made pursuant to Section 2.7 hereof (which shall be applied as set forth in Section 2.7(d) hereof), if some but less than all amounts due from the Borrower are received by the Administrative Agent, the Administrative Agent shall distribute such amounts in the following order of priority on a pro-rata basis: (i) FIRST, to the payment of any fees, costs or expenses then due and payable to any of the Credit Parties hereunder or under any other Loan Document; (ii) SECOND, to the payment of interest then due and payable on the Loans; (iii) THIRD, to the payment of principal then due and payable on the Term Loans; (iv) FOURTH, to the payment of principal then due and payable on the Revolving Loans; and (v) FIFTH, to the payment of all other amounts not otherwise referred to in this Section 2.9(c) then due and payable to the Credit Parties hereunder or under any other Loan Document.

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

     (d) Except as otherwise specified in the definition of Eurodollar Advance Period, if any payment under this Agreement or any of the other Loan Documents is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

     (e) Notwithstanding anything to the contrary contained in this Agreement, the Lenders shall decline any scheduled repayments of, and any mandatory or voluntary prepayments of, any of their Participated Term Loans, and the amount of such repayment or prepayment, as applicable, shall be applied, on a pro rata basis, to prepay the Term A Loans (other than Term A Loans which are Participated Term Loans) and the Term B Loans (other than Term B Loans which are Participated Term Loans) then outstanding.

     Section 2.10  Reimbursement.

     (a) Whenever any Lender shall sustain or incur any losses or out-of-pocket expenses (other than solely losses of profit) in connection with (i) failure by the Borrower to borrow any Eurodollar Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3), (ii) prepayment of any Eurodollar Advance prior to the applicable Payment Date in whole or in part for any reason, or
(iii) failure by the Borrower to prepay any Eurodollar Advance after giving notice of its intention to prepay such Advance, the Borrower agrees to pay to such Lender, within ten (10) days of demand, an amount sufficient to compensate such Lender for all such losses and reasonable out-of-pocket expenses (other than solely losses of profit) resulting therefrom; provided, however, that notwithstanding the foregoing, the Borrower shall have no obligation to make any such payment in respect of any such losses or expenses incurred more than one hundred eighty (180) days prior to its receipt of demand from such Lender. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, as set forth in writing and accompanied by calculations in reasonable detail demonstrating the basis for its demand, which shall be delivered at the time of such demand to the Borrower by the Administrative Agent on behalf of such Lender, shall be presumptively correct.

     (b) Expenses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, repaid, not borrowed or paid, as the case may be, and the amount of the expenses subject to reimbursement hereunder shall be the excess, if any, of (i) the interest or other cost to such Lender of the deposit or other source of funding used to make any such Eurodollar Advance for the remainder of its Eurodollar Advance Period, over (ii) the interest earned (or to be earned) by such Lender upon the re-lending or other re-deployment of the amount of such Eurodollar Advance for the remainder of its putative Eurodollar Advance Period.

     Section 2.11  Pro Rata Treatment.

     (a) Advances. Each Advance of any of the Loans from the Lenders shall be made pro-rata on the basis of their respective Commitment Ratios.

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

     (b) Payments Prior to Declaration of an Event of Default. Except as provided in Section 2.2(e)(iv) and Section 2.7(d), prior to the declaration of an Event of Default by the Administrative Agent on behalf of the Lenders under
Section 9.2 hereof, each payment and prepayment of principal of the Loans, and each payment of interest on the Loans, shall be made to the Lenders pro-rata on the basis of their respective Commitment Ratios. If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it in excess of its ratable share of the Loans under its Commitment Ratio with respect thereto, such Lender shall forthwith purchase from the other Lenders such participations in the applicable Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded, and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
Section 2.11(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The provisions of this Section 2.11(b) set forth the rights of the Lenders with respect to payment, and are not enforceable for the benefit of the Borrower.

     (c) Payments Subsequent to Declaration of an Event of Default. Subsequent to the declaration of an Event of Default by the Administrative Agent on behalf of the Lenders under Section 9.2 hereof, payments and prepayments made to any of the Credit Parties, or otherwise received by any of the Credit Parties, shall be distributed as provided in Section 9.3 hereof.

     Section 2.12 Capital Adequacy. If any Lender shall have reasonably determined that the adoption (after the Agreement Date) of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change in Applicable Law (whether adopted before or after the Agreement Date) or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any directive issued or adopted after the date hereof regarding capital adequacy (whether or not having the force of law but with which such Person customarily complies) of any such governmental authority, central bank or comparable agency, in each case first promulgated after the Agreement Date, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's capital was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then such Lender shall promptly notify the Borrower of such adoption, compliance, or change. Within sixty (60) days of written notice by such Lender, the Borrower shall, in its discretion, (i) provide a replacement lender or lenders for such Lender, which replacement lender or lenders will be subject to the approval of the Agents, which consent shall not be unreasonably withheld or delayed, and the Administrative Agent, such Lender and the Borrower shall take all necessary actions to transfer the rights, duties and obligations of such Lender to such replacement lender or lenders within such sixty (60) day period (including, without limitation, the payment in full of all Obligations hereunder due to the

Lender being replaced) and the Borrower shall pay such Lender all amounts described in clause (ii) for the period prior to the replacement of such Lender, or (ii) thereafter, from time to time within ten (10) days of demand by such Lender, promptly pay to such Lender, or its applicable bank holding company or parent, such additional amounts (other than income taxes) as shall be sufficient to compensate such Lender for such reduced return, together with interest on such amount from the fourth (4th) day after the date of demand until payment in full thereof at the Base Rate plus the Applicable Margin in effect for Base Rate Advances under the Revolving Commitment. A certificate of such Lender setting forth the amount to be paid to such Lender by the Borrower as a result of any event referred to in this paragraph and supporting calculations in reasonable detail shall be conclusive, absent manifest error.

     Section 2.13 Tax Forms. On or prior to the Agreement Date and on or prior to the first Business Day of each calendar year thereafter, and with respect to any new Lender, on the date of the applicable Assignment and Assumption Agreement, each Lender which is organized in a jurisdiction other than the United States shall provide each of the Administrative Agent and the Borrower with either (a) two (2) properly executed originals of Internal Revenue Service Forms W-8ECI, W-8IMY or W-8BEN, as appropriate (or any successor forms), certifying (i) as to such Lender's status for purposes of determining complete exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the other Loan Documents, or (ii) that all payments to be made to such Lender hereunder and under the other Loan Documents are subject to such taxes at a rate reduced to zero by an applicable tax treaty, or (b) a certificate executed by such Lender certifying that such Lender is not a "bank" and that such Lender qualifies for the portfolio interest exemption under Section 881(c) of the Code, and two (2) properly executed originals of Internal Revenue Service Forms W-8BEN or W-8IMY, as appropriate (or any successor form), certifying such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under the other Loan Documents. Each such Lender agrees to provide the Administrative Agent and the Borrower with new forms to the extent prescribed by the Internal Revenue Service under then-current law upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Administrative Agent and the Borrower. Each Credit Party shall notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificates to the Borrower (or any other form of certification adopted by United States taxing authorities for such purpose).

     Section 2.14  Letters of Credit.

     (a)  Letter of Credit Committed Amount.

          (i) Subject to the terms and conditions hereof, each Issuing Bank, in reliance on the agreements of the L/C Participants set forth in Section 2.14(d)(i) hereof, agrees to issue Letters of Credit denominated in Dollars and payable on a sight basis for the account of the Borrower prior to the Initial Maturity Date, in such form as may be approved from time to time by such Issuing Bank; provided that no Issuing Bank shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (A) the aggregate amount of L/C Obligations would exceed the Letter of Credit Committed Amount, or
(B) the sum of (I) the

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

aggregate principal amount of Revolving Loans then outstanding, plus (II) the aggregate amount of L/C Obligations then outstanding, would exceed the Revolving Commitment.

          (ii) Each Letter of Credit shall (A) be either (x) a standby letter of credit issued to support obligations of the Borrower or any of its Restricted Subsidiaries, contingent or otherwise, to finance the working capital and business needs of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business, or (y) if available to the applicable Issuing Bank, a commercial letter of credit issued in respect of the purchase of goods or services by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business, and (B) expire no later than the earlier of (x) the date that is twelve (12) months after the date of its issuance, and in the case of standby Letters of Credit, may provide for the automatic extension of the expiry date thereof for successive twelve (12) month periods and (y) the fifth (5th) Business Day prior to the Initial Maturity Date.

          (iii) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York or, in any case where the applicable Issuing Bank issues such Letters of Credit from an office located outside of the United States, the laws of the jurisdiction in which such office is located.

          (iv) No Issuing Bank shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Bank or any L/C Participant to exceed any limits imposed by, any Applicable Law.

     (b) Procedure for Issuance of Letters of Credit. The Borrower may request that an Issuing Bank issue a Letter of Credit, at any time prior to the fifth
(5th) Business Day prior to the Initial Maturity Date, by delivering to the applicable Issuing Bank at its address for notices specified herein a Request for Issuance of Letter of Credit, completed to the satisfaction of such Issuing Bank, and such other certificates, documents and other papers as such Issuing Bank may reasonably request in connection with such Request for Issuance of Letter of Credit. Upon receipt of any Request for Issuance of Letter of Credit, the applicable Issuing Bank will process the Letter of Credit Application accompanying such Request for Issuance of Letter of Credit, and the certificates, documents and other papers and information delivered to it in connection therewith, in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall any Issuing Bank be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of any Request for Issuance of Letter of Credit therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the applicable Issuing Bank and the Borrower. The applicable Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

     (c)  Fees, Commissions and Other Charges.

          (i) The Borrower shall pay to the Administrative Agent, for the account of the applicable Issuing Bank and the L/C Participants, with respect to each Letter of Credit issued hereunder, a per annum letter of credit fee, as and to the extent set forth in Section 2.4(c) hereof. In addition, the Borrower shall pay to the applicable Issuing Bank, for its own account, an

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

issuing fee, as set forth in Section 2.4(d) hereof, with respect to each Letter of Credit issued by it hereunder.

          (ii) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the applicable Issuing Bank for such normal and customary processing or transactional fees as are incurred or charged by such Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.

          (iii) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Banks and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this Section 2.14(c), along with an accounting of the relevant calculations.

     (d)  L/C Participations.

          (i) Each Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant and, to induce such Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Commitment Ratio from time to time in effect in such Issuing Bank's rights and obligations under each Letter of Credit issued hereunder and each Letter of Credit Application and the amount of each Draft paid by such Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with such Issuing Bank that, if a Draft is paid under any Letter of Credit for which such Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Bank upon demand at such Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's then Revolving Commitment Ratio of the amount of such Draft, or any part thereof, which is not so reimbursed. If such demand is made prior to 12:00 noon (New York time) on a Business Day, such L/C Participant shall make such payment to the applicable Issuing Bank prior to the end of such Business Day and otherwise such L/C Participant shall make such payment on the next succeeding Business Day.

          (ii) If any amount required to be paid by any L/C Participant to any Issuing Bank pursuant to Section 2.14(d)(i) in respect of any unreimbursed portion of any payment made by such Issuing Bank under any Letter of Credit is paid to such Issuing Bank within three (3) Business Days after the date such payment is due, such L/C Participant shall pay to the applicable Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Rate, as quoted by such Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 2.14(d)(i) is not in fact made available to the applicable Issuing Bank by such L/C Participant within three
(3) Business Days after the date such payment is due, such Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Advances hereunder. A certificate of any Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

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

          (iii) Whenever, at any time after an Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro-rata share of such payment in accordance with Section 2.14(d)(i), such Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Collateral applied thereto by such Issuing Bank), or any payment of interest on account thereof, such Issuing Bank will, if such payment is received prior to 12:00 noon (New York time) on a Business Day, distribute to such L/C Participant its pro-rata share thereof prior to the end of such Business Day and otherwise such Issuing Bank will distribute such payment on the next succeeding Business Day; provided, however, that in the event that any such payment received by such Issuing Bank shall be required to be returned by such Issuing Bank, such L/C Participant shall return to such Issuing Bank the portion thereof previously distributed by such Issuing Bank to it.

     (e)  Reimbursement Obligation of the Borrower.

          (i) The Borrower agrees to reimburse each Issuing Bank, on the same Business Day on which a Draft under any Letter of Credit paid by such Issuing Bank, provided that such Issuing Bank provides notice to the Borrower prior to 12:00 noon (New York time) on such Business Day, and otherwise the Borrower will reimburse such Issuing Bank on the next succeeding Business Day. The failure to provide such notice shall not affect the Borrower's absolute and unconditional obligation to reimburse the applicable Issuing Bank for any Draft paid under any Letter of Credit issued by such Issuing Bank. The applicable Issuing Bank shall provide notice to the Borrower on such Business Day as a Draft is paid by such Issuing Bank indicating the amount of (A) such Draft so paid and (B) any taxes, fees, charges or other costs or expenses incurred by such Issuing Bank in connection with such payment. Each such payment shall be made to each applicable Issuing Bank at its address for notices specified herein in Dollars in immediately available funds.

          (ii) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section 2.14(e) from the date such amounts are drawn until payment in full at the rate which would be payable on any outstanding Base Rate Advances of Revolving Loans.

          (iii) Each drawing under any Letter of Credit shall constitute a request, with no further action required, by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.2(b) in the amount of such drawing which borrowing shall be funded on the date such drawing is paid unless such drawing is otherwise reimbursed by the Borrower under Section 2.14(e)(i).

     (f)  Obligations Absolute.

          (i) The Borrower's obligations under this Section 2.14 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment (other than payment) which the Borrower may have or have had against any Issuing Bank, any L/C Participant or any beneficiary of a Letter of Credit; provided, however, that the Borrower shall not be obligated to reimburse any Issuing Bank or any L/C Participant for any wrongful payment, or indemnify any Issuing Bank or any L/C Participant for any wrongful dishonor or any other matter, to the extent resulting from acts or omissions constituting gross

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negligence, bad faith or willful misconduct by such Issuing Bank or such L/C
Participant as determined by a court of competent jurisdiction in a final, non-appealable judicial order.

          (ii) The Borrower also agrees with any Issuing Bank and any L/C Participant that neither any Issuing Bank nor any L/C Participant shall be responsible for, and the Borrower's reimbursement obligations under Section 2.14(e)(i) shall not be affected by, (A) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (B) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred, or (C) any claims whatsoever of Borrower against any beneficiary of such Letter of Credit or any such transferee.

          (iii) Neither any Issuing Bank nor any L/C Participant shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the applicable Issuing Bank's gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judicial order.

          (iv) The Borrower agrees that any action taken or omitted by any Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in absence of gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judicial order and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of any Issuing Bank or any L/C Participant to the Borrower.

          (v) Promptly after the issuance of any standby Letter of Credit or any amendment to any such Letter of Credit, the Administrative Agent shall notify the L/C Participants of such issuance or amendment, as the case may be. Upon the request of any L/C Participant, the applicable Issuing Bank shall provide such L/C Participant with a copy of any such Letter of Credit or amendment. Each Issuing Bank shall provide to the Administrative Agent on a weekly basis a report for distribution to the L/C Participants setting forth the amount of such Issuing Bank's commercial Letters of Credit issued hereunder.

     (g) Letter of Credit Payments. If any Draft shall be presented for payment under any Letter of Credit, the responsibility of the Issuing Bank with respect thereto to the Borrower in connection with such Draft shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each Draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

     (h) Application. To the extent that any provision of any Request for Issuance of Letter of Credit or any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Section 2.14, the provisions of this Section 2.14 shall apply.

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

     (i) Change in Law. If any change after the Agreement Date in Applicable Law, any change in the interpretation or administration thereof, or any change after the Agreement Date in compliance with Applicable Law by any Issuing Bank or any other Lender as a result of any request or directive of any governmental authority, central bank or comparable agency (whether or not having the force of law but with which such Issuing Bank or Lender customarily complies) shall (i) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, capital adequacy, assessment or other requirements or conditions against Letters of Credit issued by any Issuing Bank or against participations by any L/C Participant in the Letters of Credit or (ii) impose on any Issuing Bank or any L/C Participant any other condition regarding any Letter of Credit or any participation therein, and the result of any of the foregoing in the reasonable determination of such Issuing Bank or such L/C Participant, as the case may be, is to increase the cost (other than income taxes) to such Issuing Bank or such L/C Participant of issuing or maintaining any Letter of Credit or purchasing or maintaining any participation therein, as the case may be, by an amount (which amount shall be reasonably determined) deemed by such Issuing Bank or such L/C Participant to be material, then, on the earlier of (x) ten (10) days following the date of demand (which demand shall be made not later than six
(6) months following such Issuing Bank's or such L/C Participant's determination of a need for additional compensation) by such Issuing Bank or such L/C Participant or (y) the Initial Maturity Date, the Borrower shall pay such Issuing Bank or such L/C Participant, as the case may be, such additional amount or amounts as such Issuing Bank or such L/C Participant, as the case may be, determines will compensate it for such increased costs. Within sixty (60) days of such written demand by such Issuing Bank or such L/C Participant, the Borrower may, in its discretion, provide a replacement lender or lenders for such Issuing Bank or such L/C Participant, which replacement lender or lenders will be subject to the approval of the Agents, which consent shall not be unreasonably withheld or delayed, and the Administrative Agent, such Issuing Bank or such L/C Participant, as applicable, and the Borrower shall take all necessary actions to transfer the rights, duties and obligations of such Issuing Bank or such L/C Participant to such replacement lender or lenders within such sixty (60) day period. A certificate of such L/C Participant or such Issuing Bank setting forth the amount, and in reasonable detail, the basis for such Issuing Bank or such L/C Participant's determination of such amount, to be paid to such Issuing Bank or such L/C Participant by the Borrower as a result of any event referred to in this paragraph shall, absent manifest error, be conclusive. Such certificate shall be delivered to the Borrower with each written demand for payment referenced above. Each Issuing Bank and each L/C Participant further agree that they shall use their best efforts to give the Borrower thirty (30) days prior notice, and in any event shall give prompt notice, of any event referred to in this paragraph which may have the effect of materially increasing the cost to such Issuing Bank or such L/C Participant of issuing or maintaining any Letter of Credit or purchasing or maintaining any participation therein.

     (j) Indemnity. The Borrower will indemnify and hold harmless the Indemnified Parties from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, reasonable expenses or reasonable disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees) (other than income taxes) which may be imposed on, incurred by or asserted against any such Indemnified Parties in any way relating to or arising out of the issuance of a Letter of Credit, except that the Borrower shall not be liable to any of the Indemnified Parties for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence, bad faith or willful misconduct of the Indemnified Parties as determined by a final, non-appealable judicial order. This Section 2.14(j) shall survive termination of this Agreement.

                                   ARTICLE 3

                              Conditions Precedent

     Section 3.1 Conditions Precedent to Initial Advance of the Loans and to the Issuance of the Initial Letter of Credit. The obligation of the Lenders to undertake their respective Commitments and to enter into this Agreement, and of each Issuing Bank to issue the initial Letter of Credit (if issued on the Agreement Date), is subject to the prior fulfillment of each of the following conditions:

     (a) The Administrative Agent shall have received each of the following (with copies for each of the Lenders), in form and substance satisfactory to the Agents and each of the Lenders:

          (i)    this duly executed Agreement;

          (ii)   the duly executed Security Agreement;

          (iii)  the duly executed Subsidiary Security Agreement;

          (iv)   the duly executed Holdco Pledge Agreement;

          (v) a duly executed Second Amendment to Intellectual Property Security Agreement between Pub Holdco and the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent;

          (vi) the loan certificate of the Borrower, in substantially the form attached hereto as Exhibit U, including a certificate of incumbency with respect to each Authorized Signatory, together with appropriate attachments which shall include without limitation, the following items: (A) a copy of the articles or certificate of incorporation of the Borrower, certified to be true, complete and correct by the Secretary of State of the State of Delaware, and a true, complete and correct copy of the by-laws of the Borrower; (B) certificates of good standing for the Borrower issued by the Secretary of State of the State of Delaware and by the Secretary of State or similar state official for each other state in which the Borrower is required to or has qualified to do business; (C) a true, complete and correct copy of the resolutions of the board of directors of the Borrower, authorizing the borrowing hereunder and the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is a party; and (D) true, correct and complete copies of any employment agreements with respect to management of the Borrower or any of its Subsidiaries;

          (vii)  the duly executed Reaffirmation Agreement;

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

          (viii) a loan certificate from each Subsidiary of the Borrower, in substantially the form attached hereto as Exhibit V, including a certificate of incumbency with respect to each officer authorized to execute Loan Documents on behalf of such Subsidiary, together with appropriate attachments which shall include, without limitation, the following items if such Subsidiary is a corporation, and the analogous items if such Subsidiary is a partnership or a limited liability company: (A) a copy of the articles or certificate of incorporation of such Subsidiary, certified to be true, complete and correct by the Secretary of State of the state of such Subsidiary's organization, and a true, complete and correct copy of the by-laws of such Subsidiary; (B) certificates of good standing for such Subsidiary issued by the Secretary of State of such Subsidiary's organization and by the Secretary of State or similar state official for each state in which such Subsidiary is required to or has qualified to do business; and (C) a true, complete and correct copy of the resolutions of the board of directors of such Subsidiary authorizing the execution, delivery and performance by such Subsidiary of the Loan Documents to which it is a party;

          (ix) a loan certificate of each of Holdco and Intermediate Holdco, in substantially the form attached hereto as Exhibit W, including a certificate of incumbency with respect to each officer authorized to execute Loan Documents on behalf of Holdco or Intermediate Holdco, as applicable, together with appropriate attachments which shall include without limitation, the following items: (A) a copy of the certificate of incorporation of Holdco or Intermediate Holdco, as applicable, certified to be true, complete and correct by the Secretary of State of the State of Delaware, and a true, complete and correct copy of the by-laws of Holdco or Intermediate Holdco, as applicable; (B) certificates of good standing for Holdco or Intermediate Holdco, as applicable, issued by the Secretary of State of the State of Delaware and by the Secretary of State or similar state official for each other state in which Holdco or Intermediate Holdco, as applicable, is required to or has qualified to do business; and (C) a true, complete and correct copy of the resolutions of the board of directors of Holdco or Intermediate Holdco, as applicable, authorizing the execution, delivery and performance by Holdco or Intermediate Holdco, as applicable, of the Loan Documents to which it is a party;

          (x) copies of insurance binders or certificates covering the Assets of the Borrower and its Subsidiaries, and otherwise meeting the requirements of
Section 5.5 hereof;

          (xi) the legal opinion, dated as of the Agreement Date, of Kirkland & Ellis, as counsel to the Borrower Parties in connection with the transactions contemplated by this Agreement and the other Loan Documents addressed to the Administrative Agent and the other Credit Parties and in form and substance satisfactory to the Agents and their counsel;

          (xii)  the duly executed Use of Proceeds Letter;

          (xiii) the duly executed Certificate of Financial Condition; and

          (xiv) copies of all consents of any Person, and filings with any Governmental Authority (including, without limitation, Hart-Scott-Rodino filings) made or obtained in connection with the Exchange Offer or the transactions contemplated by this Agreement and the other Loan Documents.

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

     (b) The Agents shall have received evidence satisfactory to them that all material Necessary Authorizations, including all necessary material consents to the Exchange Offer and the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is a party and by Holdco, Intermediate Holdco and the Subsidiaries of the Borrower of the Loan Documents to which they are parties, have been obtained or made, are in full force and effect and are not subject to any pending or threatened reversal or cancellation, and the Administrative Agent shall have received a certificate of an Authorized Signatory of the Borrower so stating.

     (c) The Agents shall have received evidence satisfactory to them that (A) all conditions precedent to the consummation of the Exchange Offer (other than the closing of this Agreement and the financing transactions contemplated hereby) shall have been satisfied and (B) immediately upon the closing of this Agreement and the financing transactions contemplated hereby, the Exchange Offer shall be consummated in accordance in all material respects with the terms of the Exchange Offer Documents and in compliance with all Applicable Laws. The Agents shall also have received evidence satisfactory to them and their counsel that no litigation seeking to enjoin or otherwise prevent the consummation of the Exchange Offer exists or is threatened.

     (d) The Credit Parties shall receive payment of all fees and expenses due and payable on the Agreement Date (including, without limitation, fees and expenses for counsel to the Administrative Agent and for other consultants and financial advisors engaged by the Administrative Agent on behalf of the Credit Parties) in respect of the transactions contemplated hereby.

     (e) No Default or Event of Default shall have occurred and be continuing after giving effect to this Agreement, and the Administrative Agent shall have received a certificate of an Authorized Signatory of the Borrower so stating.

     (f) The Administrative Agent shall have received a Performance Certificate from the Borrower demonstrating, on a pro forma basis, that the Senior Leverage Ratio (as defined herein) calculated as of the Agreement Date, based upon the Borrower's financial performance for the immediately preceding twelve (12) month period as set forth in the financial statements of the Borrower delivered with respect to the month ended June 30, 2002, is less than or equal to 6.75 to 1.00.

     (g) The Administrative Agent shall have received the Borrower's financial projections, after giving effect to the transactions contemplated hereby (including, without limitation, consummation of the Exchange Offer) on a fiscal year basis through the Final Maturity Date, and on a fiscal quarter basis through September 30, 2004 (together with any revisions thereof required to be delivered by the Borrower pursuant to the terms hereof, the "Projections").

     (h) The Agents shall have received a certificate of a Principal Officer satisfactory to them and their counsel that Holdco has received Closing Equity of not less than $78,500,000 (approximately $71,000,000 of which will consist of cash and the remainder of which will consist of debt securities), of which at least $50,000,000 has been contributed as additional equity to the Borrower and the remaining portion shall have been paid to the holders of the Refinancing Securities in connection with the Exchange Offer, in each case, on or prior to the Agreement Date, which Closing Equity has been provided by the Controlling Shareholders and the Co-Investors on terms and conditions reasonably acceptable in all respects to the Credit Parties.

     (i) The Agents shall have received evidence satisfactory to them that the portion of the Closing Equity received by the Borrower in connection with the closing of this Agreement (less any transaction fees and expenses) shall have been deposited into the Equity Collateral Account, and the Administrative Agent (for the benefit of the Credit Parties) shall have been granted a valid and perfected first priority Lien in all amounts deposited in the Equity Collateral Account, pursuant to a deposit pledge agreement or other security agreement in form and substance reasonably satisfactory to the Administrative Agent.

     (j) All legal matters incident to this Agreement and the consummation of the transactions contemplated hereby shall be reasonably satisfactory to the Agents and their counsel.

     Section 3.2 Conditions Precedent to Each Advance. The obligation of the Lenders to make each Advance is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such
Advance:

     (a) All of the representations and warranties made by or with respect to the Borrower Parties, or any of them, under this Agreement and the other Loan Documents, which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of such Advance unless specifically relating to an earlier date; and

     (b) There shall not exist, on the date of the making of such Advance and after giving effect to the application of the proceeds of such Advance, a Default or Event of Default hereunder, and the Administrative Agent shall have received a Request for Advance signed by an Authorized Signatory so certifying, which Request for Advance shall also provide calculations demonstrating the Borrower's compliance with Section 8.1 hereof before and after giving effect to such Advance, which calculations shall be based, during the period from the date that draft quarterly financial statements are delivered with respect to the fourth quarter of any fiscal year of the Borrower pursuant to Section 6.2 hereof until the time that final quarterly financial statements are furnished pursuant to Section 6.2 hereof, upon the financial information set forth in such draft financial statements, and at all other times on the financial information set forth in the final quarterly financial statements most recently delivered under
Section 6.2 hereof.

     Section 3.3 Conditions Precedent to Issuance of Each Letter of Credit. The obligation of each Issuing Bank to issue any Letter of Credit hereunder is subject to the prior fulfillment of each of the following conditions:

     (a) All of the representations and warranties made by or with respect to the Borrower Parties, or any of them, under this Agreement and the other Loan Documents, which, pursuant to Section 4.2 hereof, are made at and as of the time of the issuance of such Letter of Credit, shall

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

be true and correct at such time in all material respects, both before and after giving effect to the issuance of such Letter of Credit unless specifically relating to an earlier date; and

     (b) There shall not exist, on the date of the issuance of such Letter of Credit and after giving effect thereto, a Default or Event of Default hereunder, and the Administrative Agent shall have received a Request for Issuance of Letter of Credit so certifying, which Request for Issuance of Letter of Credit shall also provide calculations demonstrating the Borrower's compliance with
Section 8.1 hereof before and after giving effect to the issuance of such Letter of Credit, which calculations shall be based, during the period from the date that draft quarterly financial statements are delivered with respect to the fourth quarter of any fiscal year of the Borrower pursuant to Section 6.2 hereof until the time that final quarterly financial statements are furnished pursuant to Section 6.2 hereof, upon the financial information set forth in such draft financial statements, and at all other times on the financial information set forth in the final quarterly financial statements most recently delivered under
Section 6.2 hereof.

     Section 3.4 Conditions Subsequent. Within one hundred eighty (180) days after the Agreement Date, the Borrower shall seek an updated credit rating from Standard & Poor's and Moody's rating services (the failure by the Borrower to so act constituting an Event of Default hereunder).

                                   ARTICLE 4

                         Representations and Warranties

     Section 4.1 Representations and Warranties. The Borrower, for itself and on behalf of each of the other Borrower Parties, hereby agrees, represents and warrants in favor of each of the Credit Parties that:

     (a) Organization; Ownership; Power; Qualification. Except as otherwise permitted under Section 7.5 hereof, each of the Borrower Parties is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, has the corporate or other organizational power and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted. Each of the Borrower Parties is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses makes such qualification or authorization necessary except where failure to be so qualified, in good standing or authorized would not reasonably be expected to have a Materially Adverse Effect.

     (b) Authorization; Enforceability. Each of the Borrower Parties has the corporate or other organizational power and has taken all such action, to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated by this Agreement and by such Loan Documents. This Agreement, and each of the other Loan Documents to which any of the Borrower Parties is a party, has been duly executed and delivered by such Borrower Party, and is a legal, valid and binding obligation of such Borrower Party, enforceable against such Borrower Party in accordance with its terms, except to the extent that enforcement thereof may be limited

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

by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to any Insolvency Proceeding of such Borrower Party) and by the application of general equitable principles.

     (c) Equity Interests, Business Organization and Related Matters. As of the Agreement Date, the capitalization of Holdco will be as set forth on Schedule 4.1(c) hereof. As of the Agreement Date, the Borrower does not have any Subsidiaries other than as set forth on Schedule 4.1(c). Holdco does not have any Subsidiaries other than Intermediate Holdco or the Borrower, and Intermediate Holdco does not have any Subsidiaries other than the Borrower. All of the issued and outstanding Equity Interests of the Borrower and its Subsidiaries (other than any of the Foreign Subsidiaries) have been duly authorized and validly issued and are fully paid and (to the extent such Person is a corporation) nonassessable, and are free and clear of all Liens (except for Permitted Liens). None of such Equity Interests has been issued in violation of the Securities Act, or the securities, "Blue Sky" or other Applicable Laws of any applicable jurisdiction. As of the Agreement Date except as set forth in
Schedule 4.1(c), none of the Borrower Parties has outstanding any stock or securities convertible into or exchangeable for any of its Equity Interests, nor are there any preemptive or similar rights to subscribe for or to purchase, or any other rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, or claims of any character relating to, any of such Equity Interests or any stock or securities convertible into or exchangeable for any of such Equity Interests. As of the Agreement Date, except as set forth in Schedule 4.1(c), none of the Borrower Parties is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Interests or to register any of its Equity Interests, and there are no agreements restricting the transfer of any of the Equity Interests of any of the Borrower Parties or restricting the ability of any Subsidiary of the Borrower from making distributions, dividends or other Restricted Payments to the Borrower other than the Loan Documents, the Refinancing Securities Documents and the Exchange Offer Documents. Except as set forth on Schedule 4.1(c), within the five (5) year period immediately preceding the Agreement Date, none of the Borrower Parties has changed its name nor transacted business under any other name or trade name.

     (d) Compliance with Other Loan Documents and Contemplated Transactions. The execution, delivery and performance by each of the Borrower Parties of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any material consent or approval, governmental or otherwise, not already obtained, (ii) violate in any material respect any Applicable Law respecting any Borrower Party, (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation, by-laws or other governing documents of any Borrower Party, or under any material indenture, agreement or other instrument, to which any Borrower Party is a party or by which any of them or their respective properties may be bound, (iv) conflict with, result in a breach of, or constitute a default or violation of, the terms and conditions of any Necessary Authorization, or (v) result in or require the creation or imposition of any Lien upon or with respect to any Assets or other property now owned or hereafter acquired by any Borrower Party, except for Permitted Liens.

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

     (e) Business. Each of the Borrower and its Restricted Subsidiaries are engaged in the business of publishing (in print or on an Internet web-site) technology-related magazines in the United States and Europe, and in business activities related thereto.

     (f) Necessary Authorizations, Etc. The Borrower Parties have obtained all material Necessary Authorizations, and all of the material Necessary Authorizations are in full force and effect, and the Borrower Parties are in compliance in all material respects with the provisions thereof. No material Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened attack or revocation, and the Borrower is not aware of any fact or condition which would constitute grounds for any governmental or other licensing authority to deny any pending application for any material Necessary Authorization, to suspend, revoke, modify or annul any material Necessary Authorizations or to impose any material financial penalty on any Borrower Party.

     (g) Compliance with Law. The Borrower Parties, and the conduct of their respective businesses by the Borrower Parties, are in compliance in all material respects with all, and do not violate in any material respect any, (i) Applicable Laws and/or (ii) provisions of the certificates or articles of incorporation, by-laws and other governing documents of any Borrower Party.

     (h) Title to Assets. Except with respect to intellectual property (which is addressed in Section 4.1(q)), the Borrower Parties each have good and legal title to, or a valid leasehold interest in, all of their respective material Assets, and none of such Assets is subject to any Liens, except for Permitted Liens. Except for financing statements or other agreements evidencing Permitted Liens, (i) no financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names any of the Borrower Parties as debtor, or which covers or purports to cover any of the Assets of any of the Borrower Parties, is currently effective and on file in any state or other jurisdiction (other than precautionary UCC financing statements regarding operating leases or consignments), and (ii) none of the Borrower Parties has signed any such financing statement or filing or any security agreement or other document authorizing any secured party to file any such financing statement or filing. None of the Borrower Parties is a party to any contract, instrument or agreement (including, without limitation, any of the Necessary Authorizations, but excluding (A) the Refinancing Securities Documents, (B) the Exchange Offer Documents, (C) the Loan Documents, and (D) any agreements providing financing for the purchase of a particular asset or assets (but only the extent of such asset or assets financed thereunder)) restricting the ability of such Borrower Party to enter into an agreement by which such Borrower Party agrees that it shall not create, assume, incur or permit to exist or be created, directly or indirectly, any Lien on its Assets other than Permitted Liens.

     (i) Litigation. As of the Agreement Date and to the best of the Borrower's knowledge, except as set forth on Schedule 4.1(i) attached hereto, there is no material action, suit, application, complaint, petition, revocation, proceeding or investigation, at law or in equity, or any material order, decree or judgment, in effect or pending against, or threatened against any of the Borrower Parties or any of their respective properties and Assets (including, without limitation, any Necessary Authorization) in any court or before any arbitrator of any kind or before or by any governmental body. No such action, suit, proceeding or investigation, and no action, suit, proceeding or investigation arising after the Agreement Date, (i) calls into question

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

the validity of this Agreement or any of the other Loan Documents, or (ii) could reasonably be expected to have a Materially Adverse Effect.

     (j) Taxes. All federal and material state, local and other tax returns (including information returns) of each of the Borrower Parties required by law to be filed have been duly filed and all federal and state, local and other material taxes and impositions, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by any of the Borrower Parties or imposed upon any of the Borrower Parties or any of their respective properties, income, profits or Assets, which are due and payable, have been paid prior to the time for assessment of penalties, except any such taxes (i) the payment of which any of the Borrower Parties is diligently contesting in good faith by appropriate proceedings, (ii) for which adequate reserves have been provided on the books of the applicable Borrower Party, and (iii) as to which no Lien, other than a Permitted Lien, has attached and no foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of each of the Borrower Parties in respect of any taxes or other governmental charges are adequate.

     (k) Financial Information. The Borrower has furnished or caused to be furnished to the Credit Parties (i) the unaudited balance sheets of the Borrower, on a consolidated basis with the Restricted Subsidiaries, and of LaunchCo and InternetCo, each on a consolidated basis with its Subsidiaries, and the related statements of operations and the related statements of cash flows of the Borrower, on a consolidated basis with the Restricted Subsidiaries, and the related revenue and EBITDA on a consolidating (by publication) basis, and the related statements of operations and the related statements of cash flows of InternetCo and LaunchCo, each on a consolidated basis with its Subsidiaries, and the related revenue and EBITDA on a consolidating (by publication) basis, in each case for the month ended June 30, 2002, and for the fiscal quarter ended March 31, 2002, and (ii) the audited balance sheet of the Borrower, on a consolidated basis with the Restricted Subsidiaries, and the unaudited balance sheets of InternetCo and LaunchCo, each on a consolidated basis with its Subsidiaries, and the related audited statement of income and retained earnings or deficit and related statements of cash flows of the Borrower, on a consolidated basis with the Restricted Subsidiaries, and the related unaudited statement of income and retained earnings or deficit and related statements of cash flows of InternetCo and LaunchCo, each on a consolidated basis with its Subsidiaries, in each case for the nine (9) month period ended December 31, 2001, which are, to the best of the Borrower's knowledge, complete and correct in all material respects and present fairly in all material respects in accordance with GAAP the financial position of the Borrower, on a consolidated basis with the Restricted Subsidiaries, and of InternetCo and LaunchCo, each on a consolidated basis with its Subsidiaries on and as at December 31, 2001 (collectively, the "Financial Statements"). As of the Agreement Date, none of the Borrower Parties has any material liabilities, contingent or otherwise which would be required to be disclosed in accordance with GAAP, other than as disclosed in the financial statements referred to in the preceding sentence or as set forth or referred to in this Agreement, and there are no material unrealized losses of any of the Borrower Parties and no anticipated losses of any of the Borrower Parties other than those set forth in the Projections which have been disclosed in writing to the Credit Parties prior to the Agreement Date and identified as such. The Projections represent the Borrower's best estimate of projected future operations as of the Agreement Date, and to the best of the Borrower's knowledge, there exist no facts or circumstances which the Borrower believes could be reasonably likely to cause a

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materially adverse change in the Projections; it being recognized by the Lenders that business projections are not to be viewed as facts and that actual results may differ.

     (l) No Adverse Change. Since December 31, 2001, there has occurred no event which has had or which could reasonably be expected to have a Materially Adverse Effect, other than (i) the existence of the Existing Defaults, (ii) with respect to the discontinuation, suspension, closure, sale or merger of any of Ziff Davis Smart Business, Yahoo! Internet Life, Family PC, Mac Publishing LLC (publisher of MacWorld), Expedia Travels, Interactive Week, The Net Economy and Smart Partner, (iii) with respect to the decline in the Borrower's business prior to the Agreement Date attributable to the reduction in advertising pages and circulation resulting from market conditions existing prior to the Agreement Date and (iv) with respect to any decline in the Borrower's business after the Agreement Date attributable to any reduction in advertising pages and circulation resulting from market conditions affecting the publishing industry as a whole.

     (m) ERISA. As of the Agreement Date, each Plan subject to Title IV of ERISA, or contributed to, by any of the Borrower Parties, or any of their ERISA Affiliates, is listed on Schedule 4.1(m) attached hereto. Each of such Plans is in compliance in all material respects with their terms, ERISA and the Code. None of such Plans has an "accumulated funding deficiency" within the meaning of ERISA or the Code. None of the Borrower Parties, nor any of their respective ERISA Affiliates, has incurred any material liability to the PBGC (other than the payment of premiums imposed by Title IV of ERISA) in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan if such Plan were terminated on the date hereof. No Reportable Event has occurred with respect to any such Plan. No party in interest, fiduciary, trustee or administrator of any such Plan or trust created thereunder has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any of the Borrower Parties or any of their respective ERISA Affiliates to a tax on "prohibited transactions" imposed by Section 4975 of the Internal Revenue Code resulting in a liability to the Borrower Parties of greater than $1,000,000. No party in interest, fiduciary, trustee or administrator of any such Plan or trust created thereunder has committed a breach of its fiduciary duty or knowingly participated in any violation of ERISA which would subject any of the Borrower Parties, or any of their respective ERISA Affiliates to a material penalty under Section 502 of ERISA. As of the Agreement Date, none of the Borrower Parties nor any of their respective ERISA Affiliates is a participant in or obliged to make any payment to a Multiemployer Plan. As of the Agreement Date, except as required by Sections 601 through 609 of ERISA, none of the Borrower Parties has made any oral or written commitments to provide post-employment health or life insurance coverage with respect to any former or current employee. The Borrower Parties and ERISA Affiliates have properly classified individuals providing services to any of the Borrower Parties or ERISA Affiliates as employees or non-employees, except to the extent that a misclassification would not result in a Materially Adverse Effect.

     (n) Compliance with Regulations U. None of the Borrower Parties is engaged principally in, or has as one of its important activities, the business of purchasing or carrying, or extending credit for the purpose of purchasing or carrying, any margin stock within the meaning of Regulations U of the Board of Governors of the Federal Reserve System.

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     (o)  Investment Company Act; Public Utility Holding Company Act. None of
the Borrower Parties is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Notes violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act. None of the Borrower Parties is a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (p) Securities Laws. Each of the Borrower Parties has complied in all material respects with all material federal and state securities laws in connection with the offer and sale of stock or other equity interests in any of the Borrower Parties.

     (q) Intellectual Property. Each of the Borrower Parties owns or possesses the valid right to use all material patents, patent applications, patent and know-how licenses, inventions, technology, trademark registrations and applications, product designs, processes, trademarks, service marks, trade names, copyright registrations and licenses and rights in respect of the foregoing, which are necessary for the conduct of its business as now conducted or hereafter proposed to be conducted free and clear of any Liens, other than Permitted Liens. None of such material licenses and rights with respect to material patents, trademarks, trademark rights, trade names, trade name rights, service marks and copyrights is subject to any pending or, to the best knowledge of the Borrower, threatened attack, conflict or revocation which would be reasonably likely to have a Materially Adverse Effect. As of the Agreement Date, none of the Borrower Parties owns or possesses the valid right to use any registered patents, trademarks or copyrights, or applications for any of the foregoing, except for those registered patents, trademarks and copyrights, and applications therefor, owned by Pub Holdco and set forth on the schedules to the Intellectual Property Security Agreement.

     (r) True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of any Borrower Party in writing to any Lender (other than the Projections, budgets, drafts or other estimates) for purposes of or in connection with this Agreement or any transaction contemplated herein is, (and, solely with respect to any such information furnished on behalf of any Borrower Party by a third party, to the best of Borrower's knowledge, is) true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

     (s) Agreements with Affiliates and Management Agreements. Except as set forth on Schedule 4.1(s) attached hereto, as of the Agreement Date, none of the Borrower Parties has any written agreements or binding arrangements of any kind with any Affiliate not entered into in the ordinary course of business.

     (t) Environmental Matters. Except as is described on Schedule 4.1(t) attached hereto:

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          (i)    Each Property of any of the Borrower Parties does not contain, in, on or under, including, without limitation, the soil and groundwater thereon or thereunder, any Hazardous Materials (A) except in such quantities as required for the conduct in the ordinary course of the Borrower's business, and then only in compliance in all material respects with applicable Environmental Laws, or
(B) in amounts or circumstances that could give rise to material liability of the Borrower Parties under Environmental Laws.

          (ii) Each of the Borrower Parties is in compliance with all applicable Environmental Laws, and there is no condition which could interfere with the continued operation of any of their respective Properties in compliance with Environmental Laws or impair the financial condition of the Borrower, except such non-compliance or condition as could not reasonably be expected to have a Materially Adverse Effect.

          (iii) As of the Agreement Date, none of the Borrower Parties has received from any Governmental Authority or any other Person any complaint, notice of violation, alleged violation, investigation or advisory action or notice of potential liability regarding matters of environmental protection or permit compliance under applicable Environmental Laws with regard to their respective Properties, and as of the Agreement Date, none of the Borrower Parties is aware that any Governmental Authority is contemplating delivering to any of the Borrower Parties any such notice. As of the Agreement Date, there is no condition or circumstance currently or with the passage of time that could reasonably be expected to present the basis of any such notice. As of the Agreement Date, there has been no pending or, to the Borrower's knowledge, threatened complaint, notice of violation, alleged violation, investigation or notice of any material potential liability under Environmental Laws with regard to any of their respective Properties.

          (iv) Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under any of the Properties of any of the Borrower Parties by or on behalf of any of the Borrower Parties except in such quantities as required for the conduct in the ordinary course of the Borrower's business, and then only in compliance with applicable Environmental Laws, or in a manner that could give rise to material liability under Environmental Laws nor have any Hazardous Materials been transported or disposed of from any of the Properties by or on behalf of any of the Borrower Parties to any other location except in compliance with all Environmental Laws nor in a manner that could reasonably be anticipated to give rise to material liability under Environmental Laws.

          (v) None of the Borrower Parties is a party to any governmental administrative actions or judicial proceedings pending under any Environmental Law with respect to any of the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties of any of the Borrower Parties.

          (vi)   Notwithstanding anything to the contrary contained in this
Section 4.1(t), the foregoing representations shall only be untrue if the aggregate effect of all conditions, failures and non-compliance of the types described above would reasonably be expected to result

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in liability (including, without limitation, costs to remediate any affected
Property) to the Borrower Parties in excess of $1,000,000.

     (u) Payment of Wages; Labor Matters. Each of the Borrower Parties is in compliance with the Fair Labor Standards Act, as amended, in all material respects, and each of the Borrower Parties has complied in all material respects with all minimum and overtime wage requirements applicable to its employees. As of the Agreement Date, except as disclosed on Schedule 4.1(u): (i) no labor contract to which any of the Borrower Parties is a party or is otherwise subject is scheduled to expire during the term of this Agreement; (ii) none of the Borrower Parties has, within the two (2) year period immediately preceding the Agreement Date, taken any action which would have constituted or resulted in a "plant closing" or "mass layoff" within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable federal, state or local law, and the Borrower does not have any reasonable expectation that any such action is or will be required at any time during the term of this Agreement; (iii) all of the operations of the Borrower Parties are conducted in all material respects in compliance with all applicable rules and regulations promulgated by the Occupational Safety and Health Administration of the United States Department of Labor; and (iv) as of the Agreement Date, (A) none of the Borrower Parties is a party to any labor dispute (other than any immaterial disputes with such Borrower Party's employees as individuals and not affecting such Borrower Party's relations with any labor group or its workforce as a whole) and (B) there are no pending or, to the Borrower's knowledge, threatened strikes or walkouts relating to any labor contracts to which any of the Borrower Parties is a party or is otherwise subject. As of the Agreement Date, none of the employees of any of the Borrower Parties is a party to any collective bargaining agreement with any of the Borrower Parties.

     (v) Priority. The Security Interest is a valid and perfected first priority (except for Permitted Liens) security interest, to the extent that a security interest may be created under Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction, in all of the Collateral in favor of the Administrative Agent, for the benefit of the Credit Parties, securing, in accordance with the terms of the Security Documents, the outstanding Obligations. The Collateral is not subject to any Liens other than Permitted Liens. The Liens created by the Security Documents are enforceable as security for the outstanding Obligations in accordance with their terms with respect to the Collateral except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to any Insolvency Proceeding of any of the Borrower Parties) and to the application of general equitable principles.

     (w) Indebtedness. Except as permitted pursuant to Section 7.1 hereof, none of the Borrower Parties has outstanding, as of the Agreement Date, and after giving effect to the initial Advance of the Loans hereunder on the Agreement Date, any Indebtedness.

     (x) Investments. As of the Agreement Date, none of the Borrower Parties owns any Equity Interests or other securities of, or equity interests in, or has outstanding loans or advances to, or guaranties of the obligations of, any Person except as reflected in the Financial Statements, or disclosed on Schedule 4.1(c) or Schedule 4.1(x) attached hereto.

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     (y)  Material Contracts. Schedule 4.1(y) contains a complete list, as of the Agreement Date, of each contract, agreement or commitment (the "Material Contracts") to which any of the Borrower Parties is a party which is material to its business, financial condition, operations, prospects or Assets, and, upon the request of the Administrative Agent, the Borrower will provide the Administrative Agent with a copy of any such contract or agreement. Schedule 4.1(y) further identifies each Material Contract which requires consent to the granting of a Lien in favor of the Administrative Agent on the rights of any of the Borrower Parties thereunder.

     (z) Broker's or Finder's Commissions. No broker's or finder's fee or commission will be payable with respect to this Agreement, and no other similar fees or commissions will be payable by any of the Borrower Parties for any other services rendered to any of them ancillary to this Agreement except to the Administrative Agent and the other Credit Parties.

     (aa) Exchange Offer Documents. The Borrower has provided to the Administrative Agent true, correct and complete, in all material respects, copies of the Exchange Offer Documents. As of the Agreement Date, to the best of the Borrower's knowledge, none of the representations and warranties made by or with respect to any of the Borrower Parties as set forth in the Exchange Offer Documents is incorrect in any material respect as of the date made or deemed made.

     (bb) Solvency. As of the Agreement Date and after giving effect to the Exchange Offer and the transactions contemplated by this Agreement and the other Loan Documents, (i) the property of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation on a going concern basis, will exceed its debt; (ii) the capital of the Borrower and its Subsidiaries on a consolidated basis will not be unreasonably small to conduct its business; and
(iii) the Borrower and its Subsidiaries on a consolidated basis will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature. For purposes of this Section 4.1(bb), "debt" means any liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

     (cc) Real Property. As of the Agreement Date, Schedule 4.1(cc) sets forth
(i) all real property owned or leased by the Borrower or any of its Subsidiaries, (ii) in the case of leased real property with lease payments in excess of $100,000 per month (such leases being herein referred to as "Material Leases"), the name of the lessor of such real property, a description of the lease agreement with respect thereto, and whether such lease has been recorded in the real property records of any jurisdiction, (iii) all such owned or leased real property as to which title insurance or a commitment for title insurance has been obtained, (iv) the use of such owned or leased real property in the conduct of such Borrower Party operations, and (v) the Borrower's good faith estimate of the fair market value of each parcel of owned real property. Each of the leases of the Borrower and each of its Subsidiaries is valid, enforceable against such Borrower Party and in full force and effect, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to any Insolvency

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Proceeding of such Borrower Party), and as of the Agreement Date, has not been modified or amended, except as otherwise set forth in Schedule 4.1(cc). Each of the Borrower and its Subsidiaries is the sole holder of the lessee's interests under each Material Lease to which it is a party and, as of the Agreement Date, has the right to pledge and assign the same except as qualified in Schedule 4.1(cc). Neither the Borrower nor any of its Subsidiaries has made any pledge or assignment of any of its rights under any Material Leases except pursuant to the Security Documents or in respect of Permitted Liens, and neither the Borrower nor any of its Subsidiaries has received notice (written or otherwise) that the landlord under any Material Lease intends to terminate such Material Lease. As of the Agreement Date, except as set forth in Schedule 4.1(cc), neither the Borrower nor any of its Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by it.

     (dd) Specified Defaults. To the Borrower's knowledge, the Defaults and Events of Default identified as Specified Defaults on Schedule 1 attached hereto are all of the material Defaults and Events of Default existing as of the Agreement Date.

     Section 4.2 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made, and shall be true and correct in all material respects, at and as of the Agreement Date and on the date of each Advance and on the date of issuance of each Letter of Credit, except to the extent expressly applicable only to an earlier date or previously fulfilled in accordance with the terms hereof. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Credit Parties, any investigation or inquiry by any Credit Party, or the making of any Advance or the issuance of any Letter of Credit under this Agreement.

                                   ARTICLE 5

                                General Covenants

          So long as any of the Obligations (other than solely indemnification obligations) are outstanding and unpaid, or the Borrower shall have the right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Required Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing:

     Section 5.1 Preservation of Existence and Similar Matters. The Borrower will, and will cause each of the other Parties to:

     (a) except as otherwise permitted hereunder, preserve and maintain its existence, and all of its material rights, franchises, licenses and privileges, in the state of its incorporation or organization and in each other state in which it operates a material part of its business; and

     (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business makes such qualification or

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authorization necessary except where the failure to be so qualified or authorized would not reasonably be expected to have a Materially Adverse Effect.

     Section 5.2 Business; Compliance with Applicable Law. The Borrower will, and will cause each of its Restricted Subsidiaries to, engage solely in the business of publishing, in print or on the Internet, technology-related magazines in the United States and Europe, and in business activities related thereto. The Borrower will, and will cause each of the other Borrower Parties to, comply in all material respects with the requirements of all Applicable Laws.

     Section 5.3 Maintenance of Properties and Assets. The Borrower will, and will cause each of the other Borrower Parties to, (a) maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear and damage by casualty excepted) all material properties used in their respective businesses (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements to such properties to the extent deemed necessary in the business judgment of the Borrower and in compliance with this Agreement, and (b) obtain and maintain and preserve in full force and effect, and renew and extend as necessary, all material Necessary Authorizations.

     Section 5.4 Accounting Methods and Financial Records. The Borrower will maintain, on a consolidated basis with its Subsidiaries, a system of accounting established and administered in accordance with GAAP consistently applied, keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles, and keep accurate and complete records of the Collateral. Each of the Borrower Parties will maintain a fiscal year ending on December 31.

     Section 5.5 Insurance. The Borrower will, and will cause each of its Subsidiaries to:

     (a) Maintain insurance, including, but not limited to, business interruption coverage, public liability coverage insurance, from responsible companies in such amounts and against such risks to each of the Borrower and its Subsidiaries as is prudent in the reasonable business judgment of the Borrower (including, without limitation, larceny, embezzlement, employee fidelity, and other criminal misappropriation insurance and insurance against claims for personal or bodily injury, death or property damage);

     (b) Keep their respective Assets insured by responsible companies against loss or damage by fire, theft, burglary, pilferage, loss in transit, explosions and hazards insured against by extended coverage, in amounts and scope of coverage which are prudent for the magazine publishing industry, in accordance with industry standards, all premiums thereon to be paid by the Borrower and its Subsidiaries;

     (c) Require that each casualty and liability insurance policy for the Borrower and its Subsidiaries provide for at least thirty (30) days' prior written notice to the Administrative Agent of any termination of or proposed cancellation or non-renewal of such policy, or material reduction in coverage, and name the Administrative Agent (for the benefit of the Credit Parties) as additional named loss payee to the extent of the Obligations and additional named insured.

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     Section 5.6 Payment of Taxes and Claims. The Borrower will, and will cause each of the other Borrower Parties to, pay and discharge all material taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by them or imposed upon them or their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all material lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of their properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower will, and will cause each of the other Borrower Parties to, timely file all material information returns required by federal, state or local tax authorities.

     Section 5.7 Visits and Inspections. The Borrower will, and will cause each of the other Borrower Parties to, permit representatives of any of the Credit Parties, including, without limitation, any financial advisor retained by the Administrative Agent, during normal business hours, or otherwise upon reasonable advance notice to such Borrower Party to (a) visit and inspect the properties of such Borrower Party, (b) inspect and make extracts from and copies of their respective books and records, and (c) discuss with their respective principal officers their respective businesses, assets, liabilities, financial positions, results of operations and business prospects. Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall promptly pay or reimburse all out-of-pocket expenses of the Administrative Agent (but not any other Credit Party) in connection with the exercise of its inspection rights under this Section 5.7 during the existence of any Default or Event of Default. Each of the Borrower Parties will also permit representatives of the Administrative Agent, including any financial advisor retained by the Administrative Agent, upon reasonable advance notice to such Borrower Party, to discuss with their respective auditors their respective businesses, assets, liabilities, financial positions, results of operations and business prospects, and the Administrative Agent agrees to permit such Borrower Party to be present at such discussion.

     Section 5.8 Use of Proceeds. The Borrower will use the aggregate proceeds of all Advances (a) to finance Capital Expenditures and Permitted Investments and (b) for working capital and other general corporate purposes (including, without limitation, fees and expenses relating to the transactions contemplated by this Agreement and the other Loan Documents). No proceeds of Advances hereunder shall be used for the purchase or carrying or the extension of credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

     Section 5.9 Real Property. With respect to each parcel of real property with a fair market value in excess of $500,000 at any time owned by the Borrower or any of its Subsidiaries, to the extent requested by the Administrative Agent, the Borrower shall, and shall cause each of its Subsidiaries to, promptly following such request execute and deliver to the Administrative Agent, a Mortgage (except with respect to property subject only to Liens of the type described in clauses (f) and (p) of the definition of Permitted Liens) covering such parcel of real property, and collaterally assign, to the extent permitted therein, any lease agreements entered into by the Borrower or any of its Subsidiaries as lessor with respect to such real

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

property, in either case to the extent requested by the Administrative Agent. To the extent that the lessor's consent is required with respect to the grant of any Mortgage with respect to any parcel of leased real property, the Borrower shall use its commercially reasonable efforts to obtain from the applicable lessor such consent in writing.

     Section 5.10 Indemnity. The Borrower, for itself and on behalf of each of the other Borrower Parties, agrees to indemnify and hold harmless each Indemnified Party from and against any and all claims, liabilities, actual losses, damages, actions, reasonable attorneys' fees and expenses, including the costs of investigating and defending such claims, whether or not any of the Borrower Parties or the Person seeking indemnification is the prevailing party, arising out of or in connection with any action brought by a third party against such Indemnified Party in connection with (a) the Commitments, the Loans or otherwise under this Agreement or any other Loan Document (including, without limitation, the taking of collateral security for the Obligations), including the use of the proceeds of Loans hereunder in any fashion by the Borrower or any of its Subsidiaries or the performance of their respective obligations under the Loan Documents by any of the Borrower Parties, (b) allegations of any participation by the Credit Parties, or any of them, in the affairs of any of the Borrower Parties, or allegations that any of them has any joint liability with any of the Borrower Parties for any reason, or (c) any claims against the Credit Parties, or any of them, by any shareholder, partner, or other investor in or lender to any of the Borrower Parties, by any brokers or finders or investment advisers or investment bankers retained by any of the Borrower Parties or by any other third party, arising out of the Commitments, the Loans or otherwise under this Agreement or any other Loan Document, unless the Person seeking indemnification hereunder is determined in such case to have (i) acted with gross negligence, bad faith or willful misconduct or (ii) have breached in any material respect its obligations to the Borrower Parties, in any case as determined by a final, non-appealable judicial order. The obligations of the Borrower Parties under this Section 5.10 are in addition to, and shall not otherwise limit, any liabilities which any of the Borrower Parties might otherwise have in connection with any warranties or similar obligations of such Borrower Party in any other agreement or instrument or for any other reason.

     Section 5.11 Environmental Matters. The conduct of each Borrower Party's business operations will not violate in any material respect any Environmental Laws, and none of the Borrower Parties will use, or permit any other Person to use, any Hazardous Materials at any of its places of business except such materials as are incidental to such Borrower Party's normal course of business, maintenance and repairs, and then only in compliance in all material respects with all applicable Environmental Laws. The Borrower shall promptly notify the Credit Parties in writing of (a) any and all material enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened in writing pursuant to any applicable Environmental Law;
(b) the existence of any condition or circumstances; and (c) all claims made or threatened by any third party against any of the Borrower Parties relating to damages, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials, which, in the case of (a), (b) or (c), could reasonably be expected to result in any material liability under any Environmental Laws. The Borrower shall promptly notify the Credit Parties of any remedial action taken by any of the Borrower Parties pursuant to Environmental Laws with respect to such Borrower Party's business operations which remedial action resulted in costs and expenses in excess of $100,000.

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     Section 5.12 ERISA. The Borrower shall, and shall cause each of the other
Borrower Parties to, at all times make, or cause to be made, prompt payment of contributions required under the terms of their Plans and to meet the minimum funding standards set forth in ERISA with respect to such Plans. The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, each of the Plans of the Borrower Parties in material compliance with their terms and applicable provisions of ERISA and the Code.

     Section 5.13 Further Assurances. The Borrower, at its sole expense, will promptly execute and deliver to the Credit Parties, or cause to be executed and delivered to the Credit Parties, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower Parties in the Loan Documents (including, without limitation, this Agreement), or to obtain any consents, all as may be reasonably necessary or appropriate in connection therewith as may be reasonably requested.

     Section 5.14 Covenants Regarding Formation of Subsidiaries, the Making of Investments and Acquisitions. At the time of any Acquisition by any of the Borrower Parties, or the formation of any new Subsidiary of any of the Borrower Parties, the Borrower will, and will cause each of the other Borrower Parties, as applicable, to (a) (other than in the case of the Foreign Subsidiaries) provide to the Administrative Agent a duly executed supplement to the Subsidiary Security Agreement for any new Subsidiary, together with appropriate UCC-1 financing statements, (b) (other than in the case of the Foreign Subsidiaries), provide to the Administrative Agent a duly executed supplement to the Subsidiary Guaranty and a loan certificate for any such new Subsidiary, substantially in the form of Exhibit V attached hereto, together with appropriate attachments thereto; (c) (other than in the case of the Foreign Subsidiaries) pledge to the Administrative Agent all (or in the case of the Foreign Subsidiaries, sixty-six percent (66%)) of the Equity Interests (or other instruments or securities evidencing ownership) of any Subsidiary or Person which is acquired or formed, beneficially owned by any of the Borrower Parties as additional Collateral for the Obligations to be held by the Administrative Agent in accordance with the terms of the Borrower Pledge Agreement or the Subsidiary Pledge Agreement, as applicable, and execute and deliver to the Administrative Agent all such documentation for such pledge (including, without limitation, a supplement to the Subsidiary Pledge Agreement, original certificates representing the pledged Equity Interests and corresponding certificate powers duly executed in blank) as, in the reasonable opinion of the Administrative Agent, is appropriate; and
(d) provide all other documentation, including, without limitation, an Intellectual Property Security Agreement or any other security agreement covering any additional intellectual property obtained by such Borrower Party (other than in the case of the Foreign Subsidiaries), additional UCC-1 financing statements, and one or more opinions of counsel reasonably satisfactory to the Administrative Agent which in the reasonable opinion of the Administrative Agent is appropriate with respect to such Acquisition or the formation of such new Subsidiary. In addition, if the Borrower or any of the Subsidiaries of the Borrower (other than the Foreign Subsidiaries) shall at any time obtain any interest in any registered patent, trademark or copyright, or application for any of the foregoing, the Borrower or the applicable Subsidiary shall, as soon as reasonably practicable thereafter, execute and deliver to the Administrative Agent an Intellectual Property Security Agreement (or amendment thereto), such UCC-1 financing statements and one or more opinions of counsel reasonably satisfactory to the Administrative Agent which in the reasonable opinion of the Administrative Agent is appropriate for the pledge of such interests to the Administrative Agent. Investments made by any of the

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Borrower Parties (other than the Foreign Subsidiaries) after the Agreement Date shall also be treated as additional Collateral and shall be subject to the provisions of appropriate Security Documents. Any agreement or instrument executed or issued pursuant to this Section 5.14 shall be a "Security Document" and a "Loan Document" for purposes of this Agreement.

                                   ARTICLE 6

                              Information Covenants

          So long as any of the Obligations (other than solely indemnification obligations) is outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Required Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to each Credit Party at its offices:

     Section 6.1 Monthly Financial Statements and Information. Within thirty
(30) days after the last day of each month (other than March, June, September and December), unaudited balance sheets of the Borrower, on a consolidated basis with the Restricted Subsidiaries, and of LaunchCo and of InternetCo, each on a consolidated basis with its Subsidiaries, in each case as of the end of such month and as of the end of the preceding fiscal year, and the related statements of operations and the related statements of cash flows of the Borrower, on a consolidated basis with the Restricted Subsidiaries, and the related revenue and EBITDA on a consolidating (by publication) basis, and the related statements of operations and the related statements of cash flows of LaunchCo and of InternetCo, each on a consolidated basis with its Subsidiaries and the related revenue and EBITDA of LaunchCo, on a consolidating (by publication) basis, in each case for such month and for the elapsed portion of the year ended with the last day of such month, which shall set forth in comparative form such figures
(x) as at the end of and for such month, (y) as against the corresponding month during the preceding fiscal year and (z) (I) for each month ended during the period from the Agreement Date through December 31, 2002, as against the figures set forth for such month in the Projections delivered in connection with the closing of this Agreement and (II) for each month ended thereafter, as against the figures set forth for such month in the Borrower's business plan provided to the Credit Parties pursuant to Section 6.5(c) hereof. The foregoing financial statements shall be certified by a Principal Officer to be, in his or her opinion, complete and correct in all material respects and to present fairly in all material respects, in accordance with GAAP, the financial position of the Borrower, on a consolidated and consolidating (by publication) basis, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments and the absence of footnotes. Notwithstanding anything to the contrary contained in the foregoing, the Borrower will furnish draft monthly financial statements with respect to December during each fiscal year of the Borrower, within sixty (60) days after the last day of such month.

     Section 6.2 Quarterly Financial Statements and Information. Within forty-five (45) days after the last day of each of the first three (3) quarters, and within one hundred five (105) days after the last day of the fourth quarter, of each fiscal year of the Borrower, unaudited balance sheets of the Borrower, on a consolidated basis with the Restricted Subsidiaries, and of LaunchCo and of InternetCo, each on a consolidated basis with its Subsidiaries, in each case as

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at the end of such quarter and as of the end of the preceding fiscal year, and the related statements of operations and the related statements of cash flows of the Borrower, on a consolidated basis with the Restricted Subsidiaries, and the related revenue and EBITDA on a consolidating (by publication) basis, and the related statements of operations and the related statements of cash flows of LaunchCo and of InternetCo, each on a consolidated basis with its Subsidiaries and the related revenue and EBITDA of LaunchCo, on a consolidating (by publication) basis, in each case for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which shall set forth in comparative form such figures (x) as at the end of and for such quarter, (y) as against the corresponding quarter during the preceding fiscal year and (z) (I) for each quarter ended during the period from the Agreement Date through December 31, 2002, as against the figures set forth for such quarter in the Projections delivered in connection with the closing of this Agreement and (II) for each quarter ended thereafter, as against the figures set forth in the Borrower's business plan provided to the Credit Parties pursuant to Section 6.5(c) hereof. The foregoing financial statements shall be certified by a Principal Officer to be, in his or her opinion, complete and correct in all material respects and to present fairly in all material respects, in accordance with GAAP, the financial position of the Borrower, on a consolidated and consolidating (by publication) basis, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments and the absence of footnotes. Notwithstanding anything to the contrary contained in the foregoing, the Borrower will furnish draft quarterly financial statements with respect to the fourth fiscal quarter during each fiscal year of the Borrower, within sixty (60) days after the last day of such quarter.

     Section 6.3 Annual Financial Statements and Information. Within one hundred five (105) days after the end of each fiscal year of the Borrower, the audited balance sheet of the Borrower, on a consolidated basis with the Restricted Subsidiaries, and the unaudited (or, to the extent such financial statements have been audited, the audited) balance sheets of InternetCo and LaunchCo, each on a consolidated basis with its Subsidiaries, in each case as at the end of such fiscal year and the related audited statement of income and retained earnings or deficit and related statements of cash flows of the Borrower, on a consolidated basis with the Restricted Subsidiaries, and the related audited the unaudited (or, to the extent such financial statements have been audited, the audited) statements of income and retained earnings or deficit and related statements of cash flows of InternetCo and LaunchCo, each on a consolidated basis with its Subsidiaries, in each case for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year and certified, without any qualifications or explanatory paragraphs, by independent certified public accountants of national recognized standing, whose opinion shall be in scope and substance reasonably satisfactory to the Agents, and include a statement certifying that no Default or Event of Default was detected during the examination of the Borrower and the Restricted Subsidiaries and that such accountants have authorized the Borrower to deliver such financial statements and opinion thereon to the Credit Parties pursuant to this Agreement.

     Section 6.4 Performance Certificates. At the time the financial statements are furnished pursuant to Section 6.2 hereof (other than any draft financial statements delivered with respect to any December of any fiscal year of the Borrower), a Performance Certificate:

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          (i)   setting forth as at the end of such fiscal quarter, (A) the arithmetical calculations required to establish (I) whether the Borrower was in compliance with the requirements of the Financial Covenants, and (II) the Applicable Margin, and (B) to the extent that the Borrower or any of the Restricted Subsidiaries shall have made any payment during such period to cover operating expenses incurred in the ordinary course of business which are allocable to the operations of any Unrestricted Subsidiary, evidence that the Borrower shall have received (whether during or prior to such fiscal quarter)
(I) Specified Equity Contributions or (II) Available Cash Flow, in either case in an amount sufficient to cover such operating expenses and not used for other purposes;

          (ii) setting forth a summary of all Investments received by (A) any member of the InternetCo Group (other than from any other member of the InternetCo Group) and (B) any member of the LaunchCo Group (other than from any other member of the LaunchCo Group), in each case during the applicable fiscal quarter, which summary shall (I) include the total amount of all such Investments received from and after the Agreement Date, (II) identify the Person making such Investment, and (III) with respect to Investments made by the Borrower or any of its Subsidiaries, indicate whether each such Investment was funded with Specified Equity Contributions or Available Cash Flow permitted to be invested in the Unrestricted Subsidiaries pursuant to Section 7.2; and

          (iii) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred as at the end of such period, or, if a Default or an Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default.

     Section 6.5 Other Reports.

     (a) Promptly upon receipt thereof, copies of all material reports, if any, submitted to the Borrower by its independent public accountants regarding the Borrower, including, without limitation, any management report prepared in connection with the annual audit referred to in Section 6.3.

     (b) Promptly upon receipt thereof, copies of any material notice or report received from any Governmental Authority, or regarding any material Necessary Authorization from the grantor of such Necessary Authorization.

     (c) Annually, and in no event later than January 31 of any year, a copy of the Borrower's annual business plan, including (i) updated financial projections for itself and its Subsidiaries, on a consolidating basis between the Restricted Subsidiaries and the Unrestricted Subsidiaries, set forth on a monthly, by publication basis for such fiscal year and (ii) balance sheets and cash flow statements, on a monthly basis, (A) for the Borrower and the Restricted Subsidiaries taken as a whole and (B) for the Unrestricted Subsidiaries taken as a whole.

     (d) To the extent not covered elsewhere in this Article 6, promptly after the sending thereof, copies of all financial statements, reports and other material written information which any of the Borrower Parties sends to any holder of its Funded Debt or its securities holders

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generally or which any of the Borrower Parties files with the Securities and
Exchange Commission or any national securities exchange.

     (e) Semi-annually, and in no event later than the date on which financial statements are required to be delivered with respect to the second and fourth quarters of each fiscal year of the Borrower under Section 6.2 hereof and with a copy to counsel for the Administrative Agent, a list of any new federally registered patent, trademark or copyright registrations and applications, and, to the extent required under the Intellectual Property Security Agreement, any new trademark, patent or copyright license agreements, of the Restricted Group supplementing the schedules to the Security Documents relating to such Assets.

     (f) Promptly following the receipt of any notice of default delivered under the terms of the Refinancing Securities Documents or the Exchange Offer Documents, copies of such notice of default.

     (g) Promptly, and in no event later than ten (10) Business Days, following the consummation thereof, written notice to the Administrative Agent of any capital contribution made to any of the Borrower Parties.

     Section 6.6 Notice of Litigation and Other Matters. Prompt notice (and, in any event notice within fifteen (15) Business Days) of any of the following events after any Borrower Party has received notice or otherwise becomes aware thereof:

     (a) the commencement of all material proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against, or to the extent known to any of the Borrower Parties, in any other way relating materially adversely to, any of the Borrower Parties, or any of their respective properties, assets or businesses, or any material Necessary Authorization;

     (b) any material adverse amendment or change to the Projections provided to the Credit Parties by the Borrower;

     (c) any Default or Event of Default, or the occurrence or non-occurrence of any event which constitutes, or which with the passage of time or giving of notice or both would constitute a default by any of the Borrower Parties under the Refinancing Securities Documents or the Exchange Offer Documents, other than this Agreement, to which any of the Borrower Parties is a party or by which any of their respective assets or properties may be bound, which could reasonably be expected to have a Materially Adverse Effect, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;

     (d) the occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Borrower or any of its Subsidiaries or the institution or threatened institution by PBGC of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan; and

     (e) the occurrence of any event subsequent to the Agreement Date which, if such event had occurred prior to the Agreement Date, would have constituted an exception to the

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representation and warranty in Section 4.1(l) or 4.1(s), or in the last sentence of Section 4.1(u), of this Agreement.

                                   ARTICLE 7

                               Negative Covenants

         So long as any of the Obligations (other than solely indemnification obligations) is outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), or any Letter of Credit is outstanding, and unless the Required Lenders (or such greater number of Lenders as may be expressly provided herein) shall otherwise consent in writing:

     Section 7.1 Indebtedness. The Borrower shall not, and shall cause each of the other Borrower Parties not to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

     (a) Indebtedness under this Agreement and the other Loan Documents;

     (b) Capitalized Lease Obligations not to exceed the aggregate principal amount of $5,000,000 at any one time outstanding over the remainder of the term of such obligations;

     (c) Indebtedness in respect of conditional sale, rental or purchase money obligations in an aggregate amount not to exceed $5,000,000 at any one time outstanding;

     (d) Obligations of the Restricted Group under Hedging Agreements entered into in the ordinary course of business;

     (e) Indebtedness of the Borrower or any of the Restricted Subsidiaries (other than any of the Foreign Subsidiaries) owing to the Borrower or any of its Subsidiaries;

     (f) Indebtedness that constitutes an Investment permitted under Section 7.2 hereof (provided that, to the extent any such Funded Debt shall be evidenced by a promissory note in favor of the Borrower or any of its Subsidiaries, such note shall be collaterally assigned to the Administrative Agent and, if such Funded Debt is secured, each security agreement or other collateral document relating thereto shall also be collaterally assigned to the Administrative Agent);

     (g) Guaranties permitted under Section 7.6 hereof;

     (h) Indebtedness representing extensions, renewals, refinancings or replacements (but not increases in principal amounts) of any of the foregoing;

     (i) Indebtedness of the Borrower represented by (i) the Exchange Notes issued on the Agreement Date to refinance the Refinancing Securities in an aggregate original principal amount not to exceed $95,000,000, plus the amount of any accrued interest (whether capitalized or paid-in-kind) thereon, or (ii) the Refinancing Securities in an aggregate principal amount not

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to exceed $12,280,000, plus the amount of any accrued interest (whether capitalized or paid-in-kind) thereon;

     (j) Indebtedness existing on the Agreement Date and described on Schedule
7.1 hereof;

     (k) Management Redemption Debt issued during any fiscal year in an aggregate principal amount not to exceed $2,000,000 outstanding at any one time during such fiscal year (with unused amounts in any fiscal year being carried over to the immediately following fiscal year, but only to such immediately following fiscal year and not any subsequent fiscal year and amounts available during the current fiscal year must be used before any amounts carried forward may be used); provided, however, that Management Redemption Debt may not be incurred during the existence of any Default or Event of Default;

     (l) Indebtedness of any member of the LaunchCo Group to any other member of the LaunchCo Group;

     (m) Indebtedness of any member of the InternetCo Group to any other member of the InternetCo Group; and

     (n) Indebtedness consisting of customary forms of deferred compensation, such as customary non-compete, consulting and similar agreements, incurred in connection with a Permitted Acquisition.

     Section 7.2 Investments. The Borrower shall not, and shall cause each of its Subsidiaries not to, own or make any Investment except that the Borrower and its Subsidiaries may:

     (a) make Investments in and loans to the Borrower and to the Restricted Subsidiaries, the members of the LaunchCo Group may make Investments in and loans to other members of the LaunchCo Group, and the members of the InternetCo Group may make Investments in and loans to other members of the InternetCo Group;

     (b) purchase or otherwise acquire and own Cash Equivalents;

     (c) make Investments permitted by Section 7.5 hereof;

     (d) so long as no Default or Event of Default under any of Sections 9.1(b),
(f) or (g) hereof shall then exist, but notwithstanding the existence of any other Default or Event of Default, make Investments in (A) the LaunchCo Group to the extent such Investments are funded solely with eTesting Sale Proceeds to the extent such eTesting Sale Proceeds are not used for any other purpose and (B) the Unrestricted Subsidiaries to the extent such Investments are funded solely with Specified Equity Contributions or, after the Trigger Date, Available Cash Flow, in each case to the extent not used for any other purpose;

     (e) receive and own Investments acquired pursuant to Permitted Dispositions of up to twenty-five percent (25%) of the Purchase Price thereof;

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     (f) may make pledges and deposits of the type described in clauses (d),
(g), (m) and (n) of the definition of "Permitted Liens";

     (g) make Investments permitted under Sections 7.1 and 7.6 hereof;

     (h) may acquire and own Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and past due accounts;

     (i) may make Investments that could otherwise be made as distributions permitted under Section 7.7 hereof;

     (j) may own and hold Investments existing on the Agreement Date which are reflected in the Financial Statements or which are set forth on Schedule 4.1(c) or Schedule 4.1(x) attached hereto;

     (k) make loans and advances to employees in the ordinary course of business in an aggregate amount not to exceed $500,000 at any one time outstanding;

     (l) the Borrower and its Subsidiaries may sublease any real property leased by them; and

     (m) may own and hold the Management Notes.

     Section 7.3 Limitation on Liens. The Borrower shall not, and shall cause each of the other Borrower Parties not to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of their respective properties or assets, whether now owned or hereafter acquired, except for Permitted Liens.

     Section 7.4 Amendment and Waiver. The Borrower shall not, and shall cause each of the other Borrower Parties not to, without the prior written consent of the Required Lenders, enter into any amendment of, or agree to or accept any waiver, which would materially adversely affect the rights of the Borrower and the Credit Parties (in their capacity as Lenders under this Agreement), or any of them, of any of the provisions of, (a) its organizational documents, including, without limitation, its certificate or articles of incorporation and by-laws, (b) the ZD Acquisition Documents, (c) the Refinancing Securities Documents, or (d) the Exchange Notes Documents.

     Section 7.5 Liquidation; Merger; Acquisition or Disposition of Assets. The Borrower shall not, and shall cause each of the other Borrower Parties not to, at any time: (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up; (b) enter into any merger, consolidation or other business combination; (c) sell, lease (as lessor), abandon, transfer, trade or otherwise dispose of (including, without limitation, by way of a Sale and Lease-Back Transaction), in a single transaction or in a series of related transactions, any of its Assets, property or business (other than such transactions in the ordinary course of business); (d) acquire Equity Interests of another Person or make any Acquisition; or (e) create or acquire any Subsidiary; provided, however, that:

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          (i)    the following are permitted: (A) a merger of Intermediate
Holdco into Holdco, provided that Holdco is the surviving Person (a "Permitted Holdco Merger"); (B) a merger among the Borrower and one or more Restricted Subsidiaries, provided the Borrower is the surviving Person; (C) a merger between or among two or more Restricted Subsidiaries; (D) an Acquisition permitted hereunder with the consent of the Required Lenders effected by a merger in which the Borrower or a Restricted Subsidiary is or will become the surviving Person; and (E) a liquidation or dissolution of one or more Restricted Subsidiaries into its or their parent entity (provided the Borrower or one of the Restricted Subsidiaries is such parent entity);

          (ii) so long as no Default or Event of Default then exists or would be caused thereby and subject to compliance with the mandatory prepayment provision of Section 2.7(b), the Borrower and the Restricted Subsidiaries may sell, lease, abandon, transfer, trade or otherwise dispose of, in a single transaction or in a series of related transactions, any Assets, in each case at not less than the fair market value thereof and in connection therewith the Administrative Agent shall, upon the request of the Borrower, release any Liens granted pursuant to the Security Documents with respect to such Assets, subject to the following conditions:

              (A) the Borrower shall provide to the Administrative Agent and the Lenders a Performance Certificate setting forth the arithmetical calculations required to establish the Borrower's pro forma compliance with Section 8.1 of this Agreement;

             (B) with respect to any disposition having a Purchase Price (with respect to a single transaction or a series of related transactions) in excess of $5,000,000, the Borrower shall provide to the Administrative Agent and the Lenders (I) revised Projections assuming consummation of such disposition and demonstrating pro forma compliance with the terms of this Agreement through the Final Maturity Date, and (II) evidence satisfactory to the Agents and their counsel that the board of directors of the applicable Borrower Party shall have certified in good faith as to the fair market value determination of the Purchase Price with respect to such disposition;

             (C) at least seventy-five percent (75%) of the Purchase Price with respect to such disposition shall be in the form of cash;

             (D) the aggregate Purchase Price for Assets disposed of by the Borrower and its Subsidiaries, with respect to a single transaction or a series of related transactions, shall not exceed $20,000,000; and

             (E) each of the Lenders shall have consented to such disposition except to the extent that the Assets subject to such disposition, together with (x) the Assets subject to all other Permitted Dispositions consummated since the Agreement Date and (y) the Assets related to all operations of the Borrower and the Restricted Subsidiaries discontinued since the Agreement Date, shall not exceed fifteen percent (15%) of EBITDA for the twelve (12) month period most recently ended for which financial statements are required to have been provided pursuant to Section 6.1 hereof;

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          provided, however, that notwithstanding the existence of any Default or Event of Default, the Borrower and the Restricted Subsidiaries may sell, lease, abandon, transfer, trade or otherwise dispose of, in a single transaction or in a series of related transactions, any Assets in an aggregate amount not to exceed $1,000,000 during the term of this Agreement pursuant to the foregoing terms and conditions so long as the Borrower shall prepay the Loans pursuant to
Section 2.7(b) hereof without regard to the $1,000,000 threshold for repayment contained therein.

          (iii) the Borrower and the Restricted Subsidiaries may (A) make Investments as permitted under Section 7.2 hereof; and (B) transfer Assets amongst themselves;

          (iv) subject to compliance with Section 5.14, the Borrower and the Restricted Subsidiaries (w) may form Subsidiaries organized under any jurisdiction located within the United States, (x) may make Acquisitions of replacement Assets with Net Proceeds of insurance to the extent such Net Proceeds are permitted to be so used pursuant to Section 2.7(b)(iii) hereof, (y) so long as no Default or Event of Default then exists or would be caused thereby and subject to delivery to the Administrative Agent and the Lenders of arithmetical calculations demonstrating a pro forma reduction in the Senior Leverage Ratio after giving effect thereto, may make Acquisitions and Investments within their respective lines of business in an aggregate amount not to exceed $5,000,000 during the term of this Agreement to the extent such Acquisitions and Investments are funded solely with Specified Equity Contributions not used for other purposes, and (z) so long as the Required Lenders shall consent thereto, and subject to any conditions imposed by the Required Lenders in connection therewith, may make Acquisitions and Investments of (I) publications from members of the LaunchCo Group and (II) other Assets or businesses, within their respective lines of business;

          (v) subject to compliance with Sections 2.7 and 5.14, the Unrestricted Subsidiaries (A) may make Investments as permitted under Section
7.2 hereof, (B) so long as no Default or Event of Default under any of Sections 9.1(b), (f) or (g) hereof then exists, but notwithstanding the existence of any other Default or Event of Default, may make Acquisitions and Investments, (I) with respect to members of the LaunchCo Group, to the extent such Acquisitions and Investments are funded solely with eTesting Sale Proceeds not used for any other purpose, and (II) with respect to all Unrestricted Subsidiaries, to the extent such Acquisitions and Investments are funded solely with Specified Equity Contributions not used for other purposes, and (C) so long as the Required Lenders shall consent thereto, and subject to any conditions imposed by the Required Lenders in connection therewith, may make other Acquisitions and Investments of Assets or businesses, within their respective lines of business;

          (vi) subject to compliance with Sections 2.7 and 5.14 hereof, (A) members of the InternetCo Group may transfer Assets to other members of the InternetCo Group, members of the LaunchCo Group (whether such transfer is made in a substantially contemporaneous transaction through the Borrower or any other Subsidiary or otherwise) or, subject to delivery of a Performance Certificate to the Administrative Agent and the Lenders setting forth the arithmetical calculations required to establish the Borrower's pro forma compliance with
Section 8.1 hereof, members of the Restricted Group, (B) members of the LaunchCo Group may transfer Assets to other members of the LaunchCo Group or, subject to delivery of a Performance Certificate to the Administrative Agent and the Lenders setting forth the arithmetical calculations

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required to establish the Borrower's pro forma compliance with Section 8.1 hereof, to members of the Restricted Group, (C) members of the InternetCo Group may enter into any merger, consolidation or other business combination with other members of the InternetCo Group, and (D) members of the LaunchCo Group may enter into any merger, consolidation or other business combination with other members of the LaunchCo Group;

              (vii) so long as no Default or Event of Default then exists or would be caused thereby, LaunchCo may form or acquire Subsidiaries provided that LaunchCo shall own at least ninety percent (90%) of the Equity Interests of such Subsidiary and the Equity Interests which are not owned by LaunchCo shall be Permitted Management Shares;

              (viii) the Borrower and its Subsidiaries may sell or exchange used, obsolete or uneconomical assets for cash or other consideration;

              (ix) so long as no Default or Event of Default then exists or would be caused thereby, the Borrower and its Subsidiaries may sell Permitted Management Shares; and

              (x) subject to Section 2.7 hereof, the Unrestricted Subsidiaries may sell, lease, abandon, transfer, trade or otherwise dispose of any of their respective Assets (other than Equity Interests).

       Section 7.6 Limitation on Guaranties. The Borrower shall not, and shall cause each of the other Borrower Parties not to, at any time Guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) under any of the Loan Documents or as permitted under Section 7.1 hereof, (b) a guaranty by the Borrower or any of its Subsidiaries of the obligations of the Borrower or any of the Restricted Subsidiaries, (c) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business, (d) contingent obligations in the form of customary indemnifications for agents, employees, consultants, officers and directors of such Borrower Party, and (e) performance, surety, bid, appeal and other similar bonds as expressly referred to under the definition of "Permitted Liens".

       Section 7.7 Restricted Payments and Purchases. The Borrower shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, declare or make any Restricted Payment or Restricted Purchase except that (a) the Borrower may make regularly scheduled cash payments of interest when due on the Refinancing Securities (including, without limitation, any Refinancing Securities held by an Affiliate), and after the fourth anniversary of the Agreement Date, on the Exchange Notes (including, without limitation, any Exchange Notes held by an Affiliate), (b) after the Trigger Date, so long as (i) no Default or Event of Default then exists or would be caused thereby and (ii) the Borrower shall provide to the Administrative Agent and the Lenders a Performance Certificate setting forth the arithmetical calculations required to establish the Borrower's pro forma compliance with Section 8.2 hereof after giving effect to such payment, the Borrower may make cash payments of interest when due on the Exchange Notes (including, without limitation, any Exchange Notes held by an Affiliate) to the extent such payments are made after the Excess Cash Flow Recapture Date and are funded with Available Cash Flow, (c) the Borrower may make Restricted Payments to Holdco to permit Holdco to pay taxes, salaries, directors fees, indemnities and expenses and other corporate expenses in the

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ordinary course of its business, (d) the Subsidiaries of the Borrower may make distributions to the holders of their respective Equity Interests, (e) the Borrower and its Subsidiaries may declare and pay dividends solely in common stock or Preferred Stock (other than Disqualified Capital Stock), and (f) so long as no Default or Event of Default then exists or would be caused thereby, the Borrower and its Subsidiaries may (i) make Restricted Payments or Restricted Purchases in connection with the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdco or any of its Subsidiaries held by any employee, former employee, spouse, former spouse of any employee or former employee and any of their respective estates, or make payments on notes evidencing any Management Redemption Debt, in an aggregate amount not to exceed the sum of (A) $1,000,000 during any fiscal year (with unused amounts in any fiscal year being carried over to the immediately following fiscal year, but only to such immediately following fiscal year and not any subsequent fiscal year and amounts available during the current fiscal year must be used before any amounts carried forward may be used), plus (B) the Borrower's fifty percent (50%) share of the aggregate cash Net Proceeds received from any 'key-man' life insurance policies, (ii) repurchase Equity Interests by the issuance of Management Redemption Debt permitted under Section 7.1 hereof,
(iii) repurchase Equity Interests or make payments with respect to Management Redemption Debt with Specified Equity Contributions expressly made for such purpose, and (iv) repurchase Equity Interests in consideration for the cancellation of any Management Notes issued in connection with the original purchase thereof. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the Borrower's share of all Restricted Payments made by the direct Unrestricted Subsidiaries shall be paid to the Borrower.

     Section 7.8 Affiliate Transactions. The Borrower shall not, and shall cause each of its Subsidiaries not to, at any time engage in any transaction with an Affiliate (other than the Borrower or a Restricted Subsidiary ), nor make an assignment or other transfer of any of its Assets to any Affiliate, on terms materially less advantageous than would be the case if such transaction had been effected with a non-Affiliate, except with respect to (a) Investments and loans (other than loans made by any of the Unrestricted Subsidiaries to any member of the Restricted Group) permitted under Section 7.1 and Section 7.2 (other than loans made by any of the Unrestricted Subsidiaries to any member of the Restricted Group), (b) payments under any tax sharing agreement or arrangements among the Borrower and other members of the affiliated group of corporations of which the Borrower is the common parent, which agreement or agreements have been approved by the Agents, and (c) other transactions set forth on Schedule 4.1(s) hereto.

     Section 7.9 Business Name; Business Structure; Business. The Borrower shall not, and shall cause each of the other Borrower Parties not to (a) change its name or business structure without giving the Administrative Agent thirty (30) days' prior written notice of its intention to do so and complying with all reasonable requirements of the Administrative Agent relating to the Security Documents in regard thereto, or (b) (i) with respect to the Borrower and the Restricted Subsidiaries, engage in any businesses other than the business of publishing, in print or on the Internet, technology-related magazines in the United States, and in business activities related thereto, or make any material change in any of their respective business objectives, purposes and operations,
(ii) with respect to Intermediate Holdco, engage in any commercial business other than holding the Equity Interests of the Borrower, and (iii) with respect to Holdco, engage in any commercial business other than holding the Equity Interests of

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Intermediate Holdco. The InternetCo Group shall not engage in any business other than the acquisition, development and management of Internet initiatives, and the LaunchCo Group shall not engage in any business other than the acquisition, development and management of new magazine publishing initiatives and events with respect to new or existing magazines. Nothing contained in this Section 7.9 shall be deemed to limit or restrict any business activities otherwise permitted under this Agreement.

     Section 7.10 Real Estate. The Borrower shall not, and shall cause each of its Subsidiaries not to, purchase or become obligated to purchase any real estate except in the ordinary course of business, in compliance with Section 5.9 hereof and subject to the restrictions contained in Section 7.5 hereof.

     Section 7.11 ERISA Liabilities. The Borrower shall not, and shall cause the other Borrower Parties not to, fail to make all material contributions in accordance with the terms of their respective Plans and to meet all of the applicable minimum funding requirements of ERISA and the Code, without regard to any waivers thereof, and, to the extent that the assets of any of such Plans would be less than an amount sufficient to provide all accrued benefits payable under such Plans, shall make the maximum deductible contributions allowable under the Code. Neither the Borrower nor any of its Subsidiaries shall incur any material withdrawal liability with respect to any Multiemployer Plan. The Borrower shall not, and shall cause the other Borrower Parties not to, make any commitment to provide post-employment health or life insurance benefits, except as required by Section 601 through 609 of ERISA.

     Section 7.12 Negative Pledge. The Borrower shall not, and shall cause its Subsidiaries not to, directly or indirectly, enter into any agreement (other than the Loan Documents, the Refinancing Securities Documents and the Exchange Offer Documents) with any Person that prohibits or restricts or limits the ability of any of the Borrower Parties to create, incur, pledge, or suffer to exist any Lien upon any of its Assets, or restricts the ability of any Subsidiary of the Borrower to make Restricted Payments to the Borrower, except
(a) any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or other contract or the assignment, encumbrance or hypothecation of such lease, license or other contract; (b) any limitation or restriction contained in any Permitted Lien to the extent such limitation or restriction restricts the transfer of the property subject to such Permitted Liens; and (c) any restriction imposed pursuant to an agreement entered into in connection with a Permitted Disposition pending the closing of such sale or disposition.

     Section 7.13 Stay, Extension and Usury Laws. The Borrower shall not, and shall cause each of the other Borrower Parties not to, (to the extent it may lawfully do so) at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of its obligations under this Agreement and the other Loan Documents, and the Borrower, for itself and on behalf of each of the other Borrower Parties, hereby expressly waives (to the extent it may lawfully do so) all benefit or advantage of any such law.

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     Section 7.14 Limitation on Sale and Lease-Back Transactions. The Borrower
shall not, and shall cause each of the other Borrower Parties not to, enter into any Sale and Lease-Back Transaction, except that the Borrower or any other Borrower Party may enter into a Sale and Lease-Back Transaction if (a) the Borrower or such other Borrower Party, as applicable, could have (i) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such Sale and Lease-Back Transaction under Section 7.1 hereof and (ii) incurred a Lien to secure such Indebtedness pursuant to Section 7.3 hereof, (b) the gross cash proceeds of that Sale and Lease-Back Transaction are at least equal to the fair market value of the property sold, and (c) the transfer of assets in that Sale and Lease-Back Transaction is permitted by Section 7.5 hereof.

                                    ARTICLE 8

                               Financial Covenants

     Section 8.1 Senior Leverage Ratio. The Borrower shall not permit for any fiscal quarter end during the periods set forth below, or as of the date of any Advance during such periods, the Senior Leverage Ratio, after giving effect to such Advance (if applicable), to exceed the applicable ratio for such date during the periods as set forth below:

                          Applicable Period                           Ratio

             Agreement Date through March 31, 2003                 6.75 to 1.00

             April 1, 2003 through June 30, 2003                   6.50 to 1.00

             July 1, 2003 through September 30, 2003               6.00 to 1.00

             October 1, 2003 through December 31, 2003             5.25 to 1.00

             January 1, 2004 through March 31, 2004                4.75 to 1.00

             April 1, 2004 through June 30, 2004                   4.50 to 1.00

             July 1, 2004 through September 30, 2004               4.25 to 1.00

             October 1, 2004 through March 31, 2005                4.00 to 1.00

             April 1, 2005 through June 30, 2005                   3.75 to 1.00

             July 1, 2005 through September 30, 2005               3.50 to 1.00

             October 1, 2005 through March 31, 2006                3.25 to 1.00

             April 1, 2006 through June 30, 2006                   3.00 to 1.00

             July 1, 2006 and thereafter                           2.50 to 1.00

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     Section 8.2 Interest Coverage Ratio. For any fiscal quarter end during the periods set forth below, the Borrower shall not permit the Interest Coverage Ratio to be less than the applicable ratio for such fiscal quarter end during the periods as set forth below:

                            Period                                     Ratio

              December 31, 2002 through June 30, 2003              1.75 to 1.00

              September 30, 2003                                   2.00 to 1.00

              December 31, 2003                                    2.25 to 1.00

              March 31, 2004 and thereafter                        2.50 to 1.00

     Section 8.3 Fixed Charge Coverage Ratio. Commencing December 31, 2002, the Borrower shall not permit the Fixed Charge Coverage Ratio to be less than 1.25 to 1.00 with respect to any fiscal quarter end.

     Section 8.4 Capital Expenditures. The Borrower and the Restricted Subsidiaries shall not make Capital Expenditures, during any fiscal year during the period from the Agreement Date through December 31, 2004, in excess of the sum of (a) $5,000,000, plus (b) up to fifty percent (50%) of any unused amounts to be carried over from the prior period, which carried over amount shall not be available until the basket for the current period is fully used, plus (c) Available Cash Flow not used for other purposes.

                                    ARTICLE 9

                                     Default

     Section 9.1 Events of Default. Each of the following shall constitute an Event of Default with respect to the Obligations, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

     (a) Any representation or warranty made under this Agreement or any other Loan Document shall prove to be incorrect or misleading in any material respect when made or deemed to be made pursuant to Section 4.2 hereof;

     (b) (i) The Borrower shall default in the payment of any principal of the Loans when due, or (ii) the Borrower shall default in the payment of any interest, fees or other amounts payable to any of the Credit Parties when due and such Default shall not be cured by payment in full of such amounts within five (5) Business Days;

     (c) The Borrower shall default in the performance or observance of any agreement or covenant contained in Section 5.1(a), 5.5, 5.7 or 5.8 or in Article 6 or Article 7 or Article 8 of

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this Agreement or in any Security Documents; provided, however, that in the case of Article 6, the Administrative Agent shall have given the Borrower written notice of such Default;

     (d) The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 9.1, and such default, if curable, shall not be cured within a period of thirty (30) days from the earlier of (i) the Borrower obtaining knowledge thereof, or (ii) written notice thereof having been given to the Borrower;

     (e) There shall occur any default in the performance or observance of any agreement or covenant contained in any of the Loan Documents (other than this Agreement or as otherwise provided in this Section 9.1) by any of the Borrower Parties or any other obligor thereunder, which shall not be cured within the cure period, if any, set forth in such Loan Document;

     (f) There shall be entered and remain unstayed a decree or order for relief in respect of any of Holdco and its Subsidiaries (other than any of the Foreign Subsidiaries) under Title 11 of the United States Code as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of any of Holdco and its Subsidiaries (other than any of the Foreign Subsidiaries), or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of any of Holdco and its Subsidiaries (other than any of the Foreign Subsidiaries), or an involuntary petition shall be filed against any of Holdco and its Subsidiaries (other than any of the Foreign Subsidiaries) and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) such petition and stay shall remain uncontroverted for a period of fifteen (15) consecutive days, or continue undismissed for a period of sixty (60) consecutive days;

     (g) Any of Holdco and its Subsidiaries (other than any of the Foreign Subsidiaries) shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or any of Holdco and its Subsidiaries (other than any of the Foreign Subsidiaries) shall consent to the institution of proceedings thereunder or to the filing of any such petition or shall seek or consent to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of any of Holdco and its Subsidiaries (other than any of the Foreign Subsidiaries), or of any substantial part of their respective properties, or any of Holdco and its Subsidiaries (other than any of the Foreign Subsidiaries), shall fail generally to pay their respective debts as they become due, or any of Holdco and its Subsidiaries (other than any of the Foreign Subsidiaries) shall take any action in furtherance of any such action;

     (h) A judgment shall be entered by any court against any of the Borrower Parties (other than any of the Foreign Subsidiaries) for the payment of money which exceeds $2,000,000 (in excess of insurance) or a warrant of attachment or execution or similar process shall be issued or levied against property of any of the Borrower Parties (other than any of the Foreign Subsidiaries) which, together with all other such property of the Borrower Parties (other than any of the Foreign Subsidiaries) subject to other such process, exceeds in value $2,000,000 in the aggregate, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment,

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warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged within fifteen (15) days;

     (i) There shall be at any time any "accumulated funding deficiency," as defined in Section 302 of ERISA or in Section 412 of the Code, with respect to any Plan maintained by any of the Borrower Parties, or to which any of the Borrower Parties has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or PBGC shall institute proceedings to terminate any such Plan; or any of the Borrower Parties shall incur any material liability to PBGC in connection with the termination of any such Plan; or any fiduciary of, or party in interest to, any Plan or trust created under any Plan of any of the Borrower Parties shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any of the Borrower Parties to a tax on "prohibited transactions" imposed by Section 4975 of the Code; or any fiduciary of, or party in interest to, any Plan or trust created under any Plan of any of the Borrower Parties shall engage in a breach of fiduciary responsibility or knowingly participate in any violation of ERISA; or any Plan of any of the Borrower Parties which is intended to qualify under
Section 401(a) of the Code shall fail to meet the qualification requirements under such Code section, and, in each case, such event or condition, together with other such events or conditions, if any, would subject the Borrower Parties to any tax, liability or penalty in excess of $2,000,000;

     (j) There shall occur any default under any mortgage, deed to secure debt, note, loan agreement, indenture or other instrument of any of the Borrower Parties (other than any of the Foreign Subsidiaries) evidencing Funded Debt, which default is not cured within the applicable cure period and which results in acceleration thereunder of an amount in excess of $2,000,000;

     (k) There shall occur any default which would permit acceleration of the Indebtedness evidenced thereby under the Refinancing Securities or the Exchange Notes (or the Refinancing Securities Documents or the Exchange Offer Documents);

     (l) Any Security Document or any other Loan Document or any material provision thereof shall at any time and for any reason cease to be in full force and effect or be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any of the Borrower Parties, or by any Governmental Authority having jurisdiction over any of the Borrower Parties, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any of the Borrower Parties shall deny that it has any liability or obligation for the payment of principal or interest or other obligations purported to be created under any Loan Document; or

     (m) There shall occur any Change of Control.

     Section 9.2 Remedies.

     (a) If an Event of Default specified in Section 9.1 (other than an Event of Default under Section 9.1(f) or Section 9.1(g)) shall have occurred and shall be continuing, the Administrative Agent, at the request of the Required Lenders, shall formally declare that an

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Event of Default has occurred and (i) terminate the Revolving Commitment and
(ii) declare the principal of and interest on the Loans and all other amounts owed to the Credit Parties under this Agreement and any other Obligations to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding, and the Revolving Commitment shall thereupon forthwith terminate and all such amounts shall be immediately due and payable, and during the continuance of an Event of Default specified in Section 9.1(b) hereof, the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate.

     (b) Upon the occurrence and continuance of an Event of Default specified in
Section 9.1(f) or Section 9.1(g), all principal, interest and other amounts due hereunder, and all other Obligations, shall thereupon and concurrently therewith become due and payable and the Revolving Commitment shall forthwith terminate and the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate, all without any action by the Agents, the Lenders and the Required Lenders, or any of them, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the other Loan Documents to the contrary notwithstanding.

     (c) With respect to any outstanding Letters of Credit with respect to which presentment for honor shall not have occurred at the time of any acceleration of the Obligations pursuant to this Section 9.2, the Borrower shall promptly, upon demand by any Issuing Bank, pay to such Issuing Bank an amount equal to one hundred two percent (102%) of the aggregate undrawn and unexpired amount of each Letter of Credit then outstanding, which cash will be held as cash collateral by such Issuing Bank for the L/C Obligations and applied to the payment of Drafts drawn under such Letters of Credit and the unused portion thereof after such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations hereunder in the manner set forth in Section
9.3 hereof.

     (d) Upon acceleration of the Loans, as provided in subsection (a) or (b) of this Section 9.2, the Credit Parties shall have all of the post-default rights granted to them, or any of them, under the Loan Documents and under Applicable Law.

     (e) Upon acceleration of the Loans, as provided in subsection (a) or (b) of this Section 9.2, the Administrative Agent, upon request of the Required Lenders, shall have the right to the appointment of a receiver for the properties and assets of the Borrower and its Subsidiaries, both to operate and to sell such properties and assets, and the Borrower, for itself and on behalf of its Subsidiaries, hereby consents to such right and such appointment and hereby waives any objection the Borrower or any Subsidiary may have thereto or the right to have a bond or other security posted by the Administrative Agent, on behalf of the Credit Parties, in connection therewith.

     (f) The rights and remedies of the Credit Parties hereunder shall be cumulative and not exclusive.

     (g) Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Credit Parties hereby agree not to exercise any of the remedies available to

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them under this Agreement or any other Loan Document or under Applicable Law against the Lien granted to the Administrative Agent (for the benefit of the Credit Parties) in the Equity Collateral Account until after the occurrence and during the continuation of an Event of Default under any of Sections 9.1(b), (f) or (g) hereof.

     Section 9.3 Payments Subsequent to Acceleration. Subsequent to the acceleration of the Loans under Section 9.2 hereof, payments and prepayments under this Agreement made to any of the Credit Parties or otherwise received by any of such Persons (from realization on Collateral for the Obligations or otherwise) shall be paid over to the Administrative Agent (if necessary) and distributed by the Administrative Agent as follows: FIRST, to the reasonable costs and expenses, if any, incurred in connection with the collection of such payment or prepayment including, without limitation, any reasonable costs incurred by the Administrative Agent in connection with the sale or disposition of any Collateral for the Obligations; SECOND, to the Credit Parties for any fees hereunder or under any of the other Loan Documents then due and payable; THIRD, to the Lenders pro-rata on the basis of their respective unpaid principal amounts, to the payment of any unpaid interest which may have accrued on the Obligations; FOURTH, to the Lenders pro-rata until all Loans have been paid in full (and, for purposes of this clause, obligations under Interest Hedge Agreements with any of the Lenders shall be deemed to be Loans and shall be paid on a pro-rata basis with the Loans); FIFTH, to the Lenders pro-rata on the basis of their respective unpaid amounts, to the payment of any other unpaid Obligations; SIXTH, to damages incurred by any Credit Party by reason of any breach hereof or of any other Loan Document; and SEVENTH, upon satisfaction in full of all Obligations (other than contingent indemnity obligations), to the Borrower or as otherwise required by law. Notwithstanding the foregoing, each Lender may allocate amounts received by it pursuant to this Section 9.3 in its discretion to the various Obligations held by it.

                                   ARTICLE 10

                                   The Agents

     Section 10.1 Appointment and Authorization. Subject only to Section 10.13 hereof, each of the Lenders hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its Loans irrevocably to appoint and authorize, each of the Agents to take such actions as its agent on its behalf and to exercise such powers hereunder and under the Security Documents as are delegated to such Agents by the terms hereof and thereof, together with such powers of such Agents as are reasonably incidental thereto. None of the Agents nor any of their respective directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

     Section 10.2 Interest Holders. The Administrative Agent and the other Agents may treat each Lender, or the Person designated in the last notice filed with the Administrative Agent under this Section 10.2, as the holder of all of the interests of such Lender in its Loans until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

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     Section 10.3 Consultation with Counsel. The Administrative Agent may consult with Paul, Hastings, Janofsky & Walker LLP, special counsel to the Administrative Agent, or with other legal counsel selected by them and shall not be liable for any action taken or suffered by them in good faith in consultation with such counsel, or at the direction of the Required Lenders and in reasonable reliance on such consultations or direction.

     Section 10.4 Documents. None of the Agents shall be under any duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any other Loan Document, or any other instrument, document or communication furnished pursuant hereto or in connection herewith, and each of the Agents shall be entitled to assume (absent knowledge to the contrary) that they are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

     Section 10.5 Agents' Affiliates. With respect to the Commitments and the Loans, the Agents and their respective Affiliates shall have the same rights and powers hereunder and under the other Loan Documents as any other Lender, and Affiliates of any of the Agents may accept deposits from, lend money to and generally engage in any kind of business with any of the Borrower Parties or any Affiliates of, or Persons doing business with, any of the Borrower Parties, as if they were not affiliated with such Agent and without any obligation to account therefor.

     Section 10.6 Responsibility of the Agents. The duties and obligations of each of the Agents under this Agreement and the Security Documents are only those expressly set forth in this Agreement and the Security Documents. Each of the Agents shall be entitled to assume that no Default has occurred and is continuing unless it has actual knowledge, or has been notified by the Borrower, of such fact, or has been notified by a Lender in writing that such Lender considers that a Default has occurred and is continuing, and such Lender shall specify in detail the nature thereof in writing. None of the Agents shall be liable hereunder for any action taken or omitted to be taken except for its own gross negligence or willful misconduct. The Administrative Agent shall provide promptly each of the Lenders with copies of such documents received from the Borrower as such Lender may reasonably request.

     Section 10.7 Security Documents. The Administrative Agent, as administrative agent hereunder and under the Security Documents, is hereby authorized to act on behalf of the Lenders, in its own capacity and through other agents and sub-agents appointed by it with due care, under the Security Documents, provided that the Administrative Agent shall not agree to the release of any Collateral, or any property encumbered by any mortgage, pledge or security interests, except in compliance with Section 12.12 hereof. In connection with its role as secured party with respect to the Collateral hereunder, the Administrative Agent shall act as administrative agent, for the benefit of the Credit Parties, and such role as administrative agent shall be disclosed on all appropriate accounts, certificates, filings, mortgages, and other collateral documentation.

     Section 10.8 Action by the Agents.

     (a) Each of the Agents shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking

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or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless such Agent shall have been instructed by the Required Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action; provided that the Administrative Agent shall not exercise any rights under Section 9.2(a) of this Agreement except upon the request of the Required Lenders. None of the Agents shall incur any liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances for the protection of the interests of the Lenders except for its gross negligence, bad faith or willful misconduct, or conduct in breach of this Agreement as determined by a final, non-appealable order of a court having jurisdiction over the subject matter.

     (b) None of the Agents shall be liable to the Lenders, or to any of them, in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Required Lenders (or all of the Lenders where expressly required by this Agreement), and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

     Section 10.9 Notice of Default or Event of Default. In the event that any Agent or any Lender shall acquire actual knowledge, or shall have been notified, of any Default (other than through a notice by one party hereto to all other parties), such Agent or such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall take such action and assert such rights under this Agreement and the other Loan Documents as the Required Lenders (or all of the Lenders where expressly required by this Agreement) direct, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Required Lenders shall fail to request the Administrative Agent to take action or to assert rights under this Agreement in respect of any Default within ten (10) days after their receipt of the notice of any Default from any Agent or any Lender, or shall request inconsistent action with respect to such Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 9 hereof) as it deems in its discretion to be advisable for the protection of the Lenders, except that, if the Required Lenders have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions.

     Section 10.10 Responsibility Disclaimed. None of the Agents shall be under any liability or responsibility whatsoever as an Agent:

     (a) To the Borrower or any other Person as a consequence of any failure or delay in performance by or any breach by, the Lenders, or any of them, of any of its or their obligations under this Agreement;

     (b) To the Lenders, or any of them, as a consequence of any failure or delay in performance by, or any breach by, any of the Borrower Parties of any of their respective obligations under this Agreement or any other Loan Document to which it is a party; or

     (c) To the Lenders, or any of them, for any statements, representations or warranties in this Agreement, or any other document contemplated by this Agreement or any other Loan Document, or any information provided pursuant to this Agreement, any other Loan Document,

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or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability or sufficiency of this Agreement, any other Loan Document, or any other document contemplated by this Agreement.

     Section 10.11 Indemnification. The Lenders agree to indemnify each of the Agents (to the extent not reimbursed by the Borrower), pro-rata in accordance with their respective Commitment Ratios, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, reasonable fees and expenses of experts, agents, consultants and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agents in any way relating to or arising out of their respective roles as Agents under this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any action taken or omitted by the Agents under this Agreement, any other Loan Document, or any other document contemplated by this Agreement in their respective roles as Agents, except that none of the Lenders shall be liable to either of the Agents for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence, bad faith or willful misconduct of the Agents as determined by a final, non-appealable order of a court having jurisdiction over the subject matter.

     Section 10.12 Credit Decision. Each of the Lenders represents and warrants to each other Credit Party that:

     (a) In making its decision to enter into this Agreement and to make its Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower Parties and that it has made an independent credit judgment, and that it has not relied upon any other Credit Party or upon information provided by any Agent (other than information provided to the Lead Arranger by the Borrower and forwarded by the Lead Arranger to the Lenders); and

     (b) So long as any portion of the Obligations remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower Parties.

     Section 10.13 Successor Agents. Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent subject, so long as no Default or Event of Default then exists, to the approval of the Borrower. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Credit Parties, appoint a successor Agent which shall be any Lender or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000, or any existing Lender. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as

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Agent, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent. The resignation of an Agent may not take effect until a successor Agent is appointed.

                                   ARTICLE 11

                            Change in Circumstances
                          Affecting Eurodollar Advances

     Section 11.1 Eurodollar Basis Determination Inadequate or Unfair. If with respect to any proposed Eurodollar Advance for any Eurodollar Advance Period, the Administrative Agent determines after consultation with the Lenders that deposits in Dollars (in the applicable amount) are not being offered to each of the Lenders in the relevant market for such Eurodollar Advance Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of any affected Lender to make Eurodollar Advances shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section 11.1, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Lender, be otherwise materially disadvantageous to such Lender.

     Section 11.2 Illegality. If, after the Agreement Date, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement Date), or any change in interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any directive (whether or not having the force of law but with which such Lender customarily complies) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain or fund Eurodollar Advances, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower. Before giving any notice to the Administrative Agent pursuant to this Section 11.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Lender, be otherwise materially disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each Eurodollar Advance of such Lender, together with accrued interest thereon and any reimbursement required under
Section 2.10 hereof, on either (a) the last day of the then current Eurodollar Advance Period applicable to such affected Eurodollar Advances if such Lender may lawfully continue to maintain and fund such Eurodollar Advances to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such affected Eurodollar Advances to such day. Concurrently with repaying each affected Eurodollar Advance of such Lender, notwithstanding anything contained in Article 2 or Article 3 hereof, the Borrower may borrow a Base Rate Advance from such Lender, and such Lender shall make such Advance, if so requested, in an amount such that the outstanding principal amount of the Loans owed to such Lender shall equal the outstanding principal amount of such Loans immediately prior to such repayment.

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     Section 11.3 Increased Costs.

     (a) If, after the Agreement Date, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement
Date), or any interpretation or change in interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any directive (whether or not having the force of law but with which such Lender customarily complies) of any such authority, central bank or comparable agency:

          (i) shall subject any Lender to any tax, duty or other charge with respect to its obligation to make Eurodollar Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances or in respect of any other amounts due under this Agreement, in respect of its Eurodollar Advances or its obligation to make Eurodollar Advances (except for imposition of, or changes in the rate or method of calculation of, tax on the overall net income of such Lender) in any such case; or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage), special deposit, capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Lender or shall impose on any Lender or the London interbank borrowing market any other condition affecting its obligation to make Eurodollar Advances or its Eurodollar Advances;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any such Eurodollar Advances hereunder, or to reduce the amount of any sum received or receivable by such Lender under this Agreement with respect thereto in each case in amounts that such Lender deems material, then, within ten (10) days after demand by such Lender, the Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 11.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

     (b) Any Lender claiming compensation under this Section 11.3 shall provide the Borrower with a written certificate setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor in reasonable detail. Such certificate shall be presumptively correct, absent manifest error. In determining such amount, such Lender shall use any reasonable averaging and attribution methods. If any Lender demands compensation under this Section 11.3, the Borrower may at any time, upon at least five (5) Business Days' prior notice to such Lender, prepay in full the then outstanding Eurodollar Advances of such Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.10 hereof. Concurrently with prepaying such Eurodollar Advances, the Borrower may borrow a Base Rate Advance from such Lender, and such Lender shall, if so

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requested, make such Advance in an amount such that the outstanding principal amount of the Loans owing to such Lender shall equal the outstanding principal amount of such Loans immediately prior to such prepayment.

     Section 11.4 Effect On Other Advances.

     (a) If notice has been given pursuant to Section 11.1, 11.2 or 11.3 suspending the obligation of any Lender to make Eurodollar Advances, or requiring Eurodollar Advances of any Lender to be converted, repaid or prepaid, then, unless and until the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as Eurodollar Advances affected shall be made instead as Base Rate Advances.

     (b) Within sixty (60) days after written notice pursuant to Section 11.1,
11.2 or 11.3 by any Lender, the Borrower may, in its discretion, provide a replacement lender or lenders for such Lender, which replacement lender or lenders will be subject to the approval of the Agents which shall not be unreasonably withheld or delayed, and the Administrative Agent, such Lender and the Borrower shall take all necessary actions to transfer the rights, duties and obligations of such Lender to such replacement lender or lenders within such sixty (60) day period (including, without limitation, the payment in full of all Obligations hereunder due to the Lender being replaced).

                                   ARTICLE 12

                                  Miscellaneous

     Section 12.1 Notices.

     (a) Unless otherwise specifically provided herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given three (3) days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one (1) Business Day after being entrusted to a reputable commercial overnight delivery service, or when sent by telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 12.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

         (i)       If to the Borrower, to it at:

                   Ziff Davis Media Inc.
                   28 East 28/th/ Street
                   New York, New York 10016
                   Attention:  Bart Catalane
                   Telecopy No.: (212) 503-3550

                   with copies to:

                   Willis Stein & Partners
                   One North Wacker Drive

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                           Suite 4800
                           Chicago, Illinois 60606
                           Attention:  Daniel Blumenthal
                           Telecopy No.: (312) 422-2424

                           and

                           Kirkland & Ellis
                           Aon Center
                           200 E. Randolph Drive
                           Chicago, Illinois 60601
                           Attention:  John Weissenbach
                           Telecopy No.: (312) 861-2200

                  (ii)     If to the Administrative Agent, to it at:

                           Canadian Imperial Bank of Commerce
                           425 Lexington Avenue
                           New York, New York 10017
                           Attention: April Varner
                           Telecopy No.: (212) 856-3763

                           with a copy to:

                           Canadian Imperial Bank of Commerce
                           425 Lexington Avenue
                           New York, New York 10017
                           Attention:  Deborah D. Strek
                           Telecopy No.: (212) 856-3558

                           and

                           Paul, Hastings, Janofsky & Walker LLP
                           600 Peachtree Street, Suite 2400
                           Atlanta, Georgia  30308-2222
                           Attention: Chris D. Molen, Esq.
                           Telecopy No.: (404) 815-2424

                  (iii) If to the Lenders, to them at the addresses set forth beside their names on the Lender Addendum with respect thereto or in an Assignment and Assumption Agreement.

          (b) Copies shall be provided to Persons other than the parties hereto only in the case of notices under Article 9 hereof.

          (c) Any party hereto may change the address to which notices shall be directed under this Section 12.1 by giving ten (10) days' written notice of such change to the other parties.

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     Section 12.2 Expenses. The Borrower shall promptly pay or reimburse:

     (a) all reasonable out-of-pocket legal expenses of the Administrative Agent and all reasonable other out-of-pocket expenses of the Administrative Agent incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and the transactions contemplated hereunder and thereunder in connection with the making of the initial Advance hereunder (whether or not such Advance is made), including, but not limited to, the reasonable fees and disbursements of Paul, Hastings, Janofsky & Walker LLP, special counsel for the Administrative Agent;

     (b) all reasonable out-of-pocket legal expenses of the Administrative Agent and all other reasonable out-of-pocket expenses of the Administrative Agent in connection with the syndication of the Loans;

     (c) all reasonable out-of-pocket legal expenses of the Administrative Agent and all other reasonable out-of-pocket expenses of the Administrative Agent in connection with the administration of the transactions contemplated in this Agreement or the other Loan Documents, and all other reasonable expenses of the Administrative Agent customarily reimbursed by borrowers for transactions of similar size, type and purpose as such transactions;

     (d) from and after and during the occurrence of an Event of Default, (i) all reasonable legal and other out-of-pocket expenses of the Credit Parties incurred in connection with the enforcement of this Agreement and the other Loan Documents, (ii) all reasonable legal and other out-of-pocket expenses of the Credit Parties incurred in connection with any restructuring or "work out" of, or bankruptcy proceeding relating to, the transactions contemplated by this Agreement or the other Loan Documents (including, without limitation, the reasonable fees and disbursements of any experts, agents or consultants engaged by the Administrative Agent or its counsel on behalf of the Credit Parties) and which shall include, with respect to legal fees, only the reasonable legal fees of one counsel for the Administrative Agent and one counsel and one local counsel, in each case if any, engaged at the request of the Required Lenders to represent the Credit Parties, and any exercise by any of the Credit Parties of their respective remedies provided for in this Agreement or the other Loan Documents, and (iii) all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys' fees and expenses) of the Administrative Agent and each of the Lenders holding Participated Term Loans incurred in connection with the negotiation, preparation and execution of any documentation relating to, and any administration of, the Participated Term Loans.

     Section 12.3 Waivers. The rights and remedies of the Agents and the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Agents, the Required Lenders or the Lenders, or any of them, in exercising any right shall operate as a waiver of such right. The Agents and the Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any future funding of a request for an Advance. In the event the Lenders decide to fund an Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further Advances or to preclude the Lenders or the Agents from exercising any rights available to them

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under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Agents, the Required Lenders or Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing at variance with the terms of this Agreement such as to require further notice of their intent to require strict adherence to the terms of this Agreement in the future.

     Section 12.4 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and during the continuation thereof, the Agents and the Lenders are hereby authorized by the Borrower at any time or from time to time, without notice to any Borrower Party or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by any Lender or any Agent to or for the credit or the account of any of the Borrower Parties against and on account of the Obligations irrespective of whether (a) the Lenders and the Agents, or any of them, shall have made any demand hereunder or (b) the Administrative Agent shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Section 9.2 hereof and although all or any of such Obligations shall be contingent or unmatured. Upon direction by the Administrative Agent, with the consent of the Required Lenders, each Lender holding deposits of any of the Borrower Parties shall exercise its set-off rights as so directed.

     Section 12.5 Successors and Assigns; Participations and Assignments.

     (a) This Agreement shall be binding upon and inure to the benefit of the Borrower and the Credit Parties and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

     (b) Any Lender may, in the ordinary course of business or investment in accordance with Applicable Law, at any time sell, to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender, or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, (i) such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance thereof, (iii) such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and (iv) the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those matters specified as requiring the consent of all Lenders in Section 12.12 hereof. The Borrower agrees that upon the occurrence and during the continuance of an Event of Default, each Participant shall, to the maximum extent permitted by Applicable Law, be deemed to have the right of set-

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off in respect of its participating interest in amounts owing under this
Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section
12.4 as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Section 2.10, Section 2.12, Section 2.14(j) and Article 11 of this Agreement with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided, further, that, in the case of Section 2.12, such Participant shall have complied with the requirements of such Section, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

     (c) Any Lender may, in the ordinary course of its business or investment activities and in accordance with Applicable Law, at any time and from time to time assign, with prior written notice to the Administrative Agent, to any Lender or any branch or Affiliate thereof, or with the consent of the Administrative Agent and, so long as no Default exists hereunder, the Borrower (which consents shall not be unreasonably withheld or delayed), to an additional bank, financial institution or Approved Fund (an "Assignee"), all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Assumption Agreement. Each Assignment and Assumption Agreement shall be executed by the applicable Assignee and assigning Lender (and, in the case of an Assignee that is not then a Lender, or a branch or an Affiliate thereof, by the Administrative Agent and, so long as no Default exists hereunder, the Borrower) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that, with respect to each Lender, in the case of any such assignment to an additional bank or financial institution, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the Commitments being assigned shall not be less than $2,500,000 in the case of any assignments of the Term B Loans, and $5,000,000 in the case of any assignment of the other Loans, L/C Obligations and Commitments, and in each case in an in integral multiple of $1,000,000 in excess thereof (or such lesser amount as may be agreed to by the Administrative Agent and the Borrower); provided further that, notwithstanding anything to the contrary contained herein, with respect to any assignment of any Term Loans by a Lender holding Participated Term Loans, (I) if such assignment is of less than all of such Lender's Participated Term Loans or if such assignment is of all of such Lender's Participated Term Loans to an Assignee that is not an existing Lender holding Term Loans, such assignment shall be made on a pro rata basis between the Participated Term Loans and the other Term Loans of such Lender, and while it shall not be required that such assignment of the Term Loans (other than the Participated Term Loans) be made on a pro rata basis between Term A Loans and Term B Loans, it shall be required that any assignment of the Participated Term Loans be made pro rata between Term A Loans and Term B Loans, and (II) if such assignment is of all of such Lender's Participated Term Loans to an existing Lender holding Term Loans, such assignment shall not be required to be made on a pro rata basis between the Participated Term Loans and the other Term Loans of such Lender and may be made without regard to the contemporaneous assignment, if any, of all or any portion of such Lender's Term Loans that do not constitute Participated Term

Loans. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Assumption Agreement, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption Agreement, have the rights and obligations of a Lender hereunder with Commitments as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto but shall nonetheless continue to be entitled to the benefits of, and subject to the obligations set forth in, Sections 2.10, 2.11, 2.13, 2.14, 5.10, 10.11, 11.3 and
12.2 hereof).

     (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in Section 12.1, a copy of each Assignment and Assumption Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time (whether or not evidenced by a Note). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Assumption Agreement, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee and the old Note shall be returned by the Administrative Agent to the Borrower marked "canceled". The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower and the Credit Parties shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation (whether or not evidenced by a Note) hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Credit Party at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Assumption Agreement executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or any branch or an Affiliate thereof, by the Administrative Agent and, so long as no Default exists hereunder, the Borrower) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall promptly accept such Assignment and Assumption Agreement and record the information contained therein in the Register. Such Assignment and Assumption Agreement and the assignment evidenced thereby shall only be effective upon appropriate entries with respect to the information contained therein being made in the Register pursuant to Section 12.5(d).

     (f) The Borrower hereby authorizes each Lender to disclose to any Participant or Assignee (each a "Transferee") and any prospective Transferee, subject to such Person agreeing to comply with the provisions of Section 12.17 of this Agreement, any and all financial and other information in such Lender's possession concerning the Borrower which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower prior to becoming a party to this Agreement.

     (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 12.5 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit any pledge or any assignments creating security interests or the assignment of any Loan or Note pursuant to the terms of such pledge or security interest, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with Applicable Law.

     (h) Any Person purchasing a participation or an assignment of Loans from any Lender shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 4.1(m) hereof).

     (i) Each Lender agrees to provide the Administrative Agent and the Borrower with prompt written notice of any issuance of participations or assignments of its interests hereunder.

     (j) No assignment, participation or other transfer of any rights by any Lender hereunder or under the Notes shall be affected that would result in any interest requiring registration under the Securities Act, or qualification under any state securities law.

     (k) No such assignment may be made to any Lender or other financial institution (x) with respect to which a receiver or conservator (including, without limitation, the Federal Deposit Insurance Corporation or the Office of Thrift Supervision) has been appointed or (y) that is not "adequately capitalized" (as such term is defined in Section 131(b)(1)(B) of the Federal Deposit Insurance Corporation Improvement Act as in effect on the Agreement
Date).

     Section 12.6 Accounting Principles. Except as set forth in the following sentence, references in this Agreement to GAAP shall be to such principles as in effect from time to time, and all accounting terms used herein without definition shall be used as defined under GAAP. All financial calculations hereunder shall, unless otherwise stated, be determined for the Borrower on a consolidated basis with its Restricted Subsidiaries. Except as otherwise provided herein, all computations and determinations for purposes of determining compliance with the financial requirements of this Agreement shall be made in accordance with GAAP in effect in the United States of America on a basis consistent with the presentation of the financial statements delivered pursuant to Sections 6.1, 6.2 and 6.3 hereof, and all financial statements delivered pursuant to Sections 6.1, 6.2 and 6.3 hereof shall be prepared in accordance with GAAP as in effect on the date of their respective preparation. In the event that any Accounting Change shall occur and such change shall result in a change in the method of calculation of the Financial Covenants, or any other financial standards or terms in this Agreement, the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions so as to equitably reflect such Accounting Change on terms reasonably acceptable to both parties. Until such time as such an amendment to this Agreement shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, the Financial Covenants and all other financial standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred.

     Section 12.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Agreement or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission shall be deemed an original signature hereto.

     Section 12.8 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK.

     Section 12.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 12.10 Interest.

     (a) In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Administrative Agent or such Lender in writing that it elects to have such excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

     (b) Notwithstanding the use by the Lenders of the Base Rate and the Eurodollar Rate as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates related to such reference rates.

     Section 12.11 Headings. Headings used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof nor be used in connection with the interpretation of any provision hereof.

     Section 12.12 Amendment and Waiver. Neither this Agreement nor any other Loan Document (other than Interest Hedge Agreements), nor any term hereof or thereof, may be amended orally, nor may any provision hereof or thereof be waived orally, but only by an instrument in writing signed by (or, in the case of Security Documents executed by the Administrative Agent signed by the Administrative Agent and approved by) the Required Lenders and, in the case of an amendment, by the Borrower, except that (a) any increase in the amount of the Commitments of any Lender shall require the consent of such Lender; (b) in the event of any change in the application of repayment of the Loans provided in
Section 2.7 hereof, any amendment or waiver or consent may be made only by an instrument in writing signed by (i)

Lenders of the Pro Rata Class the sum of whose Revolving Commitment amounts plus Term A Loans outstanding equals or exceeds 50.1% of the sum of such items for all Lenders of the Pro Rata Class and (ii) Lenders of the Term B Class whose Term B Loans outstanding equal or exceed 50.1% of the Term B Loans outstanding for all Lenders of the Term B Class, and (c) in the event of (i) any change in the terms of repayment or in the order of application of repayment of the Loans provided in Section 2.6 hereof, (ii) any reduction in (but not change in the terms of repayment of) principal, interest or fees due hereunder (other than any waiver of the Default Rate), (iii) any release of all or substantially all of the Collateral (other than in connection with a disposition permitted under Section 7.5 hereof which shall require only the consent of the Agents), (iv) any waiver of any Default due to the failure by the Borrower to pay any sum due under Section 2.6 hereof to the Credit Parties, (v) any release of any Guaranty (or any guarantor thereunder) of all or any portion of the Obligations other than in connection with a disposition permitted under 7.5, (vi) any amendment, whether direct or indirect, of this Section 12.12, or of any of the definitions of "Initial Maturity Date" or "Final Maturity Date", of the percentages set forth in the definition of "Required Lenders" or of any portion of Sections 2.9(c), 2.11, 9.3 or Article 11 as they relate to the relative priority of payment among the Obligations, or (vii) any other provision of this Agreement or any of the other Loan Documents specifically requiring the consent or approval of each of the Lenders, any amendment or waiver or consent may be made only by an instrument in writing signed by (or, in the case of Security Documents executed by the Administrative Agent, signed by the Administrative Agent and approved by) each of the Lenders and, in the case of an amendment, by the Borrower; provided, however, that notwithstanding anything to the contrary contained in the foregoing, any amendment or waiver or consent with respect to the class voting provisions set forth in clause (b) hereof may be made by an instrument in writing signed by the requisite members of each class described therein. Notwithstanding the foregoing, so long as no Default or Event of Default then exists, within sixty (60) days of the failure of any Lender to consent to any amendment requested by the Borrower under this Section 12.12, the Borrower may, in its discretion, provide a replacement lender or lenders for such Lender, which replacement lender or lenders will be subject to approval of the Agents, and the Administrative Agent, such Lender and the Borrower shall take all necessary actions to transfer the rights, duties and obligations of such Lender to such replacement lender or lenders within such sixty (60) day period (including, without limitation, the payment in full of all Obligations hereunder due to the Lender being replaced). Any amendment to any provision hereunder, or any waiver or consent with respect thereto, governing the rights, obligations, or liabilities of the Administrative Agent in its capacity as such, may be made only by an instrument in writing signed by the Administrative Agent and by each of the Lenders.

     Section 12.13 Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

     Section 12.14 Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of any Credit Party or any of their respective Affiliates to enter into or maintain business relationships with the Borrower or any of its Affiliates beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

          Section 12.15 Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

          Section 12.16 Loan Documents. All references to this Agreement or to any other Loan Document whether herein or in any other Loan Document shall refer to this Agreement or such other Loan Document as the same may be amended, restated, supplemented or otherwise modified from time to time. Each of the Loan Documents is hereby deemed modified and amended to the extent necessary to reflect the amendments contained herein, and each reference to the "Credit Agreement" contained therein shall be deemed to refer to this Agreement.

          Section 12.17 Reliance on and Survival of Various Provisions. All covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto (i) shall be deemed to have been relied upon by each of the Agents and each of the Lenders notwithstanding any investigation heretofore or hereafter made by them, and (ii) shall survive the execution and delivery of this Agreement and shall continue in full force and effect so long as any of the Obligations is outstanding and unpaid. Any right to indemnification hereunder, including, without limitation, rights pursuant to Sections 2.10, 2.12, 2.14, 5.10, 10.11, 11.3 and 12.2 hereof, shall survive the termination of this Agreement and the payment and performance of all of the Obligations.

          Section 12.18 Confidentiality. All agreements, instruments, documents and other information received pursuant to this Agreement or any other Loan Document by the Credit Parties shall be held in confidence by the Credit Parties, except for disclosures made (a) in connection with assignments of or participations in the Loans made pursuant to Section 12.5 hereof (provided that such assignees or participants shall agree in writing to keep such information confidential as provided herein), (b) as otherwise required to be disclosed by banking regulations, process of law or other Applicable Law, or to government regulators, (c) of information received by a Credit Party without restriction as to its disclosure or use from a Person who, to such Credit Party's knowledge or reasonable belief, was not prohibited from disclosing it by any duty of confidentiality, (d) in connection with litigation arising from this Agreement or any other Loan Document to which a Credit Party is a party, (v) of information which is or has become public (other than through unauthorized disclosure by any Credit Party), (vi) to the attorneys, accountants, and other expert consultants (including rating agencies) for any Credit Party (who shall be requested to similarly hold such information in confidence), (vii) to any direct or indirect contractual counterparty of a Lender in connection with a swap agreement or such contractual counterparty's professional advisor so long as such contractual counterparty or professional advisor, as the case may be, agrees in writing to be bound by the provisions of this Section 12.17, (viii) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (ix) as otherwise permitted hereunder.

          Section 12.19 Waiver of Existing Defaults. The Credit Parties hereby waive (a) each of the Existing Defaults and (b) their rights and remedies under this Agreement, the Loan Documents (as defined herein), the Prior Credit Agreement and the Loan Documents (as defined in the Prior Credit Agreement) which may arise as a result of any of the Existing Defaults. The waivers contained in the foregoing sentence shall not waive any other requirement or hinder, restrict or otherwise modify the rights and remedies of the Credit Parties following the occurrence of any other present or future Default or Event of Default (whether or not related to any Existing Default ) under this Agreement, any Loan Document (as defined herein), the Prior Credit Agreement or any Loan Document (as defined in the Prior Credit Agreement).

                                   ARTICLE 13

                              Waiver of Jury Trial

          Section 13.1 Waiver of Jury Trial. THE BORROWER, FOR ITSELF AND ON BEHALF OF EACH OF THE OTHER BORROWER PARTIES, AND EACH OF THE CREDIT PARTIES HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH ANY OF THE BORROWER PARTIES OR ANY OF THE CREDIT PARTIES, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS, IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS
SECTION 13.1.

                  [Remainder of Page Intentionally Left Blank.]

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.


BORROWER:             ZIFF DAVIS MEDIA INC.

                      By:    /s/ Bart W. Catalane
                             ---------------------------------------------------
                      Name:  Bart W. Catalane
                      Title: Chief Operating Officer and Chief Financial Officer


LEAD ARRANGER:        CIBC WORLD MARKETS CORP.

                      By:    /s/ Deborah D. Strek
                             ---------------------------------------------------
                      Name:  Deborah D. Strek
                      Title: Managing Director

SYNDICATION
AGENT:                DEUTSCHE BANK TRUST COMPANY AMERICAS
                      (f/k/a Bankers Trust Company)

                      By:    /s/ Susan L. LeFevre
                             ---------------------------------------------------
                      Name:  Susan L. LeFevre
                      Title: Director

DOCUMENTATION
AGENT:                FLEET NATIONAL BANK

                      By:    /s/ Christopher N. Sotir
                             ---------------------------------------------------
                      Name:  Christopher N. Sotir
                      Title: Vice President

ADMINISTRATIVE
AGENT:                CANADIAN IMPERIAL BANK OF COMMERCE

                      By:    /s/ Debroah D. Strek
                             ---------------------------------------------------
                      Name:  Debroah D. Strek
                      Title: Managing Director,
                             CIBC World Markets Corp., as Agent

                                TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
ARTICLE 1         DEFINITIONS......................................................................    3

ARTICLE 2         LOANS............................................................................   30

   Section 2.1     The Loans.......................................................................   30
   Section 2.2     Manner of Borrowing and Disbursement............................................   31
   Section 2.3     Interest........................................................................   34
   Section 2.4     Fees............................................................................   36
   Section 2.5     Optional Prepayment/Reduction of Commitment.....................................   37
   Section 2.6     Repayment.......................................................................   38
   Section 2.7     Mandatory Repayments............................................................   39
   Section 2.8     Notes; Loan Accounts............................................................   41
   Section 2.9     Manner of Payment...............................................................   42
   Section 2.10    Reimbursement...................................................................   43
   Section 2.11    Pro Rata Treatment..............................................................   43
   Section 2.12    Capital Adequacy................................................................   44
   Section 2.13    Tax Forms.......................................................................   45
   Section 2.14    Letters of Credit...............................................................   45

ARTICLE 3         CONDITIONS PRECEDENT.............................................................   51

   Section 3.1     Conditions Precedent to Initial Advance of the Loans and to the Issuance of
                   the Initial Letter of Credit....................................................   51
   Section 3.2     Conditions Precedent to Each Advance............................................   54
   Section 3.2     Conditions Precedent to Issuance of Each Letter of Credit.......................   54

ARTICLE 4         REPRESENTATIONS AND WARRANTIES...................................................   55

   Section 4.1     Representations and Warranties..................................................   55
   Section 4.2     Survival of Representations and Warranties, etc.................................   64

ARTICLE 5         GENERAL COVENANTS................................................................   64

   Section 5.1     Preservation of Existence and Similar Matters...................................   64
   Section 5.2     Business; Compliance with Applicable Law........................................   65
   Section 5.3     Maintenance of Properties and Assets............................................   65
   Section 5.4     Accounting Methods and Financial Records........................................   65
   Section 5.5     Insurance.......................................................................   65
   Section 5.6     Payment of Taxes and Claims.....................................................   66
   Section 5.7     Visits and Inspections..........................................................   66
   Section 5.8     Use of Proceeds.................................................................   66
   Section 5.9     Real Property...................................................................   66
   Section 5.10    Indemnity.......................................................................   67
   Section 5.11    Interest Rate Hedging....................................Error! Bookmark not defined.
   Section 5.12    Environmental Matters...........................................................   67
   Section 5.13    ERISA...........................................................................   68
   Section 5.14    Further Assurances..............................................................   68
   Section 5.15    Covenants Regarding Formation of Subsidiaries, the Making of Investments and
                   Acquisitions....................................................................   68

ARTICLE 6         INFORMATION COVENANTS............................................................   69

   Section 6.1     Monthly Financial Statements and Information....................................   69
   Section 6.2     Quarterly Financial Statements and Information..................................   69
   Section 6.3     Annual Financial Statements and Information.....................................   70

                                                                                                   Page
                                                                                                   ----
   Section 6.4    Performance Certificates........................................................   70
   Section 6.5    Other Reports...................................................................   71
   Section 6.6    Notice of Litigation and Other Matters..........................................   72

ARTICLE 7        NEGATIVE COVENANTS...............................................................   73

   Section 7.1    Indebtedness....................................................................   73
   Section 7.2    Investments.....................................................................   74
   Section 7.3    Limitation on Liens.............................................................   75
   Section 7.4    Amendment and Waiver............................................................   75
   Section 7.5    Liquidation; Merger; Acquisition or Disposition of Assets.......................   75
   Section 7.6    Limitation on Guaranties........................................................   78
   Section 7.7    Restricted Payments and Purchases...............................................   78
   Section 7.8    Affiliate Transactions..........................................................   79
   Section 7.9    Business Name; Business Structure; Business.....................................   79
   Section 7.10   Real Estate.....................................................................   80
   Section 7.11   ERISA Liabilities...............................................................   80
   Section 7.12   Negative Pledge.................................................................   80
   Section 7.13   Stay, Extension and Usury Laws..................................................   80
   Section 7.14   Limitation on Sale and Lease-Back Transactions..................................   81

ARTICLE 8        FINANCIAL COVENANTS..............................................................   81

   Section 8.1    Total Leverage Ratio.....................................Error! Bookmark not defined.
   Section 8.2    Senior Leverage Ratio...........................................................   81
   Section 8.3    Interest Coverage Ratio.........................................................   82
   Section 8.4    Fixed Charge Coverage Ratio.....................................................   82
   Section 8.5    Capital Expenditures............................................................   82

ARTICLE 9        DEFAULT..........................................................................   82

   Section 9.1    Events of Default...............................................................   82
   Section 9.2    Remedies........................................................................   84
   Section 9.3    Payments Subsequent to Acceleration.............................................   86

ARTICLE 10       THE AGENTS.......................................................................   86

   Section 10.1   Appointment and Authorization...................................................   86
   Section 10.2   Interest Holders................................................................   86
   Section 10.3   Consultation with Counsel.......................................................   87
   Section 10.4   Documents.......................................................................   87
   Section 10.5   Agents' Affiliates..............................................................   87
   Section 10.6   Responsibility of the Agents....................................................   87
   Section 10.7   Security Documents..............................................................   87
   Section 10.8   Action by the Agents............................................................   87
   Section 10.9   Notice of Default or Event of Default...........................................   88
   Section 10.10  Responsibility Disclaimed.......................................................   88
   Section 10.11  Indemnification.................................................................   89
   Section 10.12  Credit Decision.................................................................   89
   Section 10.13  Successor Agents................................................................   89
   Section 10.14  Co-Agents; Managing Agents...............................Error! Bookmark not defined.

ARTICLE 11       CHANGE IN CIRCUMSTANCES AFFECTING EURODOLLAR ADVANCES............................   90

   Section 11.1   Eurodollar Basis Determination Inadequate or Unfair.............................   90

                                                                                                       Page
                                                                                                       ----
   Section 11.2      Illegality......................................................................   90
   Section 11.3      Increased Costs.................................................................   91
   Section 11.4      Effect On Other Advances........................................................   92

ARTICLE 12          MISCELLANEOUS....................................................................   92

   Section 12.1      Notices.........................................................................   92
   Section 12.2      Expenses........................................................................   94
   Section 12.3      Waivers.........................................................................   94
   Section 12.4      Set-Off.........................................................................   95
   Section 12.5      Successors and Assigns; Participations and Assignments..........................   95
   Section 12.6      Accounting Principles...........................................................   98
   Section 12.7      Counterparts....................................................................   99
   Section 12.8      Governing Law...................................................................   99
   Section 12.9      Severability....................................................................   99
   Section 12.10     Interest........................................................................   99
   Section 12.11     Headings........................................................................   99
   Section 12.12     Amendment and Waiver............................................................   99
   Section 12.13     Entire Agreement................................................................  100
   Section 12.14     Other Relationships.............................................................  100
   Section 12.15     Loan Documents..................................................................  101
   Section 12.16     Reliance on and Survival of Various Provisions..................................  101
   Section 12.17     Confidentiality.................................................................  101

ARTICLE 13          WAIVER OF JURY TRIAL.............................................................  102

   Section 13.1      Waiver of Jury Trial............................................................  102


                                         EXHIBITS

Exhibit A          -        Form of Assignment and Assumption Agreement
Exhibit B          -        Copy of Assignment of Acquisition Documents
Exhibit C          -        Copy of Borrower Pledge Agreement
Exhibit D          -        Form of Certificate of Financial Condition
Exhibit E          -        Form of Holdco Pledge Agreement
Exhibit F          -        Copy of Intellectual Property Security Agreement
Exhibit G          -        Form of Lender Addendum
Exhibit H          -        Form of Notice of Conversion/Continuation
Exhibit I          -        Form of Performance Certificate
Exhibit J          -        Form of Reaffirmation Agreement
Exhibit K          -        Form of Request for Advance
Exhibit L          -        Form of Request for Issuance of Letter of Credit
Exhibit M          -        Form of Revolving Note
Exhibit N          -        Form of Security Agreement
Exhibit O          -        Copy of Subsidiary Guaranty
Exhibit P          -        Copy of Subsidiary Pledge Agreement
Exhibit Q          -        Form of Subsidiary Security Agreement
Exhibit R          -        Form of Term A Note
Exhibit S          -        Form of Term B Note
Exhibit T          -        Form of Use of Proceeds Letter
Exhibit U          -        Form of Borrower's Loan Certificate
Exhibit V          -        Form of Subsidiary Loan Certificate
Exhibit W          -        Form of Holdco Loan Certificate

                                  SCHEDULES

Schedule 1                  -     Specified Defaults
Schedule 2                  -     Co-Investors
Schedule 3                  -     Liens Existing as of the Agreement Date
Schedule 4                  -     Specified Adjustments
Schedule 4.1(c)             -     Capitalization
Schedule 4.1(i)             -     Litigation
Schedule 4.1(m)             -     ERISA
Schedule 4.1(s)             -     Agreements with Affiliates
Schedule 4.1(t)             -     Environmental Matters
Schedule 4.1(u)             -     Labor Matters
Schedule 4.1(x)             -     Investments
Schedule 4.1(y)             -     Material Contracts
Schedule 4.1(cc)            -     Real Property
Schedule 7.1                -     Indebtedness Existing as of the Agreement Date
Schedule 8                  -     Commitment Ratios